FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206847-04

MSBAM 2016-C32

Free Writing Prospectus

Structural and Collateral Term Sheet

$906,952,869

(Approximate Total Mortgage Pool Balance)

$787,915,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

Starwood Mortgage Funding III LLC

KeyBank National Association

CIBC Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2016-C32

November 29, 2016

BofA Merrill Lynch Co-Lead Bookrunning Manager		MORGAN STANLEY Co-Lead Bookrunning Manager
KeyBanc Capital Markets Co-Manager	Drexel Hamilton Co-Manager	CIBC World Markets Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206847) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.Prospectus_Requests@baml.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Structural Overview

Offered Certificates

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAA(sf)/AAAsf/Aaa(sf)	$36,900,000	30.000%	(7)	2.85	1 – 59	16.3%	41.3%
Class A-2	AAA(sf)/AAAsf/Aaa(sf)	$6,800,000	30.000%	(7)	4.90	59 – 59	16.3%	41.3%
Class A-SB	AAA(sf)/AAAsf/Aaa(sf)	$58,600,000	30.000%	(7)	7.35	59 – 115	16.3%	41.3%
Class A-3	AAA(sf)/AAAsf/Aaa(sf)	$190,000,000	30.000%	(7)	9.85	115 – 119	16.3%	41.3%
Class A-4	AAA(sf)/AAAsf/Aaa(sf)	$342,567,000	30.000%	(7)	9.90	119 – 120	16.3%	41.3%
Class X-A	AAA(sf)/AAAsf/Aaa(sf)	$634,867,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-B	AAA(sf)/AA-sf/NR	$109,968,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	AAA(sf)/AAAsf/Aa1(sf)	$65,754,000	22.750%	(7)	9.98	120 – 120	14.8%	45.6%
Class B	AAA(sf)/AA-sf/NR	$44,214,000	17.875%	(7)	9.98	120 – 120	13.9%	48.5%
Class C	AA(sf)/A-sf/NR	$43,080,000	13.125%	(7)	9.98	120 – 120	13.1%	51.3%

Privately Offered Certificates(10)

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	AAA(sf)/BBB-sf/NR	$48,749,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D	BBB(high)(sf)/BBB-sf/NR	$48,749,000	7.750%	(7)	9.98	120 – 120	12.4%	54.4%
Class E	BBB(low)(sf)/BB-sf/NR	$23,807,000	5.125%	(7)	9.98	120 – 120	12.0%	56.0%
Class F	BB(sf)/B-sf/NR	$10,203,000	4.000%	(7)	9.98	120 – 121	11.9%	56.6%
Class G	NR/NR/NR	$36,278,869	0.000%	(7)	10.07	121 – 121	11.4%	59.0%

(1)	Ratings shown are those of DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”), and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated November 29, 2016 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(4)	The Expected Weighted Average Life and Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Structural Overview

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date.For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Structural Overview

Issue Characteristics

Offered Certificates:	$787,915,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Bookrunning Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC
Co-Managers:	KeyBanc Capital Markets Inc., CIBC World Markets Corp. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, Starwood Mortgage Funding III LLC, KeyBank National Association and CIBC Inc.
Rating Agencies:	DBRS, Inc., Fitch Ratings, Inc. and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator/Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	Eightfold Real Estate Capital Fund IV, L.P. or an affiliate thereof
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2016 (or, in the case of any mortgage loan that has its first due date after December 2016, the date that would have been its due date in December 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of November 28, 2016
Expected Closing Date:	On or around December 21, 2016
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in January 2017.
Rated Final Distribution Date:	The distribution date in December 2049
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates) and in multiples of $1 in excess of $10,000; $1,000,000 for the Class X-A and Class X-B certificates and in multiples of $1 in excess of $1,000,000
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSBAM 2016-C32<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the non-offered certificates (other than the Class X-D and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Class R certificates), pro rata, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Structural Overview

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Control Eligible Certificates) for that distribution date. Any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X certificates as follows: . first, to the holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the class(es) of certificates whose certificate principal balances comprise the notional amount of such class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; second, to the holders of the Class X-B Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the class(es) of certificates whose certificate principal balances comprise the notional amount of such class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and third, to the holders of the Class X-D Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B Certificates. No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Structural Overview

Non-Serviced Whole Loans:	Each of the following mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Hilton Hawaiian Village, 191 Peachtree, Wolfchase Galleria, Potomac Mills, FedEx Ground Portfolio and American Greetings HQ. With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

Directing Certificateholder/Controlling Class:

The initial Directing Certificateholder is expected to be Eightfold Real Estate Capital Fund IV, L.P. or an affiliate thereof.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G certificates.

Control Rights:	Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class E certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder and the operating advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Structural Overview

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or a mezzanine lender that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the appraised value of the related mortgaged property plus (y) any capital or additional collateral contributed by the related borrower at the time the loan became an AB Modified Loan plus (z) certain escrows or reserves (including letters of credit) in addition to any amounts set forth in the immediately preceding clause (y) held with respect to the mortgage loan.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Structural Overview

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or Consultation Termination Event and the allocation of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans) the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for serviced mortgage loans), will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for serviced mortgage loans) receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the holders of certificates representing the majority of the certificate balance of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any mortgage loan for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at or with regard to the related mortgaged property or mortgaged properties that would have a material effect on its appraised value, and the special servicer is required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related mortgaged property or mortgaged properties have occurred that would have a material effect on the appraised value of the related mortgaged property or mortgaged properties.

Sale of Defaulted Loans:

Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer may offer to sell a defaulted serviced mortgage loan, in which event it is required to use reasonable efforts to solicit offers for such defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Structural Overview

select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, a holder of any related companion loan or mezzanine loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a companion loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If the highest offer is made by an Interested Person (provided that the trustee or its affiliates may not be an offeror), the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party, and the trustee will be entitled to rely on the opinion of an independent appraiser or other independent expert retained by the trustee in connection with making such determination. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines (with respect to any mortgage loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a serviced whole loan or an REO property related to a serviced whole loan, the related companion loan holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to a serviced whole loan or REO property related to a serviced whole loan, the holder(s) of the related companion loan(s), as a collective whole as if such Certificateholders and, if applicable, the related companion holder(s) constituted a single lender (taking into account the subordinate nature of any subordinate companion loan), so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSBAM 2016-C32 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may also recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, which such vote must occur within 180 days of the posting of such notice.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 75% of the aggregate voting rights (other than with respect to the termination of the asset

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Structural Overview

representations reviewer, taking into account the application of any Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced pari passu whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to each non-serviced whole loan, the related special servicer with respect to such whole loan may be removed, and a successor special servicer appointed, at any time by the related non-serviced directing certificateholder or related controlling companion loan holder to the extent set forth in the related pooling and servicing agreement and intercreditor agreement.

With respect to any non-serviced whole loan, the MSBAM 2016-C32 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on an annual meeting with the special servicer and any asset status reports and additional information delivered to the operating advisor by the special servicer. In addition, if a Control Termination Event has occurred and is continuing, the special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the special

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Structural Overview

servicer as described above under “—Appointment and Replacement of Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan or servicing shift whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders casting a vote and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an asset review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Structural Overview

does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	9	10	$307,879,993	33.9%
Bank of America, National Association	19	23	$296,164,463	32.7%
Starwood Mortgage Funding III LLC	7	17	$137,461,821	15.2%
KeyBank National Association	12	17	$86,113,343	9.5%
CIBC Inc.	9	9	$79,333,250	8.7%
Total:	56	76	$906,952,869	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$906,952,869
Number of Mortgage Loans:	56
Average Cut-off Date Balance per Mortgage Loan:	$16,195,587
Number of Mortgaged Properties:	76
Average Cut-off Date Balance per Mortgaged Property:	$11,933,590
Weighted Average Mortgage Rate:	4.3160%
% of Pool Secured by 5 Largest Mortgage Loans:	30.6%
% of Pool Secured by 10 Largest Mortgage Loans:	50.1%
% of Pool Secured by ARD Loans(2):	0.0%
Weighted Average Original Term to Maturity (months)(2):	120
Weighted Average Remaining Term to Maturity (months)(2):	119
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	17.3%
% of Pool Secured by Refinance Loans:	73.0%
% of Pool Secured by Acquisition Loans:	27.0%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	32.5%
% of Pool with Subordinate Mortgage Debt:	12.7%
% of Pool with Mezzanine Debt:	4.7%

Credit Statistics(3)
Weighted Average UW NOI DSCR:	2.30x
Weighted Average UW NOI Debt Yield:	11.4%
Weighted Average UW NCF DSCR:	2.14x
Weighted Average UW NCF Debt Yield:	10.6%
Weighted Average Cut-off Date LTV Ratio(4):	59.0%
Weighted Average Maturity Date LTV Ratio(2)(4):	51.9%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	356
Weighted Average Remaining Amortization Term (months):	356
% of Pool Interest Only followed by Amortizing Balloon:	36.4%
% of Pool Amortizing Balloon:	32.5%
% of Pool Interest Only through Maturity(2):	31.1%
% of Pool Fully Amortizing:	0.0%

Lockboxes
% of Pool with Hard Lockboxes:	56.0%
% of Pool with Springing Lockboxes:	41.1%
% of Pool with Soft Lockboxes:	2.6%
% of Pool with No Lockboxes:	0.3%

Reserves
% of Pool Requiring Tax Reserves:	61.2%
% of Pool Requiring Insurance Reserves:	28.2%
% of Pool Requiring Replacement Reserves:	60.2%
% of Pool Requiring TI/LC Reserves(5):	66.6%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	84.0%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	7.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, then followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	3.2%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2016.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof. There are no ARD Loans in the mortgage pool.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all balance per SF/Unit, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, balance per SF/Unit, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any cross-collateralized mortgage loans, unless otherwise indicated, all balance per SF/Unit, LTV ratio, DSCR and Debt Yield statistics in this Term Sheet are calculated on an aggregate basis. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	Excludes hospitality, multifamily, manufactured housing, other (leased fee and net lease) and self-storage properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Hilton Hawaiian Village(1)	Honolulu	HI	Hospitality	$63,000,000	6.9%	2,860	$243,566.43	4.47x	21.2%	31.2%	31.2%
2	MSMCH	191 Peachtree(1)	Atlanta	GA	Office	$55,000,000	6.1%	1,222,142	$143.60	2.69x	11.5%	64.9%	64.9%
3	MSMCH	Wolfchase Galleria(1)	Memphis	TN	Retail	$54,922,796	6.1%	391,862	$420.48	1.72x	10.7%	64.9%	52.0%
4	BANA	100 Hamilton	Palo Alto	CA	Office	$53,000,000	5.8%	71,827	$737.88	3.21x	13.3%	46.9%	46.9%
5	BANA	Potomac Mills(1)	Woodbridge	VA	Retail	$52,000,000	5.7%	1,459,997	$199.32	4.39x	13.9%	38.0%	38.0%
6	BANA	FedEx Ground Portfolio(1)	Various	Various	Industrial	$42,500,000	4.7%	751,118	$226.33	3.16x	13.4%	44.2%	44.2%
7	MSMCH	Big Flats Consumer Square	Big Flats	NY	Retail	$40,300,000	4.4%	574,215	$70.18	1.96x	12.1%	57.6%	52.0%
8	SMF III	The Barlow	Sebastopol	CA	Mixed Use	$37,500,000	4.1%	178,677	$209.88	1.31x	8.5%	63.6%	54.8%
9	CIBC	The Crossings of Spring Hill	Spring Hill	TN	Retail	$28,845,000	3.2%	219,905	$131.17	1.53x	10.0%	73.4%	64.7%
10	BANA	Club Royale Apartments	Rialto	CA	Multifamily	$27,711,899	3.1%	334	$82,969.76	1.39x	8.6%	71.7%	57.7%
		Total/Wtd. Avg.				$454,779,695	50.1%			2.79x	12.9%	53.3%	49.1%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all balance per SF/Unit, LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, balance per SF/Unit ,LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any cross-collateralized mortgage loans, unless otherwise indicated, all balance per SF/Unit, LTV ratio, DSCR and Debt Yield statistics in this Term Sheet are calculated on an aggregate basis. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	Hilton Hawaiian Village	$63,000,000	$633,600,000	$696,600,000	Hilton USA Trust 2016-HHV	Wells Fargo	AEGON	Hilton USA Trust 2016-HHV	4.47x	21.2%	31.2%
2	MSMCH	191 Peachtree	$55,000,000	$120,500,000	$175,500,000	MSC 2016-UBS12	Midland	Rialto	MSC 2016-UBS12	2.69x	11.5%	64.9%
3	MSMCH	Wolfchase Galleria	$54,922,796	$109,845,592	$164,768,389	MSC 2016-UBS12	Midland	Rialto	MSC 2016-UBS12	1.72x	10.7%	64.9%
5	BANA	Potomac Mills	$52,000,000	$239,000,000	$291,000,000	CFCRE 2016-C6	Wells Fargo	AEGON	CFCRE 2016-C6	4.39x	13.9%	38.0%
6	BANA	FedEx Ground Portfolio	$42,500,000	$127,500,000	$170,000,000	CD 2016-CD2(2)	Wells Fargo(2)	KeyBank(2)	(2)	3.16x	13.4%	44.2%
11	BANA	American Greetings HQ	$26,952,706	$64,886,144	$91,838,850	MSC 2016-BNK2(2)	Wells Fargo(2)	C-III(2)	(2)	1.45x	10.7%	61.7%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	With respect to each of the FedEx Ground Portfolio and American Greetings HQ whole loans, the holder of the related control note (Bank of America, National Association) will be the controlling noteholder. No such control note is included in this securitization. Upon a securitization of such control note, servicing of the related whole loan will be governed by the pooling and servicing agreement entered into in connection with such securitization, and the representative of the controlling class under such pooling and servicing agreement is expected to have certain consent and control rights regarding servicing of the related whole loan similar to those of the MSBAM 2016-C32 directing certificateholder with respect to the mortgage loans serviced under the pooling and servicing agreement for this securitization. The master servicer and the special servicer under the pooling and servicing agreement for any such future securitization of a related control note may not be the same as the entities listed above with respect to the related whole loan. See “Description of the Mortgage Loans—The Whole Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Mortgage Debt UW NCF DSCR(1)	Total Mortgage Debt UW NOI Debt Yield(1)	Total Mortgage Debt Cut-off Date LTV(1)
1	MSMCH	Hilton Hawaiian Village	$63,000,000	$243,566.43	$578,400,000	4.47x	21.2%	31.2%	2.44x	11.6%	57.2%
5	BANA	Potomac Mills	$52,000,000	$199.32	$125,000,000	4.39x	13.9%	38.0%	2.65x	9.7%	54.4%

(1)	Total Mortgage Debt UW NCF DSCR, Total Mortgage Debt UW NOI Debt Yield and Total Mortgage Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and the related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
6	BANA	FedEx Ground Portfolio	$42,500,000	$226.33	$50,000,000	3.16x	13.4%	44.2%	2.16x	10.3%	57.2%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and the related mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	MSMCH	Hilton Hawaiian Village	Honolulu	HI	Hospitality	$63,000,000	6.9%	2,860	$243,566.43	4.47x	21.2%	31.2%	31.2%	Hilton USA Trust 2013-HLT
3	MSMCH	Wolfchase Galleria	Memphis	TN	Retail	$54,922,796	6.1%	391,862	$420.48	1.72x	10.7%	64.9%	52.0%	GECMC 2007-C1
5	BANA	Potomac Mills	Woodbridge	VA	Retail	$52,000,000	5.7%	1,459,997	$199.32	4.39x	13.9%	38.0%	38.0%	LBUBS 2007-C6; WBCMT 2007-C33
8	SMF III	The Barlow	Sebastopol	CA	Mixed Use	$37,500,000	4.1%	178,677	$209.88	1.31x	8.5%	63.6%	54.8%	WFRBS 2013-C17
10	BANA	Club Royale Apartments	Rialto	CA	Multifamily	$27,711,899	3.1%	334	$82,969.76	1.39x	8.6%	71.7%	57.7%	JPMCC 2006-LDP9
14	SMF III	Walgreens Pool 7	Various	Various	Retail	$24,487,754	2.7%	87,136	$281.03	1.27x	7.9%	64.6%	52.5%	BACM 2006-5
16	BANA	Parkview Plaza	Lancaster	PA	Retail	$22,500,000	2.5%	191,775	$117.32	1.36x	8.9%	72.8%	60.5%	MLCFC 2007-5
17	SMF III	Walgreens Pool 5	Various	Various	Retail	$20,324,067	2.2%	78,818	$257.86	1.27x	7.9%	64.6%	52.5%	BACM 2006-5
18	KeyBank	Advance Auto Parts Distribution Facility	Norton	MA	Industrial	$19,000,000	2.1%	347,500	$54.68	1.36x	9.4%	62.5%	57.3%	WBCMT 2007-C30
19	MSMCH	Rosedale Marketplace	Roseville	MN	Retail	$18,000,000	2.0%	153,397	$117.34	1.42x	9.4%	57.1%	50.2%	JPMBB 2013-C12
27	KeyBank	Southeast Retail Portfolio	Various	Various	Retail	$9,400,000	1.0%	179,665	$52.32	1.64x	12.3%	62.1%	57.2%	LBUBS 2006-C4
28	CIBC	105 South York Street	Elmhurst	IL	Mixed Use	$8,900,000	1.0%	49,334	$180.40	1.40x	9.9%	73.0%	63.9%	CSMC 2007-C2
29	BANA	Bay Area Self Storage Phase 1	San Carlos	CA	Self Storage	$8,750,000	1.0%	61,735	$141.73	2.68x	11.0%	56.5%	56.5%	WBCMT 2007-C30
31	BANA	Big Springs Village	Guntersville	AL	Retail	$8,300,000	0.9%	125,119	$66.34	1.61x	10.5%	74.1%	63.3%	MSC 2007-HQ11
33	KeyBank	Kohl’s - Lutz, FL Fee	Lutz	FL	Leased Fee	$7,390,758	0.8%	88,904	$83.13	1.37x	8.6%	64.3%	59.2%	BACM 2006-6
35	KeyBank	Gateway Plaza	Aurora	CO	Retail	$6,991,161	0.8%	100,948	$69.26	1.76x	13.1%	55.5%	45.4%	BSCMS 2007-T26
38	BANA	StorQuest - Oakland, CA	Oakland	CA	Self Storage	$5,600,000	0.6%	16,427	$340.90	1.65x	9.9%	62.9%	57.5%	GCCFC 2007-GG9
42	BANA	Bay Area Self Storage Phase 2	San Carlos	CA	Self Storage	$5,000,000	0.6%	39,515	$126.53	3.17x	13.1%	50.0%	50.0%	WBCMT 2007-C30
44	BANA	Valencia Apartments	Hawthorne	CA	Multifamily	$4,393,959	0.5%	51	$86,156.05	1.43x	8.8%	66.6%	53.6%	WBCMT 2006-C28
47	BANA	Burnet House Apartments	North Hills	CA	Multifamily	$4,194,233	0.5%	36	$116,506.48	1.46x	8.9%	63.5%	51.2%	WBCMT 2006-C28
51	KeyBank	Walgreens - Alma, MI	Alma	MI	Retail	$3,344,161	0.4%	14,820	$225.65	1.45x	10.1%	57.2%	42.6%	BACM 2007-4
52	KeyBank	Michigan Rite Aid Portfolio	Various	MI	Retail	$3,262,890	0.4%	22,360	$145.93	1.61x	16.7%	39.8%	17.4%	CD 2007-CD4
55	BANA	Park Royale Apartments	Glendale	CA	Multifamily	$1,987,268	0.2%	18	$110,403.76	1.38x	8.4%	54.4%	43.8%	WBCMT 2006-C28
56	BANA	StorQuest - Tucson Pima, AZ	Tucson	AZ	Self Storage	$1,900,000	0.2%	54,785	$34.68	1.58x	10.4%	53.5%	47.3%	CD 2007-CD4
		Total				$418,860,946	46.2%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all balance per SF/Unit , LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. With respect to any cross-collateralized mortgage loans, unless otherwise indicated, all balance per SF/Unit, LTV ratio, DSCR and Debt Yield statistics in this Term Sheet are calculated on an aggregate basis.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($6,800,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
33	KeyBank	Kohl’s - Lutz, FL Fee	FL	Leased Fee	$7,390,758	0.8%	$6,813,041	100.2%	88,904	$83.13	1.37x	8.6%	64.3%	59.2%	0	59
		Total/Wtd. Avg.			$7,390,758	0.8%	$6,813,041	100.2%			1.37x	8.6%	64.3%	59.2%	0	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	35	$370,194,734	40.8%	4.2080%	1.95x	10.6%	61.1%	52.3%
Anchored	11	$176,289,126	19.4%	4.3477%	1.57x	10.3%	65.4%	56.8%
Free-Standing	17	$56,829,812	6.3%	4.7298%	1.31x	8.6%	62.4%	49.7%
Regional Mall	1	$54,922,796	6.1%	4.1460%	1.72x	10.7%	64.9%	52.0%
Super Regional Mall	1	$52,000,000	5.7%	2.9882%	4.39x	13.9%	38.0%	38.0%
Unanchored	2	$18,825,000	2.1%	4.5613%	1.38x	9.3%	73.1%	62.2%
Shadow Anchored	3	$11,328,000	1.2%	4.7286%	2.06x	11.9%	54.8%	47.2%
Office	4	$147,152,706	16.2%	4.0403%	2.54x	11.9%	57.8%	53.9%
CBD	2	$108,000,000	11.9%	3.7850%	2.95x	12.4%	56.1%	56.1%
Suburban	2	$39,152,706	4.3%	4.7444%	1.44x	10.4%	62.5%	48.0%
Industrial	10	$111,499,373	12.3%	4.4825%	2.08x	11.4%	57.2%	51.8%
Distribution Warehouse	3	$42,500,000	4.7%	4.1580%	3.16x	13.4%	44.2%	44.2%
Warehouse/Flex	1	$25,450,000	2.8%	4.7860%	1.36x	9.4%	67.3%	58.1%
Warehouse	2	$21,286,457	2.3%	4.5463%	1.41x	10.0%	62.3%	56.5%
Flex	3	$14,749,373	1.6%	4.6577%	1.33x	9.3%	68.2%	57.2%
Cold Storage	1	$7,513,543	0.8%	4.7650%	1.78x	14.9%	60.5%	49.5%
Multifamily	15	$102,374,238	11.3%	4.3154%	1.48x	9.2%	68.7%	56.9%
Garden	9	$68,320,007	7.5%	4.3777%	1.49x	9.4%	68.4%	56.6%
Student Housing	3	$19,054,231	2.1%	4.2054%	1.53x	9.3%	68.3%	55.6%
Mid-Rise	3	$15,000,000	1.7%	4.1710%	1.40x	8.3%	70.5%	59.8%
Hospitality	2	$87,000,000	9.6%	4.6989%	3.63x	18.6%	39.8%	37.2%
Full Service	2	$87,000,000	9.6%	4.6989%	3.63x	18.6%	39.8%	37.2%
Mixed Use	3	$51,400,000	5.7%	4.8235%	1.33x	8.8%	65.9%	57.0%
Retail/Industrial	1	$37,500,000	4.1%	4.7650%	1.31x	8.5%	63.6%	54.8%
Office/Retail	1	$8,900,000	1.0%	4.9200%	1.40x	9.9%	73.0%	63.9%
Multifamily/Retail	1	$5,000,000	0.6%	5.0900%	1.34x	9.4%	70.3%	61.1%
Self Storage	4	$21,250,000	2.3%	4.1699%	2.43x	11.2%	56.4%	54.4%
Self Storage	4	$21,250,000	2.3%	4.1699%	2.43x	11.2%	56.4%	54.4%
Leased Fee	2	$8,381,818	0.9%	4.8172%	1.37x	8.7%	63.4%	57.8%
Leased Fee	2	$8,381,818	0.9%	4.8172%	1.37x	8.7%	63.4%	57.8%
Manufactured Housing	1	$7,700,000	0.8%	4.5180%	1.44x	9.1%	58.8%	49.7%
Manufactured Housing	1	$7,700,000	0.8%	4.5180%	1.44x	9.1%	58.8%	49.7%
Total/Wtd. Avg.	76	$906,952,869	100.0%	4.3160%	2.14x	11.4%	59.0%	51.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all balance per SF/Unit,LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. With respect to any cross-collateralized mortgage loans, unless otherwise indicated, all balance per SF/Unit, LTV ratio, DSCR and Debt Yield statistics in this Term Sheet are calculated on an aggregate basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	11	$165,437,359	18.2%	4.2809%	2.09x	10.5%	59.1%	52.6%
California – Northern(2)	5	$109,850,000	12.1%	4.2022%	2.44x	11.3%	54.3%	51.0%
California – Southern(2)	6	$55,587,359	6.1%	4.4365%	1.41x	9.0%	68.6%	55.6%
Tennessee	3	$86,784,946	9.6%	4.3587%	1.64x	10.4%	67.7%	56.2%
New York	3	$75,709,304	8.3%	3.8876%	2.52x	12.7%	51.3%	48.4%
Virginia	5	$65,853,623	7.3%	3.3072%	3.89x	13.4%	42.0%	40.4%
Hawaii	1	$63,000,000	6.9%	4.1995%	4.47x	21.2%	31.2%	31.2%
Florida	9	$62,295,758	6.9%	5.1790%	1.39x	10.1%	64.0%	54.8%
Georgia	2	$57,843,175	6.4%	3.7835%	2.64x	11.5%	64.8%	64.5%
Maryland	2	$49,950,000	5.5%	4.7340%	1.33x	9.1%	66.1%	57.6%
Ohio	4	$40,985,956	4.5%	4.7828%	1.53x	11.2%	61.7%	48.1%
Pennsylvania	3	$37,940,696	4.2%	4.3699%	1.71x	9.7%	66.2%	56.5%
Texas	5	$27,841,031	3.1%	4.4656%	1.41x	8.6%	69.4%	58.5%
Michigan	4	$24,060,017	2.7%	4.3771%	1.47x	10.4%	65.0%	49.8%
Illinois	4	$22,524,615	2.5%	4.7748%	1.32x	8.7%	67.9%	57.0%
Massachusetts	1	$19,000,000	2.1%	4.5200%	1.36x	9.4%	62.5%	57.3%
Minnesota	1	$18,000,000	2.0%	4.5600%	1.42x	9.4%	57.1%	50.2%
Washington	3	$15,000,000	1.7%	4.1710%	1.40x	8.3%	70.5%	59.8%
Oklahoma	2	$10,704,231	1.2%	3.9600%	1.60x	9.6%	69.1%	55.1%
Indiana	2	$9,800,000	1.1%	4.7650%	1.78x	14.9%	60.5%	49.5%
South Carolina	2	$8,977,600	1.0%	4.9527%	1.47x	10.7%	66.7%	59.4%
Alabama	1	$8,300,000	0.9%	4.4510%	1.61x	10.5%	74.1%	63.3%
Utah	1	$7,125,000	0.8%	4.8300%	1.30x	9.3%	70.5%	57.8%
Colorado	1	$6,991,161	0.8%	4.7300%	1.76x	13.1%	55.5%	45.4%
Missouri	1	$5,451,045	0.6%	4.6800%	1.27x	7.9%	64.6%	52.5%
New Mexico	1	$4,937,700	0.5%	4.6800%	1.27x	7.9%	64.6%	52.5%
Arizona	2	$4,815,280	0.5%	4.7463%	1.39x	8.9%	60.2%	50.4%
Nevada	1	$4,244,373	0.5%	4.4700%	1.33x	9.2%	67.4%	54.6%
North Carolina	1	$3,380,000	0.4%	4.5300%	1.41x	9.4%	64.4%	59.0%
Total/Wtd. Avg.	76	$906,952,869	100.0%	4.3160%	2.14x	11.4%	59.0%	51.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all balance per SF/Unit, LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. With respect to any cross-collateralized mortgage loans, unless otherwise indicated, all balance per SF/Unit, LTV ratio, DSCR and Debt Yield statistics in this Term Sheet are calculated on an aggregate basis.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,900,000 - 5,000,000	17	60,881,282	6.7
5,000,001 - 10,000,000	14	104,020,169	11.5
10,000,001 - 15,000,000	5	64,604,231	7.1
15,000,001 - 25,000,000	8	170,264,786	18.8
25,000,001 - 50,000,000	7	229,259,605	25.3
50,000,001 - 63,000,000	5	277,922,796	30.6
Total:	56	$906,952,869	100.0%
Min: $1,900,000 Max: $63,000,000 Avg: $16,195,587

State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	11	165,437,359	18.2
California – Northern(2)	5	109,850,000	12.1
California – Southern(2)	6	55,587,359	6.1
Tennessee	3	86,784,946	9.6
New York	3	75,709,304	8.3
Virginia	5	65,853,623	7.3
Hawaii	1	63,000,000	6.9
Florida	9	62,295,758	6.9
Georgia	2	57,843,175	6.4
Maryland	2	49,950,000	5.5
Ohio	4	40,985,956	4.5
Pennsylvania	3	37,940,696	4.2
Texas	5	27,841,031	3.1
Michigan	4	24,060,017	2.7
Illinois	4	22,524,615	2.5
Massachusetts	1	19,000,000	2.1
Minnesota	1	18,000,000	2.0
Washington	3	15,000,000	1.7
Oklahoma	2	10,704,231	1.2
Indiana	2	9,800,000	1.1
South Carolina	2	8,977,600	1.0
Alabama	1	8,300,000	0.9
Utah	1	7,125,000	0.8
Colorado	1	6,991,161	0.8
Missouri	1	5,451,045	0.6
New Mexico	1	4,937,700	0.5
Arizona	2	4,815,280	0.5
Nevada	1	4,244,373	0.5
North Carolina	1	3,380,000	0.4
Total:	76	$906,952,869	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	35	370,194,734	40.8
Anchored	11	176,289,126	19.4
Free-Standing	17	56,829,812	6.3
Regional Mall	1	54,922,796	6.1
Super Regional Mall	1	52,000,000	5.7
Unanchored	2	18,825,000	2.1
Shadow Anchored	3	11,328,000	1.2
Office	4	147,152,706	16.2
CBD	2	108,000,000	11.9
Suburban	2	39,152,706	4.3
Industrial	10	111,499,373	12.3
Distribution	3	42,500,000	4.7
Warehouse/Flex	1	25,450,000	2.8
Warehouse	2	21,286,457	2.3
Flex	3	14,749,373	1.6
Cold Storage	1	7,513,543	0.8
Multifamily	15	102,374,238	11.3
Garden	9	68,320,007	7.5
Student Housing	3	19,054,231	2.1
Mid-Rise	3	15,000,000	1.7
Hospitality	2	87,000,000	9.6
Full Service	2	87,000,000	9.6
Mixed Use	3	51,400,000	5.7
Retail/Industrial	1	37,500,000	4.1
Office/Retail	1	8,900,000	1.0
Multifamily/Retail	1	5,000,000	0.6
Self Storage	4	21,250,000	2.3
Self Storage	4	21,250,000	2.3
Leased Fee	2	8,381,818	0.9
Leased Fee	2	8,381,818	0.9
Manufactured Housing	1	7,700,000	0.8
Manufactured Housing	1	7,700,000	0.8
Total:	76	$906,952,869	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.9882 - 4.5000	23	526,261,725	58.0
4.5001 - 5.0000	27	336,798,254	37.1
5.0001 - 5.5000	5	19,892,890	2.2
5.5001 - 6.0100	1	24,000,000	2.6
Total:	56	$906,952,869	100.0%
Min: 2.9882% Max: 6.0100% Wtd Avg: 4.3160%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	1	7,390,758	0.8
120	53	854,750,291	94.2
122	2	44,811,821	4.9
Total:	56	$906,952,869	100.0%
Min: 60 mos. Max: 122 mos. Wtd Avg: 120 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59 - 60	1	7,390,758	0.8
115 - 120	53	854,750,291	94.2
121 - 121	2	44,811,821	4.9
Total:	56	$906,952,869	100.0%
Min: 59 mos. Max: 121 mos. Wtd Avg: 119 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	282,250,000	31.1
180	1	3,262,890	0.4
300	2	30,296,867	3.3
360	45	591,143,112	65.2
Total:	56	$906,952,869	100.0%
Min: 180 mos. Max: 360 mos. Wtd Avg: 356 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	282,250,000	31.1
179 - 180	1	3,262,890	0.4
299 - 300	2	30,296,867	3.3
357 - 360	45	591,143,112	65.2
Total:	56	$906,952,869	100.0%
Min: 179 mos. Max: 360 mos. Wtd Avg: 356 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Morgan Stanley Mortgage Capital Holdings LLC	9	307,879,993	33.9
Bank of America, National Association	19	296,164,463	32.7
Starwood Mortgage Funding III LLC	7	137,461,821	15.2
KeyBank National Association	12	86,113,343	9.5
CIBC Inc.	9	79,333,250	8.7
Total:	56	$906,952,869	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial Interest Only	23	330,208,250	36.4
Amortizing Balloon	25	294,494,619	32.5
Interest Only	8	282,250,000	31.1
Total:	56	$906,952,869	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
31.2 - 40.0	3	118,262,890	13.0
40.1 - 60.0	15	202,802,590	22.4
60.1 - 65.0	21	360,109,962	39.7
65.1 - 70.0	5	53,142,563	5.9
70.1 - 75.0	12	172,634,865	19.0
Total:	56	$906,952,869	100.0%
Min: 31.2% Max: 75.0% Wtd Avg: 59.0%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
17.4 - 30.0	1	3,262,890	0.4
30.1 - 40.0	2	115,000,000	12.7
40.1 - 50.0	15	177,755,296	19.6
50.1 - 55.0	15	260,774,830	28.8
55.1 - 65.4	23	350,159,854	38.6
Total:	56	$906,952,869	100.0%
Min: 17.4% Max: 65.4% Wtd Avg: 51.9%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.27 - 1.30	4	76,436,821	8.4
1.31 - 1.40	15	197,889,298	21.8
1.41 - 1.50	15	148,592,423	16.4
1.51 - 1.60	4	54,424,231	6.0
1.61 - 1.70	4	26,562,890	2.9
1.71 - 1.80	5	80,497,207	8.9
1.81 - 2.50	1	40,300,000	4.4
2.51 - 3.00	2	63,750,000	7.0
3.01 - 4.47	6	218,500,000	24.1
Total:	56	$906,952,869	100.0%
Min: 1.27x Max: 4.47x Wtd Avg: 2.14x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.9 - 8.5	6	102,399,088	11.3
8.6 - 9.0	7	99,040,849	10.9
9.1 - 9.5	15	148,706,736	16.4
9.6 - 10.0	6	71,349,231	7.9
10.1 - 11.0	7	109,419,664	12.1
11.1 - 12.0	2	79,000,000	8.7
12.1 - 13.0	4	58,483,250	6.4
13.1 - 15.0	6	169,291,161	18.7
15.1 - 21.2	3	69,262,890	7.6
Total:	56	$906,952,869	100.0%
Min: 7.9% Max: 21.2% Wtd Avg: 11.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all balance per SF/Unit, LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. With respect to any cross-collateralized mortgage loans, unless otherwise indicated, all balance per SF/Unit, LTV ratio, DSCR and Debt Yield statistics in this Term Sheet are calculated on an aggregate basis.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Hilton Hawaiian Village

Mortgage Loan No. 1 – Hilton Hawaiian Village

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Hilton Hawaiian Village

Mortgage Loan No. 1 – Hilton Hawaiian Village

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Hilton Hawaiian Village

Mortgage Loan No. 1 – Hilton Hawaiian Village

Honolulu Intl. Airport 3 miles
H1
63
Kamehameha Shopping Center
Liliha-Kapalama
61
KO'OLAU RANGE
Bishop Museum
N. School St
Lunalilo Fwy
N. King St
Hawaii Medical Center - East
Pali Hwy
Kalihi St
Kalihi-Palama
Dillingham Blvd
Liliha St
Royal Mausoleum State Monument
Round Top Forest Reserve
Honolulu Community College
Nuuanu Ave
Dillingham Plaza
Kuakini Medical Center
HONOLULU COUNTY
92
The Brad Powell Theater
N. Vineyard Blvd
Shops of Dole Cannery
Auwaiolimu St
O'ahu
Nimitz Hwy
Manoa Rd
Hawaii Theatre
Hawai'i Pacific University
NATIONAL MEM. CEMETERY OF THE PACIFIC
Manoa
E. Manoa Rd
Makiki - Lower Punchbowl - Tantalus
Prospect St
Downtown
State Capitol
Sand Island Parkway
The Queen's Medical Ctr.
Manoa Marketplace
Aloha Tower Marketplace
Iolani Palace
Lunalilo Fwy
Wilder Ave
Manoa Rd
Sand Island
Punchbowl St
Honolulu City Hall
University Ave
Blaisdell Concert Hall
Shriners Hospitals for Children
Waterfront Plaza
Kinau St
Metcalf St
Piikoi St
S. Beretania St
University of Hawaii at Manoa
Neal S. Blaisdell Center
Honolulu Harbor
Ala Moana Blvd
Ward Ave
HONOLULU
Stan Sheriff Center
Kakaako Waterfront Park
Ward Village
Kapiolani Blvd
Les Murakami Baseball Stadium
Children's Discovery Center
McCully St
Isenberg St
Ward Center
Ala Moana Center
Chaminade University of Honolulu
Lunalilo Fwy
Ala Moana Park
University Ave
Waialae Ave
Hawaii Convention Center
Kalakaua Ave
Ala Moana Beach
Kapiolani Blvd
Ala Wai Community Park
Kahanamoku Lagoon
Magic Island
Date St
Kapahulu Ave
Magic Island Lagoon
Luxury Row
Hilton Hawaiian Village
2005 Kalia Road
Honolulu, HI 96815
Kahanamoku Beach
Waikiki
Waikiki Shopping Plaza
Ala Wai Golf Course
Kaimuki
US Army Museum of Hawaii
Waikiki Beach Walk
Royal Hawaiian Ctr.
Ala Wai Blvd
Pacific Ocean
Waikiki Beach
Aloha Ave
Waikiki Bay
Kuhio Beach
Honolulu Zoo
Monsarrat Ave
Queens Surf Beach
Waikiki Shell
Waikiki Aquarium
Kaimana Beach
Diamond Head State Monument
Kaluahole Channel
Makalei Beach
Diamond Head Rd
Kauai
Kapaa
Lihue
Niihau
Poipu
Pacific Ocean
Kauai Channel
Oahu
Kaneohe
Kaiwi Channel
Honolulu International Airport
HONOLULU
Molokai
Kahului
Lahaina
Lanai
Maui
Wailea
Waimea
Kalaoa
Hilo
Kailua
Hawaii
Pacific Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Hilton Hawaiian Village

Mortgage Loan No. 1 – Hilton Hawaiian Village

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	BBB(high) / BBB-sf / Aa3			Location:	Honolulu, HI 96815
Original Balance(1):	$63,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$63,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.9%			Title Vesting:	Fee / Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1961/2016
Sponsor:	Park Intermediate Holdings LLC			Size(5):	2,860 Rooms
Mortgage Rate:	4.1995%			Cut-off Date Balance per Room(1):	$243,566
Note Date:	10/24/2016			Maturity Date Balance per Room(1):	$243,566
First Payment Date:	12/1/2016			Property Manager(6):	Hilton Management LLC
Maturity Date:	11/1/2026
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$147,564,485
Seasoning:	1 month			UW NOI Debt Yield(1):	21.2%
Prepayment Provisions(2):	LO(25); DEF/YM1(88); O(7)			UW NOI Debt Yield at Maturity(1):	21.2%
Lockbox/Cash Mgmt Status:	Hard/In place			UW NCF DSCR(1):	4.47x
Additional Debt Type(1)(3):	Pari Passu/B-Note			Most Recent NOI:	$146,972,617 (9/30/2016 TTM)
Additional Debt Balance(1)(3):	$633,600,000/$578,400,000			2nd Most Recent NOI:	$143,409,372 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$133,704,403 (12/31/2014)
Reserves(4)				Most Recent Occupancy:	94.6% (9/30/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.4% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	90.7% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$2,230,000,000 (8/30/2016)
Deferred Maintenance:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	31.2%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	31.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$1,275,000,000	100.0%	Loan Payoff:	$1,255,912,700	98.5%
			Other Loan Repayment(7):	$10,621,760	0.8%
			Closing Costs:	$8,465,540	0.7%
Total Sources:	$1,275,000,000	100.0%	Total Uses:	$1,275,000,000	100.0%

(1)	The Hilton Hawaiian Village Mortgage Loan is part of the Hilton Hawaiian Village Whole Loan, which is comprised of sixteen pari passu senior promissory notes with an aggregate principal balance of $696,600,000 and five pari passu junior promissory notes with an aggregate principal balance of $578,400,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Hilton Hawaiian Village Senior Loan, without regard to the Hilton Hawaiian Village Subordinate Companion Loan. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $1,275,000,000 Hilton Hawaiian Village Whole Loan are $445,804, $445,804, 11.6%, 11.6%, 2.44x, 57.2% and 57.2%, respectively.

(2)	Defeasance of the Hilton Hawaiian Village Whole Loan is permitted after the earlier of (i) May 1, 2019 and (ii) two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”). The assumed lockout period of 25 payments is based on the expected MSBAM 2016-C32 securitization closing date in December 2016. If the Hilton Hawaiian Village Borrower has not previously elected to defease the Hilton Hawaiian Village Whole Loan, the Hilton Hawaiian Village Borrower is also permitted to prepay the Hilton Hawaiian Village Whole Loan in whole after the expiration of the REMIC Prohibition Period with the payment of a yield maintenance premium (if prior to the open period). In addition, after the expiration of the REMIC Prohibition Period, the Hilton Hawaiian Village Borrower is entitled to prepay the Hilton Hawaiian Village Whole Loan in part in connection with the release of specified portions of the Hilton Hawaiian Village Property or to cure a cash management trigger caused by a decline in debt yield (in each case with yield maintenance, if prior to the open period). See “Release of Property” and “Lockbox and Cash Management” below.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)”, for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Hilton Hawaiian Village Property also includes approximately 130,489 SF of commercial/retail/office space leased to more than 100 tenants and 14 hotel units of a condominium located in the Kalia Tower on floors 5-11 and 19-25. The remaining timeshare units of the condominium are not part of the collateral.

(6)	The property manager is currently affiliated with the Hilton Hawaiian Village Borrower but is expected not to be affiliated following the restructuring described below under “The Borrower and the Sponsor.”

(7)	Excess loan proceeds were distributed by the Hilton Hawaiian Village Borrower and thereafter utilized by affiliates of Park Hotels & Resorts to prepay other outstanding CMBS loans.

The Mortgage Loan. The largest mortgage loan (the “Hilton Hawaiian Village Mortgage Loan”) is part of a whole loan (the “Hilton Hawaiian Village Whole Loan”) in the total original principal amount of $1,275,000,000. The Hilton Hawaiian Village Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a 2,860-room full service destination resort located in Honolulu, Hawaii (the “Hilton Hawaiian Village Property”). The Hilton Hawaiian Village Whole Loan was co-originated by Morgan Stanley Bank, N.A., J.P. Morgan Chase Bank, National Association (“JPMCB”), Deutsche Bank AG, New York Branch (“DBNY”), Barclays Bank PLC (“Barclays”) and Goldman Sachs Mortgage Company. The Hilton Hawaiian Village Whole Loan is comprised of (i) a senior loan, comprised of 16 senior notes, that are pari passu with each other, with an outstanding principal balance of $696,600,000 (collectively, the “Hilton Hawaiian Village Senior Loan”) and (ii) a subordinate companion loan, comprised of five subordinate notes that

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Hilton Hawaiian Village

are pari passu with each other, with an outstanding principal balance of $578,400,000 (collectively, the “Hilton Hawaiian Village Subordinate Companion Loan”), each as described below. The senior Promissory Note A-2-D-1 and Promissory Note A-2-D-2, with an aggregate principal balance of $63,000,000, represent the Hilton Hawaiian Village Mortgage Loan and will be included in the MSBAM 2016-C32 trust. Of the remaining senior pari passu Promissory Notes (collectively, the “Hilton Hawaiian Village Non-Serviced Pari Passu Companion Loans”), the Hilton Hawaiian Village Non-Serviced Pari Passu Companion Loans evidenced by Promissory Notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E, in the aggregate original principal balance of $171,600,000 and the entire Hilton Hawaiian Village Subordinate Companion Loan are expected to be contributed to the Hilton USA Trust 2016-HHV securitization transaction. The Hilton Hawaiian Village Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the Hilton USA Trust 2016-HHV securitization transaction. The remaining Hilton Hawaiian Village Non-Serviced Pari Passu Companion Loans are held by JPMCB, DBNY, Barclays and Cantor Commercial Real Estate Lending, L.P. (“CCRE”), or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Hilton Hawaiian Village Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Hilton Hawaiian Village Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E	$171,600,000	$171,600,000	Hilton USA Trust 2016-HHV	Yes
Note A-2-A-1	$94,000,000	$94,000,000	JPMCB	No
Note A-2-A-2	$80,000,000	$80,000,000	JPMCB	No
Note A-2-A-3	$32,250,000	$32,250,000	JPMCB	No
Note A-2-A-4	$30,000,000	$30,000,000	JPMCB	No
Note A-2-B-1	$60,000,000	$60,000,000	DBNY	No
Note A-2-B-2	$56,625,000	$56,625,000	DBNY	No
Note A-2-B-3	$56,625,000	$56,625,000	CCRE	No
Note A-2-D-1	$31,500,000	$31,500,000	MSBAM 2016-C32	No
Note A-2-D-2	$31,500,000	$31,500,000	MSBAM 2016-C32	No
Note A-2-E-1	$26,250,000	$26,250,000	Barclays	No
Note A-2-E-2	$26,250,000	$26,250,000	Barclays	No
Note B-1, B-2, B-3, B-4 and B-5	$578,400,000	$578,400,000	Hilton USA Trust 2016-HHV	No
Total	$1,275,000,000	$1,275,000,000

The Borrower and the Sponsor. The borrower is Hilton Hawaiian Village LLC (the “Hilton Hawaiian Village Borrower”), a Hawaii limited liability company and special purpose entity with two independent directors. The loan sponsor and nonrecourse carve-out guarantor is Park Intermediate Holdings LLC. Park Intermediate Holdings LLC is a wholly owned subsidiary of Park Hotels & Resorts Inc. (“Park Hotels & Resorts”), the subject of one of two spin-offs announced by Hilton Worldwide Holdings Inc. (“Hilton”). On February 26, 2016, Hilton announced plans to separate into three independent, publicly traded companies: Park Hotels & Resorts Inc. (NYSE: PK), Hilton Grand Vacations Inc. (NYSE: HGV) and Hilton (NYSE: HLT). The restructuring is anticipated to occur in 2017 and is subject to satisfaction of certain conditions; accordingly there is no assurance as to whether or not the restructuring will occur.

Following the proposed restructuring, it is anticipated that Park Hotels & Resorts will own most of Hilton’s owned and leased real estate properties and, with over 35,000 rooms and 67 hotels, is expected to be the second-largest publicly traded real estate investment trust in the lodging industry. It is also anticipated that Hilton Grand Vacations Inc. will own and operate Hilton’s timeshare business, while Hilton will retain its core management and franchise business and continue to trade on the NYSE as a global hospitality company. In connection with the proposed restructuring, the Hilton Hawaiian Village Borrower has signed an operating lease with an affiliate, which is also a signatory to the loan documents (other than the promissory notes) as a co-obligor. The operating lease will automatically be effective upon consummation of the restructuring. The Hilton Hawaiian Village Borrower is also required to deliver a substitute management agreement at that time. The existing property management agreement is with Hilton Management LLC and expires on the earlier of the restructuring and December 31, 2043. The substitute management agreement is also with Hilton Management LLC and will become effective on the restructuring and expire on December 31 of the 30th full operating year following the date of the restructuring.

The aggregate liability of the guarantor with respect to all full recourse carveouts in the Hilton Hawaiian Village Whole Loan documents may not exceed an amount equal to 10.0% of the principal balance of the Hilton Hawaiian Village Whole Loan outstanding at the time of the occurrence of the related recourse event, plus any and all reasonable third-party collection costs actually incurred by the lender. In addition, the guarantor is not a party to the environmental indemnity.

The Property. The Hilton Hawaiian Village Property is a 2,860-room, full-service resort located on the island of Oahu in Honolulu, Hawaii. The Hilton Hawaiian Village Property is a leading urban resort destination in Hawaii, and is situated on an entire city block overlooking Waikiki Beach. The site is approximately 18.95-acres, all of which is fee-owned, except for an outparcel comprising approximately 5,900 SF located under the Diamond Head Apartments known as the Taran outparcel (the “Taran Outparcel”), which is ground-leased. The Hilton Hawaiian Village Property is comprised of 2,860 guest rooms spread across five towers: the Ali’i Tower (348 rooms), Diamond Head Tower (380 rooms), Rainbow Tower (796 rooms), Kalia Tower (315 rooms) and Tapa Tower (1,021 rooms). The towers each offer guest room accommodations and are situated on ocean-front property, offering views of Waikiki Beach, Diamond Head and downtown Honolulu. The Hilton Hawaiian Village Property is the only self-contained destination resort in Waikiki and offers the largest guest room inventory in the state of Hawaii, as well as the most meeting space within its competitive set. The Hilton Hawaiian Village Property offers a variety of resort-style amenities and services, including 20 food and beverage outlets, over 150,000 SF of flexible indoor and outdoor function space, three conference centers, five swimming pools, a saltwater lagoon, spa grottos, the Mandara Spa and Fitness Center, a chapel and a retail component comprising over 100 retail tenants.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Hilton Hawaiian Village

The Hilton Hawaiian Village Property was initially constructed by Hilton in 1961 and has undergone several extensive renovations. Since 2008, the loan sponsor has invested approximately $232.2 million (approximately $81,188 per room) in capital expenditures spread across all segments of the Hilton Hawaiian Village Property. In 2012 the loan sponsor completed a full-scale renovation of its high-end guest room tower, the Ali’i Tower, updating and improving the guest rooms and suites, main lobby and library at an estimated cost of approximately $20.6 million. Additionally, the loan sponsor completed a comprehensive renovation of the Diamond Head Tower in 2014 at an estimated cost of approximately $17.9 million.

The Hilton Hawaiian Village Property offers approximately 150,000 SF of indoor and outdoor meeting and function space, which is split between three primary locations: the second floor of the Tapa Tower, the base of the Kalia Tower and the stand alone Mid-Pacific Conference Center. The Hilton Hawaiian Village Property features over 65,000 SF of indoor meeting space spread throughout four buildings, as well as two outdoor lawns: the Lagoon Green and the Village Green. The Mid-Pacific Conference Center, a stand-alone building, underwent a full-scale refurbishment in 2013 and features 35,000 SF of meeting space, including the 24,840 square foot Coral Ballroom, which is divisible into five separate breakout rooms. It is among the largest conference centers in the Hawaiian Islands and offers the largest capacity ballroom, accommodating up to 2,600 guests.

The Hilton Hawaiian Village Property features approximately 130,489 SF of leased retail, restaurant and office space, which was 78.5% occupied by over 100 tenants as of September 2016. For the trailing 12-month period ending September 2016, the retail component of the Hilton Hawaiian Village Property generated sales of approximately $136.1 million for reporting tenants. For the trailing 12-month period ending September 30, 2016, the retail component of the Hilton Hawaiian Village Property generated approximately $20.8 million in retail revenue (retail revenue is inclusive of reimbursements for common area maintenance, tax and marketing expenses, as provided by the loan sponsor) which, net of related expenses (an estimate of undistributed expenses attributable to the retail component of the Hilton Hawaiian Village Property was provided by the loan sponsor), accounts for approximately 13.1% of net cash flow. While the majority of the Hilton Hawaiian Village Property’s leased space is made up of traditional retail and restaurant tenants, the hotel also leases some office space to Hilton Grand Vacations and third-party travel wholesalers, such as Kintetsu Lounge and JTB Hawaii Inc. The hotel’s Ocean Crystal Chapel and Lagoon Chapel are also leased to a third-party operator. The Hilton Hawaiian Village Borrower has the right to obtain the separate release of the retail component of the Hilton Hawaiian Village Property or portions thereof, as described below under “Release of Property.”

The following table presents a summary of historical sales for the retail component of the Hilton Hawaiian Village Property:

Historical Retail Component Sales Summary(1)
	2013	2014	2015	9/30/2016 TTM
Total Sales	$130,613,993	$141,808,186	$137,316,925	$136,055,744
Sales PSF	$1,552	$1,651	$1,590	$1,496

(1)	Historical Sales for reporting tenants were provided by the loan sponsor.

The following table presents certain information relating to the major tenants for the retail component of the Hilton Hawaiian Village Property.

Tenant Summary(1)
								Most
			% of Retail	Annual UW	% of			Recent
	Credit Rating	Tenant	Collateral	Base Rent	Annual	Annual UW	Most Recent	Sales	Lease
Tenant Name	(Moody’s/S&P/Fitch)(2)	SF	SF	PSF	UW Rent	Base Rent	Sales(3)	PSF(3)	Expiration
Mandara Spa	NA / NA / NA	12,583	9.6%	$53.61	3.9%	$674,544	$2,903,709	$231	8/31/2017
Hatsuhana Hawaii	NA / NA / NA	6,026	4.6%	$52.38	1.8%	$315,624	$2,969,958	$493	11/30/2018
Fresco	NA / NA / NA	5,983	4.6%	$58.38	2.0%	$349,317	$3,331,316	$557	12/31/2018
Benihana of Tokyo	NA / NA / NA	5,300	4.1%	$127.67	3.9%	$676,653	$6,561,789	$1,238	5/31/2021
Best Bridal - Lagoon Chapel	NA / NA / NA	4,755	3.6%	$57.45	1.6%	$273,180	$520,020	$109	10/31/2022
Watabe Wedding(4)	NA / NA / NA	4,158	3.2%	$63.93	1.5%	$265,825	$167,697	$40	1/14/2019
ABC Stores - Tapa Tower	NA / NA / NA	3,500	2.7%	$384.23	7.7%	$1,344,792	$12,225,380	$3,493	8/31/2022
Louis Vuitton	NA / A+ / NA	3,500	2.7%	$142.43	2.9%	$498,488	$7,978,397	$2,280	8/18/2023
Lamonts & Whalers General Store	NA / NA / NA	2,800	2.1%	$163.11	2.6%	$456,696	$1,856,972	$663	MTM
ABC Discount Store	NA / NA / NA	2,145	1.6%	$812.26	10.0%	$1,742,302	$14,519,183	$6,769	12/31/2018
Total/Wtd. Avg.		50,750	38.9%	$130.00	37.8%	$6,597,421	$53,034,421	$1,045
Remaining Tenants		51,639	39.6%	$207.51	62.2%	$10,854,751	$83,021,323	$2,066
Vacant		28,100	21.5%
Total/Wtd. Avg.		130,489	100.0%

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Most Recent Sales and Most Recent Sales PSF for reporting tenants were provided by the loan sponsor as of September 30, 2016.

(4)	Most Recent Sales and Most Recent Sales PSF for Watabe Wedding represent only partial year performance as the venue opened in 2016.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Hilton Hawaiian Village

The following table presents historical Occupancy, ADR and RevPAR at the Hilton Hawaiian Village Property.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hilton Hawaiian Village Property(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	89.0%	$248.36	$221.07	89.9%	$237.77	$213.84	101.0%	95.7%	96.7%
2014	87.8%	$250.07	$219.50	90.7%	$238.34	$216.26	103.4%	95.3%	98.5%
2015	89.0%	$256.75	$228.38	94.4%	$240.62	$227.20	106.2%	93.7%	99.5%
9/30/2016 TTM	89.9%	$259.08	$232.92	94.6%	$250.09	$236.65	105.3%	96.5%	101.6%

Source: Industry Report

(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Hilton Hawaiian Village Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Data provided by an industry report. The competitive set contains the following properties: Sheraton Waikiki, Marriott Waikiki Beach Resort & Spa, Hyatt Regency Waikiki Beach Resort & Spa, Westin Moana Surfrider, Sheraton Hotel Princess Kaiulani, Outrigger Reef Waikiki Beach Resort and Outrigger Waikiki Beach Resort.

(3)	Based on operating statements provided by the Hilton Hawaiian Village Borrower, with the exception of 2013 and 2014 which have been adjusted for both ADR and RevPAR in order to normalize for a change in accounting methodology in 2015. Prior to 2015, borrower operating statements presented ADR and RevPAR inclusive of resort fees. For all years presented above, ADR and RevPAR are calculated exclusive of resort fees.

(4)	Penetration Factor is calculated based on data provided by an industry report for the competitive set and borrower-provided operating statements for the Hilton Hawaiian Village Property.

The Market. The Hilton Hawaiian Village Property is located in Honolulu, Hawaii in the greater Oahu lodging market and the Waikiki submarket. The island of Oahu serves as an economic center of the Hawaiian Islands. Oahu is a tourist destination offering cultural venues, golf courses, restaurants, retail and recreational attractions. In 2015, approximately 5.3 million tourists, or 62.4% of Hawaii’s total air tourists, visited the island of Oahu, making it the most popular destination of the Hawaiian islands. The total number of air visitors has increased by 435,867 from 2012 to 2015, which represents a 2.9% increase. International travel to Oahu represented 46.3% of Oahu’s 5.3 million air visitors in 2015 and was marginally unchanged from 2014. Additionally, visitor expenditures in Oahu totaled $7.4 billion in 2015, which represents 49.3% of total expenditures by air visitors in 2015. Honolulu encompasses more than 24,000 guest rooms in 74 properties and consistently achieved occupancy rates in the mid 70% to 80% range, never dropping below 74%, between 2009 and 2015. During this same period, RevPAR in Honolulu increased at an average annual rate of 9.5%, ending 2015 at $190, while the average daily rate achieved a premium of $69 over 2009. The market’s RevPAR in 2009, which represented the trough during the economic downturn, reflects a 14.6% decline relative to 2007.

The appraisal identified two hotels either recently opened or currently under construction in the Waikiki submarket that are expected to have some degree of competitive interaction with the Hilton Hawaiian Village Property. The 623-room Hilton Garden Inn (Ohana Waikiki West Redevelopment) opened in June 2016, while the 230-room boutique Hyatt Centric (Waikiki Trade Center Redevelopment) is expected to open in March 2017. Though offered at a competitive price-point with national brand affiliations, the appraisal notes that both options are non-beachfront locations with select-service product offerings.

Primary competitive properties to the Hilton Hawaiian Village Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Wholesale	Transient	Meeting & Group	2015 Occupancy	2015 ADR	2015 RevPAR
Hilton Hawaiian Village(1)	2,860	1961	150,000	37%	44%	19%	94.4%	$240.62	$227.20
Primary Competitors
Sheraton Waikiki	1,636	1971	48,210	65%	15%	20%	90-95%	$300-325	$280-290
Marriott Waikiki Beach Resort & Spa	1,310	1971	55,000	20%	60%	20%	85-90%	$210-220	$180-190
Hyatt Regency Waikiki Beach Resort & Spa	1,230	1976	23,130	60%	25%	15%	85-90%	$250-260	$220-230
Westin Moana Surfrider	791	1901-1969	23,612	60%	30%	10%	85-90%	$350-375	$300-325
Secondary Competitors
Sheraton Hotel Princess Kaiulani	1,000	1955	14,000	65%	25%	10%	85-90%	$150-160	$130-140
Outrigger Reef Waikiki Beach Resort	635	1956	9,600	55%	40%	5%	85-90%	$250-260	$220-230
Outrigger Waikiki Beach Resort	524	1967	5,000	50%	40%	10%	80-85%	$260-270	$220-230

Source: Appraisal

(1)	2015 Occupancy, 2015 ADR and 2015 RevPAR are based on operating statements provided by the Hilton Hawaiian Village Borrower.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Hilton Hawaiian Village

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Hawaiian Village Property.

Cash Flow Analysis
	2013	2014	2015	9/30/2016 TTM	UW	UW per Room
Occupancy	89.9%	90.7%	94.4%	94.6%	94.6%
ADR(1)	$247.48	$259.85	$240.62	$250.09	$250.09
RevPAR(1)	$222.58	$235.78	$227.20	$236.65	$236.65

Rooms Revenue	$232,345,007	$246,124,088	$237,172,233	$247,711,744	$247,034,700	$86,375.77
Food & Beverage	$56,844,007	$62,740,100	$70,771,369	$69,023,623	$68,996,667	$24,124.71
Other Income(1)(2)	$35,785,874	$37,225,439	$58,847,621	$60,252,071	$58,406,376	$20,421.81
Total Revenue	$324,974,888	$346,089,627	$366,791,223	$376,987,438	$374,437,743	$130,922.29
Total Expenses	$201,011,058	$212,385,223	$223,381,851	$230,014,821	$226,873,258	$79,326.31
Net Op. Income	$123,963,830	$133,704,403	$143,409,372	$146,972,617	$147,564,485	$51,595.97
FF&E	$12,998,996	$13,843,585	$14,671,649	$15,079,498	$14,977,510	$5,236.89
Net Cash Flow	$110,964,834	$119,860,818	$128,737,723	$131,893,120	$132,586,975	$46,359.08

NOI DSCR(3)	4.18x	4.51x	4.84x	4.96x	4.98x
NCF DSCR(3)	3.74x	4.04x	4.34x	4.45x	4.47x
NOI Debt Yield(3)	17.8%	19.2%	20.6%	21.1%	21.2%
NCF Debt Yield(3)	15.9%	17.2%	18.5%	18.9%	19.0%

(1)	Prior to a change in industry accounting methodology in 2015, resort fees were accounted for as a component of Room Revenue and included in ADR and RevPAR calculations. Subsequent to 2014, resort fees were netted out of Room Revenue and shown separately in the Resort Fee category. ADR and RevPAR are shown net of resort fees for 2015 and all future years. The resort fee is included in Other Income in 2015 and TTM.

(2)	Other Income includes income from retail tenants. Retail tenant spaces are occupied pursuant to partial net leases. Retail revenue is inclusive of reimbursements associated with shared common area maintenance, tax and marketing expenses. Related expenses attributable to the retail component are included in undistributed operating expenses for the overall property.

(3)	Debt service coverage ratios and debt yields shown are based on the Hilton Hawaiian Village Senior Loan and exclude the Hilton Hawaiian Village Subordinate Companion Loan.

Escrows and Reserves. No upfront reserves were taken at origination for the Hilton Hawaiian Village Whole Loan.

The requirement for the Hilton Hawaiian Village Borrower to make monthly deposits to a tax escrow is waived so long as the Hilton Hawaiian Village Borrower has reserved such amounts with the property manager pursuant to the management agreement. In the event that the Hilton Hawaiian Village Borrower is no longer required to reserve such amounts with the property manager, on each payment date the Hilton Hawaiian Village Borrower will be required to deposit 1/12th of annual estimated taxes upon the occurrence of a Trigger Period (as defined below).

The requirement for the Hilton Hawaiian Village Borrower to make monthly deposits to an insurance escrow is waived so long as the Hilton Hawaiian Village Borrower has reserved such amounts with the property manager pursuant to the management agreement. In the event that the Hilton Hawaiian Village Borrower is no longer required to reserve such amounts with the property manager, on each payment date the Hilton Hawaiian Village Borrower will be required to deposit 1/12th of annual estimated insurance premiums upon the occurrence of a Trigger Period. Notwithstanding the foregoing, provided that no event of default has occurred and is continuing under the Hilton Hawaiian Village Whole Loan, the requirement to deposit such amounts is waived so long as the Hilton Hawaiian Village Borrower is insured under an acceptable blanket policy.

The requirement for the Hilton Hawaiian Village Borrower to make monthly deposits for replacement reserves is waived so long as (and to the extent that) the Hilton Hawaiian Village Borrower has reserved such amounts with the property manager pursuant to the management agreement. To the extent that the Hilton Hawaiian Village Borrower does not reserve such amounts with the property manager, on each payment date the Hilton Hawaiian Village Borrower will be required to deposit 4.0% of gross income (as calculated in the Hilton Hawaiian Village Whole Loan documents).

Lockbox and Cash Management. The loan is structured with a hard lockbox and in-place cash management. All revenues are required to be deposited into segregated property accounts maintained by the property manager on behalf of the Hilton Hawaiian Village Borrower and the operating lessee, as applicable, controlled by the lender (the “Property Accounts”). All revenues in the Property Accounts (less any account charges payable to the bank at which the Property Accounts are maintained and less any required minimum peg balance) are required to be transferred on each business day to accounts maintained by the property manager on behalf of the Hilton Hawaiian Village Borrower and the operating lessee, as applicable (each, an “Operating Account”). Funds on deposit in the Operating Accounts will be disbursed in an amount equal to the monthly replacement reserve deposit into the manager replacement reserve account (the “Manager FF&E Reserve Account”) (each of the Manager FF&E Reserve Account, the Operating Account and the Property Accounts are referred to as “Manager Accounts”). The property manager will be required to apply such funds to the payment of real property taxes and insurance, ground rent, debt service (but only prior to the restructuring), management fees, capital expenditures and reserves for the same, operating expenses, emergency repairs, tenant improvement costs and leasing commissions, working capital reserves, sales and use taxes owed to governmental authorities, custodial funds and required monthly reserves, in each case in accordance with the management agreement (the “Required Payments”). The lender will not require any reserves with respect to any Required Payments which are to be paid directly by or reserved by the property manager pursuant to the management agreement. On a monthly basis, the property manager is required to deposit all funds remaining in the Operating Accounts after the payment of the Required Payments (“Excess Cash”) into a lender-controlled account as additional collateral for the mortgage loan (the “Cash Management Account”). So long as no Trigger Period is continuing, all funds in the Cash Management Account are required to be released to the operating lessee and/or the Hilton Hawaiian Village Borrower, as applicable, not later than the business day immediately following the date such funds are deposited by the property manager. During a Trigger Period, all funds in the Cash Management Account are required to be deposited into the excess cash accounts and applied as provided in the Hilton Hawaiian Village Whole Loan documents. The operating lessee and/or the Hilton Hawaiian Village Borrower, as applicable, has granted a security interest in all Manager Accounts (and the property manager has consented to the same); provided, that such amounts on deposit in the Manager Accounts will be available for use by the property manager in accordance with the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Hilton Hawaiian Village

management agreement following an event of default and the lender may not apply such amounts on deposit in the Manager Accounts to the Hilton Hawaiian Village Whole Loan.

A “Trigger Period” will commence upon the occurrence of: (i) an event of default under the Hilton Hawaiian Village Whole Loan or (ii) the date that the debt yield (as calculated in the Hilton Hawaiian Village Whole Loan documents) is less than 7.0%.

A Trigger Period will end when (a) with respect to clause (i) above, the respective event of default has been cured or waived or (b) with respect to clause (ii) above, the debt yield (as calculated in the loan documents) exceeds 7.0% for two consecutive quarters.

Following the REMIC Prohibition Period, the Hilton Hawaiian Village Borrower is permitted to prepay the Hilton Hawaiian Village Whole Loan in part to cure a Trigger Period caused by a decline in debt yield, which is required to be accompanied by the applicable yield maintenance premium if prior to the open period.

Additional Secured Indebtedness (not including trade debts). In addition to the Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Property also secures the Hilton Hawaiian Village Non-Serviced Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan. The Hilton Hawaiian Village Non-Serviced Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan are coterminous with the Hilton Hawaiian Village Mortgage Loan and accrue interest at the same interest rate. The holders of the Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Non-Serviced Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Hilton Hawaiian Village Whole Loan. The Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Non-Serviced Pari Passu Companions Loan are pari passu in right of payment with each other and are generally senior in right of payment to the Hilton Hawaiian Village Subordinate Companion Loan as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Hilton Hawaiian Village Whole Loan” in the Preliminary Prospectus.

Full Debt Summary
		Cumulative Balance	Cumulative Loan Per Room(1)	Cumulative LTV(2)	Cumulative NOI DY(2)(3)	Cumulative NCF DSCR(2)(3)
Hilton Hawaiian Village Non-Serviced Pari passu Companion Loan $633,600,000 Notes A-1-A, A-1-B, A-1-C, A-1-D, A- 1-E, A-2-1-A, A-2-A-2, A-2-A-3, A-2-A- 4, A-2-B-1, A-2-B-2, A-2-B-3, A-2-E-1, A-2-E-2	Hilton Hawaiian Village Mortgage Loan $63,000,000 Notes A-2-D-1 and A-2-D-2	$696,600,000	$243,556	31.2%	21.2%	4.47x
Hilton Hawaiian Village Subordinate Companion Loan $578,400,000 B Notes		$1,275,000,000	$445,804	57.2%	11.6%	2.44x
Implied Equity(4) $955,000,000		$2,230,000,000

(1)	Cumulative Loan Per Room is based on 2,860 rooms.

(2)	With respect to the Hilton Hawaiian Village Mortgage Loan, Cumulative LTV, Cumulative NOI DY and Cumulative NCF DSCR take into account the Hilton Hawaiian Village Non-Serviced Pari Passu Companion Loans.

(3)	Based on UW NOI of $147,564,485 and NCF of $132,586,975 and the actual debt service.

(4)	Based on the $2,230,000,000 appraised value as of August 30, 2016.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Following the REMIC Prohibition Period, the Hilton Hawaiian Village Borrower is permitted to obtain the release of (i) the ground leased Taran Outparcel, (ii) release parcels comprised of the retail component of the Hilton Hawaiian Village Property or any portion thereof and/or (iii) certain other parcels of property (not specifically identified in the Hilton Hawaiian Village Whole Loan documents) that do not materially and adversely affect the ongoing operations of the remaining Hilton Hawaiian Village Property, other than the lost income associated with the parcels being released from the lien of the security instrument, upon a partial prepayment of the Hilton Hawaiian Village Whole Loan in an amount equal to the release price, and upon satisfaction of certain terms and conditions contained in the Hilton Hawaiian Village Whole Loan documents.

With respect to the Taran Outparcel the release price is $2,500,000.

With respect to the retail release parcels, the release price is the product of (i) 110% and (ii) the product of (A) the greater of (x) 100% of the difference in the value of the Hilton Hawaiian Village Property including the retail release parcel and excluding the retail release parcel, as set forth in the appraisal obtained pursuant to the Hilton Hawaiian Village Whole Loan documents or (y) the net sale proceeds and (B) 57.2%.

With respect to the unidentified partial release parcels, the release price is the product of (i) 110% and (ii) the product of (A) 100% of the difference in the value of the Hilton Hawaiian Village Property including the release parcel and excluding the release parcel, as set forth in the appraisal obtained pursuant to the Hilton Hawaiian Village Whole Loan documents and (B) 57.2%.

Conditions to release include, among others, (i) satisfaction of REMIC requirements, (ii) payment of any then applicable yield maintenance premium (if prior to the open period), (iii) with respect to release of the retail release parcels or unidentified partial release parcels, a minimum debt yield following release at least equal to the Release Debt Yield, (iv) conditions relating to zoning, separate tax parcels, and title endorsements and (v) rating agency confirmation (1) with respect to release of the retail release parcels and (2) with respect to release of the unidentified partial release parcels, only if a released parcel encompasses more than 15% of the hotel rooms in the Hilton Hawaiian Village Property or the release price equals or exceeds the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Hilton Hawaiian Village

product of (x) 15% and (y) the original principal balance of the Hilton Hawaiian Village Whole Loan. “Release Debt Yield” means the greater of (i) the lesser of (A) 15% or (B) the debt yield immediately prior to giving effect to the applicable partial release or (ii) 10.2%.

Terrorism Insurance. The Hilton Hawaiian Village Borrower is required to obtain all risk insurance which includes insurance for acts of terrorism in an amount equal to the lesser of (1) 100% of the full replacement cost and (2) the amount otherwise required for such insurance, which is the lesser of (x) actual replacement value and (y) $1,300,000,000 per occurrence, and is also required to obtain business income insurance for a 24 month period of indemnity, which includes insurance against acts of terrorism, in each case to the extent such insurance is commercially available (provided that such all risk and business income insurance is subject to a cap equal to the lesser of $1,275,000,000 and the amount of the all risk coverage described above); provided, that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time) (“TRIPRA”) is in effect, and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA. If TRIPRA is not in effect or is modified, which results in a material increase in terrorism insurance premiums or there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums for properties located in the United States, the Hilton Hawaiian Village Borrower will be required to carry terrorism insurance provided that it is commercially available, however the Hilton Hawaiian Village Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below).

“Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Hilton Hawaiian Village Borrower for the property and business interruption insurance policies insuring only the Hilton Hawaiian Village Property (excluding the terrorism, earthquake, and windstorm components of such insurance).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	191 Peachtree

Mortgage Loan No. 2 – 191 Peachtree

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	191 Peachtree

Mortgage Loan No. 2 – 191 Peachtree

FLOOR

- 50 — **HKS** | 15,965 SF | 2/2022
- 49 — **The Commerce Club** | 26,252 SF | 11/2025
- 48 — **Ogletree, Deakins** | 26,255 SF | 4/2019
- 47 — **Ogletree, Deakins** | 26,255 SF | 4/2019
- 46 — **Chamberlain, Hrdlicka, White, Williams & Martin** | 26,246 SF | 10/2023
- 45 — **Cushing Morris Armbruster** | 12,286 SF | 4/2019; **Vacant** | 4,449 SF; **Chamberlain, Hrdlicka** 4,343 SF | 10/2023; **Zevin & Rosenbloum** 3,851 SF | 12/2019
- 44 — **Bowden Spratt Law Firm** | 8,667 SF | 4/2020; **Mercer Thompson** | 15,983 SF | 8/2025
- 43 — **Morgan & Morgan** | 25,312 SF | 11/2026
- 42 — **Morgan & Morgan** | 25,615 SF | 11/2026
- 41 — **Integral Group** | 25,849 SF | 1/2024
- 40 — **Grey Global Group** | 11,719 SF | 8/2017; **Vacant** | 13,167 SF
- 39 — **Weathington Smith** | 14,722 SF | 1/2024; **Tull Charitable** | 2,381 SF | 7/2025; **Atlanta Press Club** 615 SF | 8/2020; **Eric McGlothen** 2,941 SF | 12/2020; **YieldQuest** 3,972 SF | 9/2019
- 38 — **Operation Hope** | 5,757 SF | 3/2022; **Vacant** | 6,456 SF; **Merchant & Gould** | 8,557 SF | 3/2021; **Kenneth Southall** | 3,853 SF | 3/2021; **Vacant** 548 SF
- 37 — **Carlock, Copeland** | 26,014 SF | 9/2022
- 36 — **Carlock, Copeland** | 26,014 SF | 9/2022
- 35 — **Robert Woodruff** | 8,716 SF | 9/2026; **Vacant** | 15,937 SF
- 34 — **Metro Atlanta Chamber of Commerce** | 25,470 SF | 12/2031
- 33 — **HNTB Corporation** | 25,470 SF | 3/2025
- 32 — **CST Tax Advisors** 1,412 SF | 6/2018; **Charles McTier** 1,710 SF | 3/2018; **Bey & Assoc.** 2,202 SF | 2/2022; **Delegation of Quebec** 3,090 SF | 11/2021; **David Perdue** 3,026 SF | 5/2017; **Vacant** 7,261 SF; **Rock-Tenn** 1,141 SF | 8/2017; **Phigenix, Inc.** 1,368 SF | 11/2017; **Colom and Brant** 794 SF | 12/2020; **Malik Law Group** 1,427 SF | 11/2017; **Red Rock** 905 SF | 2/2018; **Blitch Law** 955 SF | 12/2018
- 31 — **Hall, Booth, Smith P.C.** | 13,328 SF | 4/2021; **Vacant** | 12,161 SF
- 30 — **Hall, Booth, Smith P.C.** | 25,533 SF | 4/2021
- 29 — **Hall, Booth, Smith P.C.** | 25,498 SF | 4/2021
- 28 — **Dixon Hughes Goodman** | 25,533 SF | 1/2030
- 27 — **Dixon Hughes Goodman** | 25,533 SF | 1/2030
- 26 — **Atlanta Life Financial Group** | 7,604 SF | 12/2023; **Vacant** | 8,858 SF; **Healthcare Georgia Foundation** | 8,953 SF | 8/2029
- 25 — **Atlanta Life Financial Group** | 25,533 SF | 12/2023
- 24 — **Cooper Carry** | 25,533 SF | 12/2022
- 23 — **Cooper Carry** | 24,675 SF | 12/2022
- 22 — **Mary Ida Townson** | 16,309 SF | 7/2019; **HOK Group, Inc.** | 8,028 SF | 9/2018
- 21 — **Winter Construction** | 24,983 SF | 12/2019
- 20 — **Deloitte & Touche** | 24,773 SF | 5/2024
- 19 — **Deloitte & Touche** | 24,892 SF | 5/2024
- 18 — **Deloitte & Touche** | 24,892 SF | 5/2024
- 17 — **Deloitte & Touche** | 24,917 SF | 5/2024
- 16 — **Deloitte & Touche** | 24,917 SF | 5/2024
- 15 — **Deloitte & Touche** | 24,921 SF | 5/2024
- 14 — **Deloitte & Touche** | 24,921 SF | 5/2024
- 12 — **Deloitte & Touche** | 24,892 SF | 5/2024
- 11 — **Deloitte & Touche** | 24,941 SF | 5/2024
- 10 — **The Community Foundation** | 18,946 SF | 9/2030; **Vacant** | 5,698 SF
- 9 — **Sizmek Tech** | 12,133 SF | 3/2019; **Vacant** | 11,951 SF
- 8 — **The Henry Grady Foundation** 5,958 SF | 5/2021; **Harold Dawson** 3,194 SF | 3/2018; **Dixon Law Firm, P.C.** 793 SF | 6/2018; **The Burks Companies, Inc.** 6,357 SF | 12/2020; **Vacant** | 4,348 SF; **Georgia Research Alliance** 5,676 SF | 4/2025
- 7 — **Association of County Commissioners of GA** | 18,478 SF | 7/2028; **Vacant** | 3,302 SF; **Narrative Content** | 5,059 SF | 10/2023
- 6 — **Deloitte & Touche** | 35,932 SF | 5/2024
- 5 — **Vacant** | 35,167 SF
- 4 — **Vacant** | 5,389 SF; **Coxe, Curry & Associates** | 16,035 SF | 12/2023
- 3 — **Resolution Fitness (Corporate Sports)** | 17,459 SF | 7/2018
- 2 — **Kanner & Pintalunga** | 6,577 SF | 12/2026
- L — **Mgmt. Office** 2,692 SF; **Vacant** 840 SF; **Eneni's Garden** 840 SF | 1/2023; **Ha Young** 556 SF | 5/2018; **Alma Cocina** 5,434 SF | 11/2023; **Baraso** 822 SF | 1/2018; **Atlanta Police Foundation** 4,539 SF | 3/2023; **Sterling Spoon** 3,277 SF | 4/2018; **Jos. A. Bank** 4,700 SF | 12/2021

VACANT | BUILDING | 2017 | 2018 | 2019 | 2020 | 2021+

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	191 Peachtree

Mortgage Loan No. 2 – 191 Peachtree

191 Peachtree
191 Peachtree Street Northeast
Atlanta, GA 30303
Georgia Institute of Technology
Aquatics Center
Tech Pkwy NW
Fowler St NW
Techwood Dr NW
Centergy One
The Biltmore
Georgia Tech Hotel & Conf. Ctr.
Spring St NW
W Peachtree St NE
RED/GOLD LINES
MARTA
Peachtree St NE
Juniper St NE
AT&T Campus
MIDTOWN
Bobby Dodd Stadium
North Ave NW
Fox Theatre
Georgian Terrace Hotel
North Avenue
The Varsity
Marietta St NW
Atlanta Contemporary Art Center
Coca Cola World Headquarters
Centennial Place
One Georgia Center
Bank of America Tower
Emory Univ. Hospital Midtown
SoNo
Northyards Business Park
Luckie St NW
Pine St NW
Bauder College
ATLANTA
Centennial Hill
Civic Center
Courtland St NE
Atlanta Civic Center
Central Park
Gray St NW
Jones Ave NW
Ivan Allen Jr. Blvd
W Hotel
Allen Plaza
Ralph McGill Blvd NE
Georgia Aquarium
Simpson St NW
New World of Coca Cola
Imagine It! Children's Museum
SunTrust Plaza
Georgia Power
Atlanta Medical Center
Building B
Baker St NE
Hyatt Regency
Marriott Marquis
Atlanta Hilton & Towers
Highland Ave NE
Building C
Centennial Olympic Park
Inforum
Vine City
GEORGIA WORLD CONGRESS CENTER
Atlanta Conv. Ctr. at AmericasMart
PEACHTREE CENTER
Freedom Pkwy
Building A
Chamber of Commerce
Peachtree Center
Intl. Blvd NE
Tabernacle/ Cotton Club
Westin Peachtree Plaza
191 Peachtree Tower
Ellis St NE
Omni Hotel
Northside Dr NW
Georgia Dome
Georgia Intl. Plaza
Philips Arena
CNN Center
Luckie St NW
Georgia Pacific Center
Irwin St NE
Centennial Tower
Rialto Center for the Arts
DOWNTOWN
Hilliard St NE
Jackson St NE
Martin Luther King Jr. Natl. Historic Site
Dome/GWCC/ Philips/CNN
Atlanta Journal-Constitution Bldg.
Auburn Ave NE
Woodruff Park
Apex Museum
MLK Jr Dr SW
Edgewood Ave SE
Mitchell St SW
Richard B. Russell Building
Sam Nunn Atlanta Federal Center
Five Points
Hurt Plaza
Hurt Park
Sweet Auburn Curb Market
Georgia State University
MLK Jr. Federal Bldg.
UNDERGROUND ATLANTA
Piedmont Ave SE
Grady Memorial Hospital
Selena Butler Park
Boulevard SE
Sweet Auburn
Spring St SW
Forsyth St SW
MLK Jr Dr SW
Decatur St SE
Walker St SW
Fulton County Gov't.
Fulton County Courthouse
Georgia State
Bell St SE
King Memorial
Decatur St SE
Greyhound Bus Terminal
Trinity Ave SW
State Capitol Building
MARTA
BLUE/GREEN LINES
Castleberry Hill
Garnett
City Hall
Central Ave SW
Washington St SW
Oakland Cemetery
Peters St SW
MLK Jr Dr SE
Memorial Dr SW
Memorial Dr SE
Capitol Gateway
Woodward Ave SE
Whitehall St SW
Rawson-Washington Park
Hill St SE
Pryor St SW
Central Ave SW
Fulton St SW
Glenwood Ave SE
Sydney St SE
McDaniel St SW
Windsor St SW
Mechanicsville
Hartsfield-Jackson Atlanta Intl. Airport 8 miles
Summerhill
Grant Park
Grant Park
75
85
20
10
154
19
29
41
78
278
Woodstock
Alpharetta
Sugar Hill
Acworth
Suwanee
Roswell
Johns Creek
Kennesaw
Duluth
Marietta
Sandy Springs
Dunwoody
Norcross
Chamblee
Doraville
Lilburn
Powder Springs
Smyrna
Tucker
Mountain Park
Mableton
ATLANTA
Brookhaven
North Decatur
Clarkston
Stone Mountain
Lithia Springs
Scottdale
Decatur
Avondale
Belvedere
Redan
Douglasville
East Point
Gresham Park
Panthersville
College Park
Hapeville
Forest Park
Union City
Fairburn
Riverdale
Morrow

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	191 Peachtree

Mortgage Loan No. 2 – 191 Peachtree

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$55,000,000			Location:	Atlanta, GA 30303
Cut-off Date Balance(1):	$55,000,000			General Property Type:	Office
% of Initial Pool Balance:	6.1%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee / Leasehold
Sponsors:	Oaktree Capital Management, L.P.; Banyan Street Capital, LLC			Year Built/Renovated:	1991/2015
				Size:	1,222,142 SF
Mortgage Rate:	3.7320%			Cut-off Date Balance per SF(1):	$144
Note Date:	10/25/2016			Maturity Date Balance per SF(1):	$144
First Payment Date:	12/5/2016			Property Manager:	BSC Realty Services, LLC (borrower-related)
Maturity Date:	11/5/2026
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(6):	$20,236,332
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield(1):	11.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	11.5%
Additional Debt Type(3):	Pari Passu			UW NCF DSCR(1):	2.69x
Additional Debt Balance(3):	$120,500,000			Most Recent NOI:	$18,135,599 (9/30/2016 TTM)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			2nd Most Recent NOI:	$17,779,244 (12/31/2015)
Reserves(5)				3rd Most Recent NOI:	$17,893,899 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.8% (9/1/2016)
RE Tax:	$616,031	$308,016	N/A	2nd Most Recent Occupancy:	89.3% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	85.5% (12/31/2014)
Recurring Replacements:	$0	$25,461	$1,222,142	Appraised Value (as of):	$270,500,000 (10/3/2016)
TI/LC:	$7,777,741	$101,845	$6,110,710	Cut-off Date LTV Ratio(1):	64.9%
Other:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	64.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$175,500,000	62.4%	Purchase Price:	$267,500,000	95.0%
Borrower Equity:	$105,965,740	37.6%	Reserves:	$8,393,772	3.0%
			Closing Costs:	$5,571,968	2.0%
Total Sources:	$281,465,740	100.0%	Total Uses:	$281,465,740	100.0%

(1)	The 191 Peachtree Mortgage Loan is part of the 191 Peachtree Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $175,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 191 Peachtree Whole Loan.

(2)	Defeasance of the 191 Peachtree Whole Loan is permitted after the earlier of (i) the third anniversary of the closing date of the 191 Peachtree Whole Loan, or (ii) two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected MSBAM 2016-C32 securitization closing date in December 2016.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)”, for further discussion of additional debt.

(4)	See “Mezzanine Loan and Preferred Equity” for further discussion of permitted mezzanine debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the September 1, 2016 rent roll and includes rent steps of $702,066 through September 1, 2017 as well as three new leases that began or will begin in November and December 2016 totaling $966,728.

The Mortgage Loan. The second largest mortgage loan (the “191 Peachtree Mortgage Loan”) is part of a whole loan (the “191 Peachtree Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $175,500,000, all of which are secured by a first priority fee and leasehold mortgage encumbering a 50-story office building, a 14-story parking garage, 2-story retail building and 11-story parking garage totaling 1,222,142 SF known as 191 Peachtree in Atlanta, Georgia (the “191 Peachtree Property”). Promissory Note A-3, in the original principal amount of $55,000,000, represents the 191 Peachtree Mortgage Loan and will be included in the MSBAM 2016-C32 trust. Promissory Note A-1, in the original principal amount of $65,500,000, and Promissory Note A-4, in the original principal amount of $14,500,000, are expected to be included in the MSC 2016-UBS12 securitization trust. Promissory Note A-2 with an original principal amount of $40,500,000 is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. Promissory Notes A-1, A-2 and A-4 collectively represent non-serviced companion loans (the “191 Peachtree Non-Serviced Pari Passu Companion Loans”). The 191 Peachtree Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the MSC 2016-UBS12 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	191 Peachtree

The proceeds of the 191 Peachtree Whole Loan, together with $105,965,740 of borrower equity, were used to acquire the 191 Peachtree Property, fund reserves and pay closing costs.

The Borrower and the Sponsors. The borrower is Banyan Street/GAP 191 Peachtree Owner, LLC (the “191 Peachtree Borrower”), a single-purpose Delaware limited liability company with two independent directors. The loan sponsors are Oaktree Capital Management, L.P. and Banyan Street Capital, LLC, and the non-recourse carveout guarantors are Rodolfo Prio Touzet and Oaktree Pinnacle Investment Fund, L.P. The non-recourse carveout guaranty of Oaktree Pinnacle Investment Fund, L.P. is limited solely to certain voluntary or collusive bankruptcy events and transfer of the 191 Peachtree Property and/or all or substantially all of the direct or indirect equity interests in the 191 Peachtree Borrower in contravention of the 191 Peachtree Whole Loan documents, and such guarantor is not a party to the environmental indemnity.

The 191 Peachtree Borrower is 100.0% owned by Banyan Tree/GAP 191 Peachtree Holdings, LLC, a Delaware entity, which in turn is 5% owned by Banyan Tree 191 Peachtree Holdings, LLC and 95% owned by 191 Peachtree Grand Avenue Partners, LLC. 191 Peachtree Grand Avenue Partners, LLC, through other entities, is ultimately controlled by Oaktree Pinnacle Investment Fund GP, Ltd. which is the sole director of Oaktree Capital Management, L.P., the investment manager.

Oaktree Capital Management, L.P. is an investment manager and is involved in a variety of real estate investments, including direct property investments, corporate investments, debt and real estate related equity securities.

Banyan Street Capital, LLC is a private real estate investment firm. The firm’s principals have been involved in the acquisition of real estate assets and have executed disposition strategies including the sale of operating businesses and real estate portfolios to publicly-traded REITs.

The Property. The 191 Peachtree Property consists of a 50-story, Class A, multi-tenant office building totaling 1,222,142 SF and a 14-story parking garage, an adjacent two-story retail building located at 201 Peachtree Street and an 11-story parking garage located at 221 Peachtree Street. Amenities at the 191 Peachtree Property include on-site below-grade parking, an owner-operated fitness center, a variety of eateries and access through a joined, eight-story atrium to the Ritz-Carlton Atlanta Downtown. The Peachtree Center subway station is located approximately 300 feet from the 191 Peachtree Property. The 191 Peachtree Property was constructed and developed by Cousins and Hines in 1991 and subsequently renovated in 2015. Historical capital expenditures totaled approximately $5.8 million and included primarily structural upgrades.

The 191 Peachtree Property was 88.8% leased as of September 1, 2016 to over 60 tenants primarily in the financial services, law and accounting industries and has an average occupancy of approximately 86% in the last five years. The largest tenant at the 191 Peachtree Property is Deloitte & Touche (21.3% of NRA). No other tenant occupies more than 5.3% of NRA.

The 191 Peachtree Property is located in the Atlanta Downtown submarket within the Central Business District of Atlanta, Georgia. The Atlanta Downtown submarket is defined as a four square-mile area centered near the intersection of Peachtree Street and Andrew Young International Boulevard. Georgia State University, Grady Memorial Hospital, Centennial Olympic Park, the CNN Center, Phillips Arena, the Georgia World Congress Center and the Georgia Dome are located in the area of the 191 Peachtree Property. Other nearby development includes Peachtree Center, a mixed-use development owned by an affiliate of the 191 Peachtree Borrower that consists of approximately 2.6 million SF of office space, three hotels and a three-tiered retail mall, which may compete with the 191 Peachtree Property, and AmericasMart, a permanent wholesale trade center that hosts several trade shows each year.

A portion of the 191 Peachtree Property, located under the parking garage servicing the office building at 191 Peachtree Street, is comprised of a leasehold interest (with an entity owning the Ritz Carlton Atlanta as the ground lessor) under a 99-year term ground lease which expires February 10, 2087, and has one 99-year extension, making the final maturity February 10, 2186. The annual ground rent is $97,500 through February 9, 2017 and will increase by $2,500 per year for the remainder of the term.

Major Tenants.

Deloitte & Touche (259,998 SF, 21.3% of NRA, 27.7% of underwritten rent). Deloitte & Touche (“Deloitte”) is one of the “big four” accounting firms and provides audit, consulting, tax and advisory services to many companies nationwide. The 191 Peachtree Property serves as Deloitte’s regional headquarters for the southeast, and was recently selected as the site for a new $10 million “Innovation Lab” technology development center for the firm. Deloitte has been in occupancy since 2009, has a lease expiration of May 31, 2024 and has two five-year renewal options. Deloitte has a termination option effective May 31, 2021, provided that written notice is delivered prior to November 30, 2019. The termination payment is estimated to be the unamortized portion of (i) the construction allowance, (ii) payments made by the landlord pursuant to a separate lease with the tenant which was assigned to the 191 Peachtree Borrower, and (iii) brokerage commissions, other than to one specified broker, plus all rent which would have been due for the 12-month period following the termination date.

Hall, Booth, Smith, P.C. (64,359 SF, 5.3% of NRA, 5.1% of underwritten rent). Hall, Booth, Smith, P.C. is a law firm with offices in 12 locations serving clients nationally as well as internationally, primarily in Europe. Hall, Booth, Smith, P.C. has been in occupancy since 2010, expanded in 2014 and has a lease expiration of April 30, 2021.

Ogletree, Deakins (52,510 SF, 4.3% of NRA, 5.2% of underwritten rent). Ogletree, Deakins is a law firm headquartered in Greenville, South Carolina with over 47 offices in North America and two offices in Europe. Ogletree, Deakins specializes in labor and employment law and works with a variety of companies. Ogletree, Deakins has been in occupancy since 2009, expanded in 2013 and has a lease expiration of April 30, 2019.

Carlock, Copeland & Stair (52,028 SF, 4.3% of NRA, 4.0% of underwritten rent). Carlock, Copeland & Stair is a litigation law firm specializing in medical malpractice, professional liability, trucking and transportation, construction and workers’ compensation, with offices located primarily in the southeast. Carlock, Copeland & Stair has been in occupancy since 2011 and has a lease expiration of September 30, 2022. Carlock, Copeland & Stair has a termination option of up to 26,014 SF, all of which being on one floor, effective on December 31, 2019, provided that written notice is delivered prior to December 31, 2018. The termination payment is estimated to equal certain unamortized rental concessions, brokerage commissions, and tenant improvement costs and certain costs of the borrower in refitting the terminated space.

Morgan & Morgan (51,927 SF, 4.2% of NRA, 4.1% of underwritten rent). Morgan & Morgan is a personal injury law firm with offices in 34 locations nationally. Morgan & Morgan has been in occupancy since 2007, most recently expanded in 2016 and has a lease expiration date of November 30, 2026. Morgan & Morgan has received a rent abatement of $121,538 through November 2016, which amount was reserved at closing. Morgan & Morgan has a termination option of up to 15% of its leased square footage effective January 31, 2024, provided that written notice is delivered prior to January

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	191 Peachtree

31, 2023. The termination payment is estimated to equal the unamortized costs of free or abated rent, certain construction allowances, and broker’s commissions.

The following table presents certain information relating to the leases at the 191 Peachtree Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Deloitte & Touche	NR/NR/NR	259,998	21.3%	$5,823,955	27.7%	$22.40	5/31/2024(4)
Hall, Booth, Smith, P.C.	NR/NR/NR	64,359	5.3%	$1,066,429	5.1%	$16.57	4/30/2021
Ogletree, Deakins	NR/NR/NR	52,510	4.3%	$1,094,308	5.2%	$20.84	4/30/2019
Carlock, Copeland & Stair	NR/NR/NR	52,028	4.3%	$838,691	4.0%	$16.12	9/30/2022(5)
Morgan & Morgan(6)	NR/NR/NR	51,927	4.2%	$865,818	4.1%	$16.67	11/30/2026(7)
Subtotal/Wtd. Avg.		480,822	39.3%	$9,689,201	46.0%	$20.15
Other Tenants		603,854	49.4%	$11,358,132	54.0%	$18.81
Vacant Space		137,466	11.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,222,142	100.0%	$21,047,334	100.0%	$19.40

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Deloitte has a termination option effective May 31, 2021, provided that written notice is delivered prior to November 30, 2019. The termination payment is estimated to be the unamortized portion of (i) construction allowance, (ii) payments made by the landlord pursuant to a separate lease with the tenant which was assigned to the 191 Peachtree Borrower, and (iii) brokerage commissions, other than to a specified broker, plus all rent which would have been due for the 12-month period following the termination date.

(5)	Carlock, Copeland & Stair has a termination option of up to 26,014 SF, all of which being on one floor, effective on December 31, 2019, provided that written notice is delivered prior to December 31, 2018. The termination payment is estimated to equal certain unamortized rental concessions, brokerage commissions, and tenant improvement costs and certain costs of the borrower in refitting the terminated space.

(6)	Morgan & Morgan has received a rent abatement of $121,538 through November 2016, which amount was reserved at closing.

(7)	Morgan & Morgan has a termination option of up to 15% of its leased square footage effective January 31, 2024, provided that written notice is delivered prior to January 31, 2023. The termination payment is estimated to equal the unamortized costs of free or abated rent, certain construction allowances, and broker’s commissions.

The following table presents certain information relating to the lease rollover schedule at the 191 Peachtree Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	5	18,681	1.5%	1.5%	$22.37	$417,954	2.0%	2.0%
2018	8	16,997	1.4%	2.9%	$19.04	$323,559	1.5%	3.5%
2019	10	126,044	10.3%	13.2%	$19.73	$2,486,868	11.8%	15.3%
2020	5	19,374	1.6%	14.8%	$26.22	$507,952	2.4%	17.8%
2021	10	90,517	7.4%	22.2%	$18.48	$1,672,644	7.9%	25.7%
2022	7	126,160	10.3%	32.5%	$18.78	$2,369,561	11.3%	37.0%
2023	10	95,633	7.8%	40.4%	$22.08	$2,111,499	10.0%	47.0%
2024	12	300,569	24.6%	65.0%	$22.19	$6,668,599	31.7%	78.7%
2025	7	75,762	6.2%	71.2%	$17.91	$1,356,553	6.4%	85.1%
2026	8	67,220	5.5%	76.7%	$17.51	$1,176,953	5.6%	90.7%
2027 & Beyond	11	147,719	12.1%	88.8%	$13.24	$1,955,191	9.3%	100.0%
Vacant	0	137,466	11.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	93	1,222,142	100.0%		$19.40	$21,047,334	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The 191 Peachtree Property is located in the heart of downtown Atlanta, Georgia. Major local thoroughfares surround the 191 Peachtree Property, connecting it to other nearby submarkets. The area is supported by the MARTA rail system and consists of both old and new commercial, retail and multi-family residential developments. Regional access is provided by Interstate 85, connecting Atlanta with North Carolina in the northeast and Alabama in the west. Interstate 85 further connects to Interstates 75 and 20; Interstate 75 connects the Atlanta area to Tennessee in the north and Florida in the south and Interstate 20 connects the Atlanta area to South Carolina in the east and to Alabama in the west.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	191 Peachtree

The 191 Peachtree Property is located in the Atlanta office market. As of the second quarter in 2016, the Atlanta office market contained 138,959,309 SF of office space, with a market vacancy of 16.0% and average asking rents of $23.07 PSF. Vacancy and average asking rents for Class A office buildings in the Atlanta office market were 16.0% and $27.11 PSF, respectively. The 191 Peachtree Property is located in the Downtown office submarket within the Atlanta Central Business District. As of the second quarter in 2016, the Downtown office submarket contained 15,101,773 SF of office space, with a submarket vacancy of 22.5% and asking rents of $22.94 PSF. Vacancy and asking rents for Class A office buildings in the Downtown office submarket were 16.5% and $24.42 PSF, respectively.

According to the appraisal, approximately 3.1 million SF of new office product is being constructed in Atlanta, of which approximately 60% has been pre-leased. However, none of the new construction is taking place in the Downtown office submarket where the 191 Peachtree Property is located.

The estimated 2015 population within a one-, three- and five-mile radius of the 191 Peachtree Property is 25,731, 170,887 and 344,811, respectively, according to the appraisal. The estimated 2015 average household income within a one-, three- and five-mile radius of the 191 Peachtree Property is $55,204, $79,228 and $81,152, respectively. The 2015 average household income for the greater city of Atlanta was $82,479.

The following table presents recent leasing data at competitive office buildings with respect to the 191 Peachtree Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps/SF
1100 Peachtree 1100 Peachtree Street NE Atlanta, GA	1991	A	570,004	Confidential	22,144	2Q 2016	10.0	$20.00	2.75%
One Atlantic Center 1201 West Peachtree Street NW Atlanta, GA	1987	A	1,100,312	Confidential	44,696	2Q 2016	15.0	$18.75	2.75%
Ten 10th Street 10 10th Street NW Atlanta, GA	2001	A	421,417	Mandarin Oriental Management	12,655	2Q 2016	3.0	$35.00	3.0%
999 Peachtree 999 Peachtree Street NE Atlanta, GA	1987	A	621,946	Available	22,643	4Q 2016	10.0	$35.00	3.0%
Bank of America Plaza 600 Peachtree Street NE Atlanta, GA	1992	A	1,312,980	Available	25,000	4Q 2016	5.0-10.0	$30.00	Negotiable
SunTrust Plaza 303 Peachtree Street NE Atlanta, GA	1992	A	1,249,022	Available	15,872	4Q 2016	5.0	$30.00	3.0%

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 191 Peachtree Property:

Cash Flow Analysis
	2013	2014	2015	9/30/2016 TTM	UW	UW PSF
Gross Potential Rent(1)	$17,776,623	$18,176,040	$17,811,762	$17,722,426	$21,047,334	$17.22
Total Recoveries	$8,794,528	$9,420,005	$9,934,060	$10,208,281	$10,755,655	$8.80
Total Other Income(2)	$3,877,795	$4,240,638	$4,250,652	$4,401,483	$4,250,652	$3.48
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$30,448,946	$31,836,683	$31,996,474	$32,332,190	$36,053,641	$29.50
Total Operating Expenses	$13,420,494	$13,942,784	$14,217,230	$14,196,590	$15,817,308	$12.94
Net Operating Income	$17,028,452	$17,893,899	$17,779,244	$18,135,599	$20,236,332	$16.56
Capital Expenditures	$0	$0	$0	$0	$305,536	$0.25
TI/LC	$0	$0	$0	$0	$2,096,099	$1.72
Net Cash Flow	$17,028,452	$17,893,899	$17,779,244	$18,135,599	$17,834,697	$14.59

Occupancy %	84.7%	85.5%	89.3%	88.8%(3)	88.8%(3)
NOI DSCR(4)	2.56x	2.69x	2.68x	2.73x	3.05x
NCF DSCR(4)	2.56x	2.69x	2.68x	2.73x	2.69x
NOI Debt Yield(4)	9.7%	10.2%	10.1%	10.3%	11.5%
NCF Debt Yield(4)	9.7%	10.2%	10.1%	10.3%	10.2%

(1)	Gross Potential Rent has been underwritten based on the September 1, 2016 rent roll and includes rent steps of $702,066 through September 1, 2017, as well as three new leases that began or will begin in November and December 2016 totaling $966,728.

(2)	Total Other Income includes storage income, roof/telecommunications revenue, parking income and other miscellaneous income. Parking income constitutes approximately 10.2% of Effective Gross Income.

(3)	Occupancy as of September 1, 2016.

(4)	Debt service coverage ratios and debt yields are based on the 191 Peachtree Whole Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	191 Peachtree

Escrows and Reserves. The 191 Peachtree Whole Loan documents provide for upfront reserves in the amount of $616,031 for real estate taxes, $5,386,285 for existing tenant improvements and leasing commissions owed to ten tenants, including the fifth largest tenant, Morgan & Morgan, and $2,391,456 for free rent for 14 tenants, including Morgan & Morgan (to be disbursed monthly in each month in which a free rent period applies in lieu of the rent that would have been due absent such free rent period). The 191 Peachtree Borrower is required to escrow monthly: (i) 1/12th of the annual estimated real estate taxes; (ii) from and after the expiration of the insurance policies in effect on the origination date, 1/12th of the annual estimated insurance premiums (unless (i) no event of default has occurred and is continuing, (ii) either (A) the 191 Peachtree Borrower maintains an acceptable blanket policy or (B) amounts sufficient to pay all insurance premiums have been deposited with the property manager pursuant to the property management agreement and the lender receives reasonably acceptable evidence of such deposits, and (iii) insurance premiums are paid in a timely manner). The 191 Peachtree Borrower is required to deposit monthly $25,461 into an escrow for replacements and repairs, provided that the obligation to make such deposits is suspended during any period that the amounts in such escrow equal or exceed $1,222,142. The 191 Peachtree Borrower is required to deposit monthly $101,845 into an escrow for future tenant improvements and leasing commissions (the “Rollover Reserve”), provided that the obligation to make such deposits is suspended during any period that the amount in the Rollover Reserve is equal to, or exceeds $6,110,710, excluding the upfront reserve amount.

From and after the occurrence of a Deloitte Vacancy Event (as defined below), the 191 Peachtree Borrower is required to deposit on each monthly payment date all excess cash flow into an escrow (the “Deloitte Vacancy Reserve”) for tenant improvements, tenant allowances and leasing commissions that may be incurred with respect to the re-tenanting of the Deloitte Space (as defined below) or of the Closing Date Vacant Space (as defined below) until an aggregate amount equal to $50 per leasable square foot of the Deloitte Space has been so deposited. In addition, to the extent there are not sufficient funds in the Rollover Reserve, the 191 Peachtree Borrower is permitted to utilize Deloitte Vacancy Reserve funds for payment of up to 65% of the cost of tenant improvements, tenant improvement allowances and/or leasing commissions with respect to leases for space other than the Deloitte Space or Closing Date Vacant Space.

A “Deloitte Vacancy Event” will commence on the earliest to occur of (i) Deloitte LLP failing to either (A) renew its lease for all or substantially all of the Deloitte Space for its initial five year renewal term pursuant to the provisions of its lease or (B) enter into a new lease with a minimum five year term, a minimum base rent of $15.50 PSF, and in compliance with certain other requirements set forth in the 191 Peachtree Whole Loan documents, which new lease may reduce the rented space by 75,000 SF relative to the Deloitte Space on the origination date (either of (A) and (B), a “Deloitte Renewal Event”), on or before May 31, 2022, (ii) certain bankruptcy events with respect to Deloitte LLP, or (iii) the termination or cancellation of Deloitte LLP’s lease prior to May 31, 2022 without payment to the 191 Peachtree Borrower of the lease termination fee specified in such lease or a monetary default is continuing under such lease for at least 90 days, and will end upon (w) the occurrence of a Deloitte Renewal Event, (x) the execution of new leases in accordance with the terms of the 191 Peachtree Whole Loan documents with initial terms of at least five years and which are otherwise reasonably acceptable to the lender and in the aggregate demise at least 75% of the Deloitte Space, (y) with respect to a bankruptcy event of Deloitte LLP only, Deloitte LLP has assumed its lease in connection with the bankruptcy event or the bankruptcy event has been discharged or dismissed, or (z) with respect to a continuing monetary default under Deloitte LLP’s lease, the cure of all such monetary defaults.

“Deloitte Space” means the space leased to Deloitte LLP pursuant to its lease as of the origination date.

“Closing Date Vacant Space” means 89,132 SF of space identified in the 191 Peachtree Whole Loan documents that was vacant as of the origination date and has not been subsequently leased as of the date of determination.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 191 Peachtree Whole Loan. The 191 Peachtree Whole Loan has in-place cash management. All funds in the lockbox account are required to be swept on each business day to a cash management account controlled by the lender, and applied, provided that no event of default is continuing under the 191 Peachtree Whole Loan, on each monthly payment date to pay debt service on the 191 Peachtree Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse, if a Cash Trap Period (as defined below) or Deloitte Vacancy Event is continuing, the monthly operating expenses referenced in the approved annual budget and extraordinary expenses approved (if more than 5% in excess of the corresponding line item in the approved annual budget) by the lender, and to disburse the remainder (i) if a Deloitte Vacancy Event is continuing, into the Deloitte Vacancy Reserve until an aggregate amount equal to $50 per leasable square foot of the Deloitte Space has been so deposited, (ii) if a Cash Trap Period is continuing and no Deloitte Vacancy Reserve Period is continuing, into an account to be held by the lender as additional security for the 191 Peachtree Whole Loan during the continuance of such Cash Trap Period and (iii) if no Cash Trap Period or event of default under the 191 Peachtree Whole Loan is continuing, to the 191 Peachtree Borrower.

A “Cash Trap Period” means the period of time commencing after the cash management bank has received notice from the lender that a Trigger Period (as defined below) has commenced and is continuing until the cash management bank has received notice from the lender that such Trigger Period has ceased.

A “Trigger Period” means the period:

(i) commencing upon an event of default under the 191 Peachtree Whole Loan documents and ending upon the date that such event of default is cured or waived, or

(ii) commencing on the date upon which the combined debt service coverage ratio on the 191 Peachtree Whole Loan and any related mezzanine loan is less than 1.40x for any calendar quarter, and ending on the date the combined debt service coverage ratio on the 191 Peachtree Whole Loan and any related mezzanine loan equals or exceeds 1.45x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The 191 Peachtree Property also secures the 191 Peachtree Non-Serviced Pari Passu Companion Loans, which have a Cut-off Date principal balance of $120,500,000. The 191 Peachtree Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 191 Peachtree Mortgage Loan. The 191 Peachtree Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the 191 Peachtree Non-Serviced Pari Passu Companion Loans. The holders of the 191 Peachtree Mortgage Loan and the 191 Peachtree Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 191 Peachtree Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	191 Peachtree

Mezzanine Loan and Preferred Equity. The 191 Peachtree Borrower is permitted to allow the owners of the 191 Peachtree Borrower to borrow a mezzanine loan secured by 100% of the ownership interests in the 191 Peachtree Borrower, provided that the following conditions, among others, are satisfied: (i) as of the date the mezzanine loan is made, the aggregate loan to value ratio of the 191 Peachtree Whole Loan and such mezzanine loan is not more than 65.0%, (ii) as of the date the mezzanine loan is made, the aggregate debt yield of the 191 Peachtree Whole Loan and such mezzanine loan is not less than 11.0%, (iii) the mezzanine loan has an initial maturity not earlier than the maturity date of the 191 Peachtree Whole Loan and all other terms and conditions thereof are reasonably acceptable to the lender under the 191 Peachtree Whole Loan, (iv) the mezzanine lender entering into a customary intercreditor agreement in form acceptable to the lender under the 191 Peachtree Whole Loan in its reasonable discretion, (v) the mezzanine loan is a fixed rate loan or a floating rate loan (in which case the mezzanine borrower shall be required to purchase an interest rate cap at a strike price reasonably acceptable to the lender under the 191 Peachtree Whole Loan), and (vi) receipt of a rating agency confirmation.

Release of Property. No material partial releases permitted.

Terrorism Insurance. The 191 Peachtree Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 191 Peachtree Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 191 Peachtree Property and eighteen months of business interruption insurance, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or an extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Wolfchase Galleria

Mortgage Loan No. 3 – Wolfchase Galleria

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Wolfchase Galleria

Mortgage Loan No. 3 – Wolfchase Galleria

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Wolfchase Galleria

Mortgage Loan No. 3 – Wolfchase Galleria

64 STAGE ROAD
FRIDAYS
EL PORTON MEXICAN RESTAURANT
PLAZA AT WOLFCHASE
Olive Garden
BED BATH & BEYOND
macy's
sears
SHOPS
jcpenney
Dillard's
BARNES & NOBLE
GERMANTOWN PARKWAY
J. ALEXANDER'S
Holiday Inn
40
N
Anchor
Major / In-line
Outparcel
Not Part of the Collateral

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Wolfchase Galleria

Mortgage Loan No. 3 – Wolfchase Galleria

Wolfchase Galleria
2760 North Germantown Parkway
Memphis, TN 38133
Brunswick
Lakeland
Bartlett
Cordova
MEMPHIS
Germantown
Collierville
Berclair
Grahamwood
Richland Acres
East Memphis
White Station
Colonial Acres
Poplar Estates
Southeast Memphis
SHELBY COUNTY
The Commons
Shelby Farms Park
Downtown 9 miles
Memphis Intl. Airport 6 miles
Old Brownsville Rd.
Summer Ave.
Ellendale Rd.
Elmo Rd.
Sam Cooper Blvd.
Walnut Grove Rd.
Poplar Ave.
Poplar Pike
Wolf River Blvd.
Macon Rd.
Dexter Rd.
Raleigh LaGrange Rd.
Germantown Rd.
Bill Morris Pkwy
Garner Lake
Colonial Country Club
Cordova Country Club
Germantown Square
Shelby Farms Dog and Equestrian Area
AgriCenter International
University of Phoenix-Memphis Campus
Baptist Women's Health Center
Baptist Mem. Hospital Memphis
St. Francis Hospital
Methodist le Bonheur Germantown Hosp.
Delta Medical Center
University of Memphis
Audubon Park
Memphis Botanic Garden
Shelby Crossing Shopping Ctr.
SW Tennessee Community College
Laurelwood Shopping Ctr.
Old Court Mall
Malco Paradiso Theatre
Eastgate Shopping Center
Shops of Saddle Creek
Exeter Village Shopping Center
Germantown Performing Arts Center
Village Shops of Forest Hill
Unified Health Services
Pfizer
Stonebridge Golf Course
Quail Ridge Golf Course
Bartlett Park
John F Kennedy Park
FedEx Park, Billy J. Murphy Athletic Complex
Millington
Arlington
Hickory Withe
Olive Branch
Southaven
ARKANSAS
TENNESSEE
MISSISSIPPI

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Wolfchase Galleria

Mortgage Loan No. 3 – Wolfchase Galleria

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$55,000,000			Location:	Memphis, TN 38133
Cut-off Date Balance(1):	$54,922,796			General Property Type:	Retail
% of Initial Pool Balance:	6.1%			Detailed Property Type:	Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1997/N/A
Mortgage Rate:	4.1460%			Size(5):	391,862 SF
Note Date:	10/26/2016			Cut-off Date Balance per SF(1):	$420
First Payment Date:	12/1/2016			Maturity Date Balance per SF(1):	$337
Maturity Date:	11/1/2026			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$17,678,128
Seasoning:	1 month			UW NOI Debt Yield(1):	10.7%
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity(1):	13.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.72x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$17,306,615 (8/31/2016 TTM)
Additional Debt Balance (3):	$109,845,592			2nd Most Recent NOI:	$17,180,445 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$17,289,809 (12/31/2014)
Reserves(4)				Most Recent Occupancy(6):	90.1% (9/28/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.2% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	95.3% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$254,000,000 (9/26/2016)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	64.9%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	52.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$165,000,000	72.8%	Loan Payoff:	$226,094,022	99.7%
Borrower Equity:	$61,688,908	27.2%	Closing Costs:	$594,886	0.3%
Total Sources:	$226,688,908	100.0%	Total Uses:	$226,688,908	100.0%

(1)	The Wolfchase Galleria Mortgage Loan is part of the Wolfchase Galleria Whole Loan, which is comprised of eight pari passu promissory notes. The eight Wolfchase Galleria pari passu promissory notes have a combined original principal balance of $165,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the eight notes totaling $165,000,000.

(2)	Defeasance of the Wolfchase Galleria Whole Loan is permitted after the earlier of (i) June 1, 2020, or (ii) two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected MSBAM 2016-C32 securitization closing date in December 2016.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Wolfchase Galleria Property is part of a shopping center with a total of 1,267,857 SF, which includes non-collateral anchor tenants, Macy’s (252,720 SF), Dillard’s (203,943 SF), Sears (160,885 SF) and J.C. Penney (144,047 SF).

(6)	Most recent occupancy information is calculated based on the collateral SF of 391,862, and excludes two tenants currently in occupancy that are expected to vacate (Love Culture – 9,713 SF and Tempur Pedic – 1,020 SF). Three tenants totaling 14,321 SF have executed leases but are currently not in occupancy (Footlocker / House of Hoops, Cinnabon and Papaya) and underwritten as occupied. The occupancy including the non-collateral anchors and outparcels is 96.9%.

The Mortgage Loan. The third largest mortgage loan (the “Wolfchase Galleria Mortgage Loan”) is part of a whole loan (the “Wolfchase Galleria Whole Loan”) evidenced by eight pari passu promissory notes in the aggregate original principal amount of $165,000,000, all of which are secured by a first priority fee mortgage encumbering a regional mall known as Wolfchase Galleria (the “Wolfchase Galleria Property”). The Wolfchase Galleria Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”) and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”). Promissory Note A-2 in the original principal amount of $50,000,000 and Promissory Note A-1-2 in the original principal amount of $5,000,000 represent the Wolfchase Galleria Mortgage Loan and will be included in the MSBAM 2016-C32 securitization trust. Promissory Note A-1-1 currently held by MSBNA or an affiliate thereof, in the original principal amount of $35,000,000, and Promissory Note A-3 currently held by UBS AG or an affiliate thereof, in the original principal amount of $35,000,000, are expected to be included in the MSC 2016-UBS12 securitization trust. Promissory Notes A-1-1, A-3, A-4, A-5, A-6 and A-7, in the aggregate original principal amount of $110,000,000, collectively represent non-serviced companion loans (the “Wolfchase Galleria Non-Serviced Pari Passu Companion Loans”). The Wolfchase Galleria Non-Serviced Pari Passu Companion Loans, represented by Promissory Note A-4 in the original principal amount of $5,000,000, Promissory Note A-5 in the original principal amount of $5,000,000, Promissory Note A-6 in the original principal amount of $20,000,000 and Promissory Note A-7 in the original principal amount of $10,000,000, are currently held by UBS AG, or an affiliate thereof on the closing date of this transaction and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Wolfchase Galleria Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2016-UBS12 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Wolfchase Galleria

The proceeds of the Wolfchase Galleria Whole Loan, together with $61,688,908 of borrower equity, were used to refinance a previous loan with an original principal balance of $226,094,022 secured by the Wolfchase Galleria Property and pay closing costs. The previous mortgage loan secured by the Wolfchase Galleria Property was included in the GECMC 2007-C1 transaction.

The Borrower and the Sponsor. The borrower is Galleria at Wolfchase, LLC (the “Wolfchase Galleria Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Wolfchase Galleria Borrower is controlled by and 94.5% owned by entities controlled by Simon Property Group, L.P. (the “Wolfchase Galleria Sponsor”). The Wolfchase Galleria Sponsor is the non-recourse carveout guarantor of the Wolfchase Galleria Whole Loan.

For so long as the Wolfchase Galleria Sponsor is the non-recourse carveout guarantor, the liability of the non-recourse carveout guarantor or a replacement guarantor under the non-recourse carveout guaranty (which also covers environmental provisions in the Wolfchase Galleria Whole Loan documents) is capped at $33,000,000, in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of such guaranty or the preservation of the lender’s rights thereunder.

The Wolfchase Galleria Sponsor is also a sponsor of the borrower under the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Potomac Mills.

The Wolfchase Galleria Sponsor is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly-traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly-traded owners, operators and developers of retail assets in the United States. As of December 31, 2015, Simon operated 209 properties, consisting of 108 malls, 71 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers, and 12 other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 184 million SF.

The Property. The Wolfchase Galleria Property consists of 391,862 SF contained in a two-story regional mall and anchored by Malco Theatres, in addition to four non-collateral anchor stores that include Macy’s, Dillard’s, Sears and J.C. Penney, and is surrounded by several non-collateral outparcels that include Bed Bath & Beyond Inc., Barnes & Noble, Bahama Breeze, Olive Garden, Logan’s Roadhouse and First Tennessee Bank, among others. Included in the collateral are 5,926 parking spaces. The Wolfchase Galleria Property was 90.1% leased as of September 28, 2016 to a mix of 106 national retail and restaurant tenants. Including non-collateral anchors and outparcels, the Wolfchase Galleria Mall is 96.9% occupied. The three largest tenants by collateral NRA include Malco Theatres, The Finish Line and Victoria’s Secret, with no other tenant occupying more than 3.3% of NRA or representing more than 4.0% of underwritten base rent. The five largest tenants total 22.6% of NRA and 15.5% of underwritten rent. Other tenants include: Express/Express Men, New York & Company, Pandora, Bath & Body Works, GameStop and Sephora.

As of September 28, 2016, the Wolfchase Galleria Property was 90.1% occupied. Historical occupancy at the Wolfchase Galleria Property has averaged 93.4% from 2010 to 2015. Total in-line sales at the Wolfchase Galleria Property for the trailing 12 months ending August 31, 2016 were approximately $78.9 million with an average of $393 PSF, resulting in an occupancy cost of 17.6%. Recent leasing at the Wolfchase Galleria Property includes eight tenants totaling 30,794 SF that have signed new leases or renewed existing leases at the Wolfchase Galleria Property in 2016, and includes Bath & Body Works, City Gear, Gap Kids/Baby Gap, Gould’s Salon, Kids Footlocker, Lovestick, Supreme Cuts and Papaya.

The Wolfchase Galleria Property is accessible via North Germantown Parkway and State Road 64, each a primary arterial through the submarket. Interstate-40, the primary east-west regional thoroughfare for the greater Memphis market and the state of Tennessee, borders the Wolfchase Galleria Property to the southeast, and intersects North Germantown Parkway and State Road 64 on the east and west side of the Wolfchase Galleria Property, respectively.

The following table presents a summary of historical comparable in-line sales, occupancy costs and total mall sales at the Wolfchase Galleria Property.

Historical Sales Summary(1)
Year	Occupancy(2)	Comparable In-Line Tenant Sales PSF	Comparable In-line Tenant Occupancy Cost %(3)	Total Comparable In-line Sales	Total Mall Sales(4)
2013	95.2%	$395	17.2%	$72,119,441	$95,655,352
2014	98.7%	$383	17.9%	$80,872,088	$105,041,718
2015	97.5%	$399	17.6%	$81,680,436	$106,376,248
8/31/2016 TTM	98.4%(5)	$393(6)	17.6%(6)	$78,856,693	$124,655,752

(1)	Comparable In-line tenant sales are based on tenants (<10,000 SF) who have been open and operating continuously from the beginning of the prior calendar year and are provided by Simon.

(2)	Occupancy excludes non-collateral anchor tenants and includes temporary tenants. Excluding temporary tenants, the historical occupancy is 92.4%, 95.3%, 92.2% and 93.5% for 2013, 2014, 2015 and August 31, 2016 TTM, respectively, as provided by Simon.

(3)	Comparable In-Line Tenant Occupancy Cost % calculations are based on UW Total Rent (base rent, recoveries, % rent in lieu and overage rent) per SF for all tenants <10,000 SF divided by the comparable in-line sales for tenants who have been open and operating continuously from the beginning of the prior calendar year.

(4)	Total Mall Sales exclude non-collateral anchors and outparcels.

(5)	Includes two tenants totaling 10,733 SF (Love Culture and Tempur Pedic) that are currently in occupancy, but are expected to vacate. These tenants were underwritten as vacant.

(6)	Comparable Tenant In-Line Sales PSF and Occupancy Cost % for the August 31, 2016 TTM are based on the underwritten rent roll as of September 28, 2016.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Wolfchase Galleria

Major Tenants.

Malco Theatres (30,000 SF, 7.7% of NRA, 2.2% of underwritten base rent). Malco Theatres leases 30,000 SF at the Wolfchase Galleria Property and operates the space as an eight-screen movie theater. The lease commenced February 26, 1997 and has an expiration date of December 31, 2021. Malco Theatres is a movie theater chain that has remained family owned and operated for over nine decades. The company has 326 screens across 33 locations in five states including Arkansas, Kentucky, Mississippi, Missouri and Tennessee.

Malco Theatres agreed to extend their lease at the Wolfchase Galleria Property for an approximately 4.5 year term with three additional five-year extension options. The lease extension requires Malco Theatres to invest at least $500,000 in renovating the theater by November 2017 to include new signage, flooring, seating and restrooms. In conjunction with the lease extension and renovations, Malco Theatres has agreed to attempt to sell their Stage Cinema movie theater located approximately 1.3 miles from the Wolfchase Galleria Property, to a non-theater operator for redevelopment.

The Finish Line (21,899 SF, 5.6% of NRA, 3.3% of underwritten base rent). The Finish Line leases 21,899 SF at the Wolfchase Galleria Property. The lease commenced March 1, 2012 and has an expiration date of February 28, 2022. The Finish Line is a U.S.-based specialty retailer of athletic footwear, apparel and accessories. As of April 2, 2016, the company operated 589 Finish Line stores across 44 states and Puerto Rico.

Victoria’s Secret (13,330 SF, 3.4% of NRA, 3.8% of underwritten base rent). Victoria’s Secret leases 13,330 SF at the Wolfchase Galleria Property. The lease commenced October 1, 2007 and has an expiration date of January 31, 2018. Victoria’s Secret, a subsidiary of Retail Store Operations, Inc., is a specialty retailer of apparel, lingerie, footwear and accessories for women.

Forever 21 (12,986 SF, 3.3% of NRA, 4.0% of underwritten base rent). Forever 21 leases 12,986 SF at the Wolfchase Galleria Property. The lease commenced June 13, 2014 and has an expiration date of June 30, 2024. Forever 21, based in Los Angeles, California, is a national fashion retailer of women’s, men’s and kids clothing, accessories and footwear.

Charming Charlie (10,413 SF, 2.7% of NRA, 2.2% of underwritten base rent). Charming Charlie leases 10,413 SF at the Wolfchase Galleria Property. The lease commenced June 1, 2010 and has an expiration date of May 31, 2020. Charming Charlie, founded in 2004 and based in Houston, Texas, is a specialty retailer offering an assortment of women’s jewelry, accessories and clothing. The company operates stores across 32 states in the United States.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Wolfchase Galleria

The following table presents certain information relating to the anchor tenants and major tenants.

Tenant Summary
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(1)	Tenant SF	% of Collateral SF	Annual UW Rent(2)	% of Annual UW	Annual UW Rent PSF (3)	Sales (TTM 8/31/2016)		Occ. Cost %(4)	Lease Expiration
							$	PSF(3)
Non-Collateral Anchors
Macy’s	Baa2/BBB/BBB	252,720	N/A	N/A	N/A	N/A	41,951,520	$166	N/A	N/A
Dillard’s	Baa3/BBB-/BBB-	203,943	N/A	N/A	N/A	N/A	28,755,963	$141	N/A	N/A
Sears	Caa1/CCC+/CC	160,885	N/A	N/A	N/A	N/A	13,996,995	$87	N/A	N/A
J.C. Penney	B1/B/B+	144,047	N/A	N/A	N/A	N/A	26,504,648	$184	N/A	N/A
Subtotal/Wtd. Avg.		761,595	N/A	N/A	N/A	N/A	$111,209,126	$146	N/A

Anchor/Major > 10,000 SF
Malco Theatres(5)	NR/NR/NR	30,000	7.7%	$300,000	2.2%	$10.00	$567,265	$70,908	59.5%	12/31/2021
The Finish Line	NR/NR/NR	21,899	5.6%	$460,317	3.3%	$21.02	$6,748,239	$308	14.9%	2/28/2022
Victoria’s Secret	NR/NR/NR	13,330	3.4%	$533,200	3.8%	$40.00	$7,013,223	$526	14.3%	1/31/2018
Forever 21	NR/NR/NR	12,986	3.3%	$557,587	4.0%	$42.94	$3,739,968	$288	18.7%	6/30/2024
Charming Charlie	NR/NR/NR	10,413	2.7%	$310,145	2.2%	$29.78	$1,045,569	$100	29.9%	5/31/2020
Cheesecake Factory	NR/NR/NR	10,147	2.6%	$337,388	2.4%	$33.25	$10,552,815	$1,040	6.2%	1/31/2036
Subtotal/Wtd. Avg. (6)		98,775	25.2%	$2,498,637	17.9%	$25.30	$29,667,079	$423	12.6%

10 Largest In-Line
Abercrombie & Fitch	NR/BB-/NR	8,575	2.2%	$175,000	1.3%	$20.41	$1,174,069	$137	15.3%	1/31/2019
Footlocker / House of Hoops(7)	Ba1/BB+/NR	8,331	2.1%	$333,240	2.4%	$40.00	NAV	NAV	N/A	6/1/2026
Express/Express Men	NR/NR/NR	7,796	2.0%	$265,064	1.9%	$34.00	$1,977,222	$254	27.3%	1/31/2018
Milano Menswear	NR/NR/NR	7,376	1.9%	$81,800	0.6%	$11.09	$1,254,674	$170	10.4%	1/31/2019
Hollister Co.	NR/NR/NR	6,850	1.7%	$202,041	1.5%	$29.50	$1,511,316	$221	18.2%	1/31/2019
New York & Company	NR/NR/NR	6,720	1.7%	$316,200	2.3%	$47.05	$1,679,959	$250	20.2%	2/28/2019
Tilly’s	NR/NR/NR	6,691	1.7%	$125,835	0.9%	$18.81	$1,011,545	$151	31.9%	1/31/2025
Gap Kids/Baby Gap	Baa2/BB+/BB+	6,541	1.7%	$268,874	1.9%	$41.11	$1,527,414	$234	22.6%	1/31/2021
Charlotte Russe	NR/NR/NR	6,498	1.7%	$241,418	1.7%	$37.15	$2,090,547	$322	20.7%	1/31/2021
American Eagle Outfitter	NR/NR/NR	6,361	1.6%	$283,496	2.0%	$44.57	$2,635,108	$414	19.5%	1/31/2024
Subtotal/Wtd. Avg. (6)		71,739	18.3%	$2,292,969	16.5%	$31.96	$14,861,853	$234	20.7%

All other Tenants < 10,000 SF		182,672	46.6%	$9,130,395	65.6%	$49.98	$80,126,819
Total Occupied SF		353,186	90.1%	$13,922,001	100.0%	$39.42	$124,655,752
Vacant(8)		38,676	9.9%
Total Property SF		391,862	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual UW Rent includes contractual rent steps equal to $207,732 through September 30, 2017, as well as $459,146 of rent associated with three tenants which have signed leases but are not yet in occupancy (Footlocker / House of Hoops, Cinnabon and Papaya, which in aggregate represent 3.7% of collateral square footage). Annual UW Rent does not include percentage rent in lieu and overage rent totaling $403,204 as of the September 28, 2016 rent roll.

(3)	PSF figures exclude vacant space.

(4)	Occ. Cost % calculations are based on UW Total Rent (UW base rent, recoveries, % rent in lieu and overage rent), divided by TTM 8/31/2016 Sales.

(5)	Sales PSF for Malco Theatres are based on 8 screens.

(6)	For purposes of calculating subtotals for Sales PSF and Occ. Cost %, amounts are based on tenants that reports sales on a per square feet basis and excludes Malco Theatres. Wtd. Avg. is based on Tenant SF.

(7)	Footlocker / House of Hoops has a lease for 8,331 SF that is currently occupied by fye through February 28, 2017. Footlocker / House of Hoops lease starts June 1, 2017.

(8)	Vacancy includes two tenants totaling 10,733 SF (Love Culture and Tempur Pedic) that are currently in occupancy but are expected to vacate.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Wolfchase Galleria

The following table presents certain information relating to the lease rollover schedule at the Wolfchase Galleria Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling(3)	UW Rent PSF Rolling(4)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
2016	1	1,263	0.3%	0.3%	94,333	74.69	0.7%	0.7%
2017	26	49,609	12.7%	13.0%	3,281,864	66.15	23.6%	24.3%
2018	15	49,741	12.7%	25.7%	2,168,110	43.59	15.6%	39.8%
2019	7	32,937	8.4%	34.1%	929,761	28.23	6.7%	46.5%
2020	8	18,449	4.7%	38.8%	696,838	37.77	5.0%	51.5%
2021	11	60,953	15.6%	54.3%	1,671,761	27.43	12.0%	63.5%
2022	10	37,971	9.7%	64.0%	1,220,309	32.14	8.8%	72.3%
2023	8	17,838	4.6%	68.6%	615,031	34.48	4.4%	76.7%
2024	8	30,452	7.8%	76.4%	1,365,450	44.84	9.8%	86.5%
2025	3	13,032	3.3%	79.7%	332,943	25.55	2.4%	88.9%
2026	5	23,755	6.1%	85.7%	898,305	37.82	6.5%	95.4%
2027 and Beyond	6	17,186	4.4%	90.1%	647,294	37.66	4.6%	100.0%
Vacant	0	38,676	9.9%	100.0%	$0	$0	0.0%	100.0%
Total/Wtd. Avg.	108	391,862	100.0%		$13,922,001	$39.42	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Total UW Rent Rolling includes contractual rent steps equal to $207,732 through September 30, 2017 and excludes allocated overage rent and percent rent in lieu.

(4)	UW Rent PSF Rolling excludes vacant space.

The Market. The Wolfchase Galleria Property is located in the northeastern portion of the Memphis CBSA, approximately 17.5 miles east of downtown Memphis, Tennessee. The Wolfchase Galleria Property is situated at the southeast corner of the North Germantown Parkway and State Road 64 intersection, anchoring a primary retail corridor directly off of the heavily trafficked Interstate 40. Interstate 40 serves as a primary regional thoroughfare running east-west through the state of Tennessee, connecting Memphis to the southwest and Nashville to the northeast. The immediate area surrounding the Wolfchase Galleria Property is characterized by residential development, with commercial and retail development primarily extending along State Road 64 to the east of the Wolfchase Galleria Property and along North Germantown Parkway south of the Wolfchase Galleria Property, and includes the Colonial Country Club located adjacent to the Wolfchase Galleria Property, on the opposite side of Interstate 40. Per the appraisal, the Wolfchase Galleria Property is the largest regional mall in the Memphis retail market.

According to the appraisal, the Wolfchase Galleria Property is located in the Raleigh/Bartlett submarket of the Memphis metro area, encompassing approximately 32.0% of the region’s retail inventory. As of the second quarter of 2016, the Memphis retail market had a vacancy rate of 11.3% and the Raleigh/Bartlett submarket had a vacancy rate of 10.8%. In the same period, asking rents in the Memphis retail market were $13.92 PSF and asking rents in the Raleigh/Bartlett submarket were $12.18 PSF.

The appraiser concluded a primary trade area of 10 miles surrounding the Wolfchase Galleria Property and a secondary trade area of up to 25 miles surrounding the Wolfchase Galleria Property. According to the appraisal, over the period from 2000 through 2015, the compound annual population growth rates within a 5-, 10- and 25-mile radius of the Wolfchase Galleria Property were 1.93%, 1.27% and 0.75%, respectively. Within a 5-, 10- and 25-mile radius of the Wolfchase Galleria Property, the 2015 annual average household income levels were estimated at $84,163, $89,993 and $71,048, respectively, and exceed the corresponding average for the Memphis CBSA and the state of Tennessee, which were estimated at $69,579 and $65,306, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Wolfchase Galleria

A summary of demographics in the primary and secondary trade areas compared to the Memphis CBSA and the state of Tennessee is presented below.

Demographic Summary

Statistic	5-mile Radius	10-mile Radius	25-mile Radius	Memphis CBSA	State of Tennessee
Population
2000	124,072	354,257	1,092,449	1,213,206	5,689,220
2015	165,164	427,947	1,221,581	1,358,701	6,607,383
2020 (projected)	179,369	454,339	1,274,958	1,418,805	6,902,854
% Increase 2000-2015	1.93%	1.27%	0.75%	0.76%	1.00%
% Increase 2015-2020 (projected)	1.66%	1.20%	0.86%	0.87%	0.88%

Average Household Income
2000	$67,249	$70,147	$53,933	$52,933	$48,717
2015	$84,163	$89,993	$71,048	$69,579	$65,306
2020 (projected)	$98,684	$105,882	$85,054	$83,047	$77,116
% Increase 2000-2015	1.51%	1.67%	1.85%	1.84%	1.97%
% Increase 2015-2020 (projected)	3.23%	3.31%	3.66%	3.60%	3.38%

Number of Households
2000	46,393	136,021	408,337	451,465	2,232,881
2015	63,118	162,915	458,698	508,606	2,598,520
2020 (projected)	69,149	173,716	481,680	534,419	2,730,599
% Increase 2000-2015	2.07%	1.21%	0.78%	0.80%	1.02%
% Increase 2015-2020 (projected)	1.84%	1.29%	0.98%	1.00%	1.00%

Source: Appraisal

The following table presents certain competitive retail properties to the Wolfchase Galleria Property:

Competitive Property Summary
Property Name	Center Type	Proximity	Total GLA	Year Built	Year Renovated	Anchor Tenants	Occupancy	In-line Sales PSF
Wolfchase Galleria	Regional Mall	N/A	1,267,857 (including non-collateral anchors and outparcels)	1997	N/A	Macy’s, Dillard’s, Sears, J.C. Penney, Malco Theatres	96.9% (including non-collateral anchors and out-parcels)(1)	$393
Primary Competition
Oak Court Mall	Super Regional	9.2 miles	849,068	1988	1995	Macy’s, Dillard’s Women’s, Dillard’s Kid’s, Housewares, Men’s	99%	$300
Carriage Crossing	Lifestyle Center	12.8 miles	712,017	2005	N/A	Dillard’s, Macy’s, Bed Bath & Beyond, Barnes & Noble	90%	$475
The Shops of Saddle Creek	Lifestyle Center	7.4 miles	143,585	1987	N/A	Unanchored	100%	$550
Secondary Competition
Southaven Towne Center	Lifestyle Center	20.6 miles	567,640	2005	N/A	Dillard’s, J.C. Penney, Gordman’s, HH Gregg, Bed Bath & Beyond, Jo-Ann, Books-A-Million	100%	$300
Tanger Outlet Southaven	Outlet Center	21.6 miles	320,000	2015	N/A	Unanchored	100%	N/A

Source: Appraisal is the source for all information other than the Wolfchase Galleria Property GLA, Occupancy, and In-line Sales PSF, which are based on information in the underwritten rent roll.

(1)	Excluding the non-collateral anchors and outparcels, the Wolfchase Galleria Property has an underwritten occupancy rate of 90.1% based on the September 28, 2016 rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Wolfchase Galleria

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wolfchase Galleria Property:

Cash Flow Analysis
	2013	2014	2015	8/31/2016 TTM	UW		UW PSF
Base Rental Revenue	$13,864,681	$14,158,254	$13,950,699	$14,187,408	$13,922,001	(1)	$35.53
Temporary Tenant Rent(2)	$2,118,799	$1,662,768(3)	$1,709,417(3)	$1,645,952	$1,777,441		$4.54
Other Rents	$191,628	$188,725	$187,590	$175,378	$192,612		$0.49
Total Minimum Rent	$16,175,108	$16,009,747	$15,847,706	$16,008,738	$15,892,053		$40.56
Overage Rent	$150,629	$151,811	$209,629	$354,924	$360,764		$0.92
Expense Reimbursements	$8,652,357	$9,228,531	$9,213,072	$9,244,935	$9,074,259		$23.16
Other Income	$528,608	$477,980	$481,491	$422,373	$585,820		$1.49
Total Gross Income	$25,506,702	$25,868,069	$25,751,898	$26,030,970	$25,912,897		$66.13
Vacancy and Credit Loss	$0	$0	$0	$0	$0		$0.00
Effective Gross Income	$25,506,702	$25,868,069	$25,751,898	$26,030,970	$25,912,897		$66.13
Total Expenses	$8,303,072	$8,578,260	$8,571,453	$8,724,355	$8,234,769		$21.01
Net Operating Income	$17,203,630	$17,289,809	$17,180,445	$17,306,615	$17,678,128		$45.11
Capital Reserves	$0	$0	$0	$0	$97,435		$0.25
Tenant Improvements	$0	$0	$0	$0	$409,846		$1.05
Leasing Commissions	$0	$0	$0	$0	$607,200		$1.55
Net Cash Flow	$17,203,630	$17,289,809	$17,180,445	$17,306,615	$16,563,648		$42.27

Occupancy %(4)	92.4%	95.3%	92.2%	93.5%	90.1%	(5)
NOI DSCR(6)	1.79x	1.80x	1.79x	1.80x	1.84x
NCF DSCR(6)	1.79x	1.80x	1.79x	1.80x	1.72x
NOI Debt Yield(6)	10.4%	10.5%	10.4%	10.5%	10.7%
NCF Debt Yield(6)	10.4%	10.5%	10.4%	10.5%	10.1%

(1)	UW Base Rental Revenue is based on the rent roll as of September 28, 2016 and includes rent steps totaling $207,732 taken through September 30, 2017 and $459,146 of rent associated with three tenants which have signed leases but are not yet in occupancy (Footlocker / House of Hoops, Cinnabon, Papaya). Footlocker / House of Hoops has an executed lease for 8,331 SF that is currently occupied by fye through February 28, 2017. fye’s current annual rent is $152,739. Underwritten rent reflects Footlocker / House of Hoops contractual rent of $333,240. Love Culture (9,713 SF) and Tempur Pedic (1,020 SF) are currently in occupancy, but are expected to vacate, and have been excluded from underwritten rent.

(2)	Temporary Tenant Rent includes temporary tenant income, percentage rent in-lieu, cart income, kiosk income, local event income, seasonal income and vending income.

(3)	Includes ($16,269) of deferred rent in 2014 and $4,067 of deferred rent in 2015.

(4)	Occupancy excludes non-collateral anchors, outparcels, and temporary tenants. Including temporary tenants, occupancy is 95.2%, 98.7%, 97.5% and 98.4% for 2013, 2014, 2015 and 8/31/2016 TTM, respectively.

(5)	UW Occupancy is based on square footage of 391,862 (based on September 28, 2016 rent roll) and reflects in place occupancy excluding two tenants that are expected to vacate (Love Culture – 9,713 SF and Tempur Pedic – 1,020 SF). UW Occupancy includes Footlocker / House of Hoops, Cinnabon and Papaya (in aggregate representing 3.7% of SF), which have executed leases but have not yet taken occupancy.

(6)	Debt service coverage ratios and debt yields are based on the Wolfchase Galleria Whole Loan.

Escrows and Reserves. During the continuance of a Lockbox Event Period (defined below), or if the Wolfchase Galleria Borrower has failed to pay real estate taxes as required by the Wolfchase Galleria Whole Loan documents, the Wolfchase Galleria Borrower is required to escrow monthly 1/12th of the annual estimated tax payments. During the continuance of a Lockbox Event Period, the Wolfchase Galleria Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the Wolfchase Galleria Borrower maintains an acceptable blanket policy). During the continuance of a Lockbox Event Period, the Wolfchase Galleria Borrower is required to make monthly deposits equal to $8,164 into an escrow account for replacements and repairs on each monthly payment date on which the balance on deposit in such escrow account is less than $195,931. During the continuance of a Lockbox Event Period, the Wolfchase Galleria Borrower is required to make monthly deposits equal to $48,983 into an escrow account for tenant improvements and leasing commissions on each monthly payment date on which the balance on deposit in such escrow account is less than $1,175,586.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Wolfchase Galleria Whole Loan, and, within 30 days after the loan closing date and thereafter, the Wolfchase Galleria Borrower is required to direct all tenants to pay rent directly into such lockbox. The Wolfchase Galleria Whole Loan has springing cash management (i.e., the Wolfchase Galleria Whole Loan has cash management only after the initial occurrence and during the continuance of a Lockbox Event Period). Provided a Lockbox Event Period is not continuing, funds in the lockbox account are required to be swept to an account designated by the Wolfchase Galleria Borrower. Upon the occurrence of a Lockbox Event Period, the Wolfchase Galleria Borrower is required to establish and maintain a cash management account controlled by the lender, and, during the continuance of a Lockbox Event Period, funds in the lockbox account are required to be transferred weekly to the cash management account. During the continuance of a Lockbox Event Period arising solely in connection with a DSCR Trigger Event (as defined below), funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Wolfchase Galleria Whole Loan, to fund the required reserve deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses and capital expenditures referenced in the approved annual budget (or if no approved annual budget is available because review is pending or not required, in the existing annual budget) and extraordinary operating expenses or capital expenses approved (except in the case of emergency expenses) by the lender, and to disburse the remainder (i) if a Sweep Event Period (as defined below) is continuing, into an account to be held by the lender as additional security for the Wolfchase Galleria Whole Loan during the continuance of such Sweep Event Period and (ii) otherwise, to the Wolfchase Galleria Borrower. The annual budget is required to be approved by the lender only if both (A) either (x) a Lockbox Event Period caused by an event of default under the Wolfchase Galleria Whole Loan exists or (y) any other Lockbox Event Period exists and one or more of Simon Property Group, L.P. and Simon Property Group, Inc. does not own at least 50% of, or does not

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Wolfchase Galleria

control, the Wolfchase Galleria Borrower, and (B) there is (x) more than a 5% deviation from the prior fiscal year’s annual budget or (y) an increase in fees or other payments made to an affiliate of the Wolfchase Galleria Borrower.

A “Lockbox Event Period” means the period:

(i) commencing upon an event of default under the Wolfchase Galleria Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default, or

(ii) commencing on the date upon which the debt service coverage ratio on the Wolfchase Galleria Whole Loan for the immediately preceding four calendar quarters is less than 1.40x for two consecutive calendar quarters (a “DSCR Trigger Event”), and ending on the date the debt service coverage ratio on the Wolfchase Galleria Whole Loan for the immediately preceding four calendar quarters equals or exceeds 1.40x for two consecutive calendar quarters.

A “Sweep Event Period” means the period commencing on the date upon which the debt service coverage ratio on the Wolfchase Galleria Whole Loan for the immediately preceding four calendar quarters is less than 1.30x for two consecutive calendar quarters, and ending on the date the debt service coverage ratio on the Wolfchase Galleria Whole Loan for the immediately preceding four calendar quarters equals or exceeds 1.30x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Wolfchase Galleria Property also secures the Wolfchase Galleria Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $109,845,592. The Wolfchase Galleria Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Wolfchase Galleria Mortgage Loan. The Wolfchase Galleria Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Wolfchase Galleria Non-Serviced Pari Passu Companion Loans. The holders of the Wolfchase Galleria Mortgage Loan and the Wolfchase Galleria Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Wolfchase Galleria Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Wolfchase Galleria Borrower may transfer (including to an affiliate) all or any portion of an approximately 12.57 acre unimproved parcel, which was not included in the underwriting of the Wolfchase Galleria Whole Loan (the “Wolfchase Galleria Unimproved Parcel”), without payment to the lender (except to the extent, if any, required by REMIC regulations), upon satisfaction of certain conditions set forth in the Wolfchase Galleria Whole Loan documents, and may relocate tenants at the Wolfchase Galleria Property to the Wolfchase Galleria Unimproved Parcel after such transfer, provided that the Wolfchase Galleria Borrower delivers an officer’s certificate to the lender certifying that such tenant relocation will not cause a material diminution in the annual gross revenue generated from the operation of the Wolfchase Galleria Property In addition, the Wolfchase Galleria Borrower may make transfers of non-income producing portions of the Wolfchase Galleria Property as described in the Preliminary Prospectus. See “—Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Terrorism Insurance. The Wolfchase Galleria Borrower is required to obtain insurance against acts of terrorism to the extent such insurance is available; provided, that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect, (A) the Wolfchase Galleria Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below) and (B) any such policy may have a deductible that is reasonable with respect to properties similar to the Wolfchase Galleria Property and for the geographic region where the Wolfchase Galleria Property is located, so long as in no event may such deductible exceed $5,000,000. “Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Wolfchase Galleria Borrower for the policies insuring only the Wolfchase Galleria Property (excluding the wind, flood and earthquake components of such insurance premiums) on a stand-alone basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	100 Hamilton

Mortgage Loan No. 4 – 100 Hamilton

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	100 Hamilton

Mortgage Loan No. 4 – 100 Hamilton

100 Hamilton
100 Hamilton Avenue
Palo Alto, CA 94301
San Francisco Intl. Airport 14 miles
Redwood City
Bay Front Park
DON EDWARDS SAN FRANCISCO BAY NATL. WILDLIFE REFUGE
Dumbarton Bridge
Facebook Headquarters
Bayfront Expwy.
TE Connectivity
ETrade Financial
Pacific Biosciences
ForteBio
Hamilton Ave.
Ivy Dr.
Bay Rd.
Willow Rd.
University Ave.
Newbridge St.
Flood County Park
Bayshore Freeway
Palmer Ln.
Marsh Rd.
Atherton
Middlefield Rd.
VA Healthcare Menlo Park
East Palo Alto
ATHERTON
Holbrook Palmer Park
Ringwood Ave.
Coleman Ave.
Oak Grove Ave.
SAN MATEO COUNTY
Menalto Ave.
IKEA
Ravenswood Shopping Center
Pulgas Ave.
El Camino Real
MENLO PARK
Menlo College
US Geological Survey
Palo Alto Municipal Golf Course
Palo Alto Airport of Santa Clara County
CALTRAIN
Menlo Park
Downtown Palo Alto
Channing Ave.
City of Palo Alto Main Library
Newell Rd.
Embarcadero Rd.
Valparaiso Ave.
Santa Cruz Ave.
Stanford Shopping Center
Amazon
PALO ALTO
Rinconada Park
Palo Alto Junior Museum & Zoo
Palo Alto Art Center
Middlefield Rd.
Greer Park
Palo Alto Baylands Park
Palm Dr.
Quarry Rd.
Palo Alto Medical Foundation
STANFORD
Waverley St.
Oregon Expwy.
Colorado Ave.
Stanford Medical Center
Stanford Arboretum
Sand Hill Rd.
Alma St.
PALO ALTO
Foster Field
Campus Dr.
Loma Verde Ave.
Louis Rd.
Intuit
CALIFORNIA AVENUE
Stanford University
Meadow Dr.
Garcia Ave.
Fabian Way
Junipero Serra Blvd.
SANTA CLARA COUNTY
Mercedes-Benz Research
Mitchell Park
Charleston Rd.
San Antonio Rd.
San Jose Intl. Airport 12 miles
Varian Medical Systems
STANFORD RESEARCH PARK
Page Mill Rd.
HP
Lockheed Martin
EMC
SAN ANTONIO
Jazz Pharmaceuticals
NTT DoCoMo
VA Palo Alto Healthcare System
Arastradero Rd.
Central Expwy.
Rengstorff Ave.
Junipero Serra Fwy
MOUNTAIN VIEW
VMWare
SAP
Rengstorff Park
Alpine Rd.
Tesla Motors
Foothill Expwy.
Los Altos
Esther Clark Park
Los Altos Hills
Arastradero Preserve
Corte Madera
Richmond
Pleasant Hill
Concord
Antioch
Mill Valley
Walnut Creek
Berkeley
Lafayette
Alamo
Sausalito
CONTRA COSTA COUNTY
OAKLAND
Danville
SAN FRANCISCO
Alameda
San Ramon
Castro Valley
Dublin
Daly City
San Francisco Intl. Airport
Oakland Intl. Airport
Livermore
Hayward
Pleasanton
Pacifica
Union City
Millbrae
San Mateo
Hillsborough
Fremont
ALAMEDA COUNTY
Redwood City
Belmont
Newark
Half Moon Bay
Woodside
Mtn. View
Moffett Federal Airfield
Milpitas
Palo Alto
San Jose Intl. Airport
Pacific Ocean
Portola Valley
Sunnyvale
Santa Clara
SAN JOSE
Cupertino
SAN MATEO COUNTY
SANTA CLARA COUNTY
Saratoga
Los Gatos

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	100 Hamilton

Mortgage Loan No. 4 – 100 Hamilton

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$53,000,000			Location:	Palo Alto, CA 94301
Cut-off Date Balance:	$53,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.8%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	RREEF Spezial Invest GmbH			Year Built/Renovated:	1983/2001
Mortgage Rate:	3.8400%			Size:	71,827 SF
Note Date:	11/15/2016			Cut-off Date Balance per SF:	$738
First Payment Date:	1/1/2017			Maturity Date Balance per SF:	$738
Maturity Date:	12/1/2026			Property Manager:	Jones Lang LaSalle Americas, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(3):	$7,030,367
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield:	13.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.3%
Additional Debt Type:	N/A			UW NCF DSCR:	3.21x
Additional Debt Balance:	N/A			Most Recent NOI:	$5,775,584 (9/30/2016 TTM)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			2nd Most Recent NOI:	$5,465,356 (12/31/2015)
Reserves(2)				3rd Most Recent NOI:	$5,183,693 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (10/31/2016)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2014)
Recurring Replacements:	$0	$0	N/A	Appraised Value (as of)(4):	$113,000,000 (10/18/2016)
TI/LC:	$3,594,840	Springing	N/A	Cut-off Date LTV Ratio(4):	46.9%
Other:	$2,105,440	$0	N/A	Maturity Date LTV Ratio(4):	46.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$53,000,000	100.0%	Loan Payoff(5):	$18,458,749	34.8%
			Reserves:	$5,700,280	10.8%
			Closing Costs:	$797,408	1.5%
			Return of Equity(5):	$28,043,564	52.9%
Total Sources:	$53,000,000	100.0%	Total Uses:	$53,000,000	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below for further discussion of the permitted future mezzanine loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	UW NOI includes contractual rent steps through September 2017 totaling $1,759,791.

(4)	The appraiser provided a hypothetical “Dark Value” for the 100 Hamilton Property of $101,000,000 as of October 18, 2016, which would result in a Cut-Off Date LTV Ratio and a Maturity Date LTV Ratio of 52.5%.

(5)	The 100 Hamilton Mortgage Loan sponsor purchased the 100 Hamilton Property in March 2011 for a reported $65,000,000, resulting in current cash equity of $12,000,000 excluding any capital expenditures and leasing costs incurred since acquisition.

The Mortgage Loan. The fourth largest mortgage loan (the “100 Hamilton Mortgage Loan”) is secured by a first priority fee mortgage encumbering a 71,827 SF office building located in Palo Alto, California (the “100 Hamilton Property”). The proceeds of the 100 Hamilton Mortgage Loan were used to refinance a previous mortgage loan secured by the 100 Hamilton Property in the amount of approximately $18,458,749, fund upfront reserves of $5,700,280, pay closing costs and return equity to the 100 Hamilton Mortgage Loan sponsor.

The Borrower and the Sponsor. The borrower is BVK Hamilton Avenue LLC (the “100 Hamilton Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Equity ownership in the 100 Hamilton Borrower is held by RREEF Spezial Invest GmbH, a German limited liability company, the 100 Hamilton Mortgage Loan sponsor. RREEF Spezial Invest GmbH is a part of Deutsche Asset Management’s Alternatives business, a global investment platform that is responsible for a reported $89.0 billion in assets under management as of June 30, 2016. Deutsche Asset Management provides investors access to investments in direct real estate and infrastructure, real estate and infrastructure securities and commodities, private equity, sustainable investments and hedge funds. Deutsche Asset Management serves 610 institutional clients globally.

RREEF Spezial Invest GmbH has made an unsecured loan to the 100 Hamilton Borrower in the original principal amount of $12,600,000 (the “Unsecured Loan”), subject to a subordination and standstill agreement pursuant to which RREEF Spezial Invest GmbH agreed to subordinate the Unsecured Loan to the 100 Hamilton Mortgage Loan. Debt service payments are permitted on the Unsecured Loan out of excess cash flow, so long as no Cash Sweep Period (as defined below) exists.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	100 Hamilton

There is no guarantor of non-recourse carve-outs or environmental indemnitor for the 100 Hamilton Mortgage Loan, other than the 100 Hamilton Borrower.

The Property. The 100 Hamilton Property is a four-story office building containing 71,827 SF and located in Palo Alto, California. The 100 Hamilton Property was constructed in 1983 and renovated in 2001 and features two interior atrium courtyards with open air skylights, patio areas on the third and fourth floors, a fitness center and a two-level subterranean parking garage containing 108 spaces (approximately 1.5 spaces per 1,000 SF).

The 100 Hamilton Property is located at the intersection of Hamilton and Alma Streets. One block north of the 100 Hamilton Property is University Avenue, which connects approximately 2 miles northeast to US Highway 101, providing primary access to the area. Interstate 280 is also accessible approximately 3.5 miles southwest of the 100 Hamilton Property. CalTrain, a commuter train service, provides train service to San Francisco to the north and San Jose to the south. The nearest CalTrain access is the Palo Alto Transit Center (the second busiest CalTrain station by passenger count), located one block from the 100 Hamilton Property, with CalTrain bike lockers and public parking located directly across from the 100 Hamilton Property on Alma Street. Just past the CalTrain station is the Stanford Shopping Center and the Stanford University campus and football stadium. The San Francisco International Airport is located about 20 miles from the 100 Hamilton Property, and the San Francisco central business district is approximately 35 miles from the 100 Hamilton Property.

The 100 Hamilton Property is 100% leased to two tenants: Palantir Technologies, Inc. and Bon Appetit Management Co.

Major Tenants.

Palantir Tehnologies, Inc. (59,914 SF, 83.4% of NRA, 82.7% of underwritten base rent). Palantir Technologies, Inc. (“Palantir”) occupies a total of 59,914 SF on the first, second and third floors and a portion of the fourth floor of the 100 Hamilton Property. The Palantir lease requires annual rent of $69.12 PSF, increasing to $97.80 PSF as of May 1, 2017, with annual escalations. Palantir has signed a recent lease amendment to extend its lease expiration to April 30, 2027 and take an additional 11,913 SF (Suite 400) at the same rental rate as its existing space following Bon Appetit Management Co.’s lease expiration in 2020, at which time it will occupy 100% of the 100 Hamilton Property. Palantir has one five-year renewal option at fair market rent. In connection with its recent expansion, Palantir will receive $1,464,897 for free rent for the months of May, June and July 2017 and $3,594,840 ($60 PSF) for general tenant improvements outstanding as of the 100 Hamilton Mortgage Loan origination date. Upon taking of the expansion space if prior to May 1, 2017, Palantir will receive $40 PSF on the expansion space for initial tenant improvements, which amount will be reduced if Palantir takes the space after May 1, 2017 by a factor of the months remaining on the lease divided by 120 months. See “Escrows and Reserves” below for details on the free rent and tenant improvements reserved.

Palantir is a privately-held software and services company specializing in data analysis. Palantir is headquartered at the 100 Hamilton Property and was founded by Peter Thiel and Joe Lonsdale in 2004, in part with funding from the Central Intelligence Agency’s venture capital arm, originally to serve federal agencies of the United States intelligence community; however, it has since expanded and now also serves state and local governments, as well as private companies in the financial, healthcare, retail and oil and gas industries. Palantir employs approximately 1,500 employees, and was valued at $20 billion in December 2015 after an $880 million round of funding.

Palantir is the subject of a complaint filed with the Office of Contract Compliance Programs of the Department of Labor on September 26, 2016. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Bon Appetit Management Co. (11,913 SF, 16.6% of NRA, 17.3% of underwritten base rent). Bon Appetit Management Co. (“Bon Appetit”) occupies 11,913 SF on the fourth floor at the 100 Hamilton Property. The Bon Appetit lease requires annual rent of $99.36 PSF, increasing to $102.84 PSF as of September 1, 2017, expires on August 31, 2020 and has no renewal options. Based in Palo Alto, California, Bon Appetit is an on-site restaurant company offering full food-service management to corporations, universities, museums and specialty venues. Bon Appetit operates more than 650 cafes in 33 states.

The following table presents a summary regarding the tenants at the 100 Hamilton Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Palantir Technologies, Inc.(4)	NR/NR/NR	59,914	83.4%	$5,859,589	82.7%	$97.80	4/30/2027
Bon Appetit Management Co.	A-/Baa1/A	11,913	16.6%	$1,225,133	17.3%	$102.84	8/31/2020
Total Occupied Space		71,827	100.0%	$7,084,722	100.0%	$98.64
Vacant Space		0	0.0%
Total/Wtd. Avg.		71,827	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through September 2017 totaling $1,759,791. Palantir Technologies, Inc.’s current annual rent is $69.12 PSF, increasing to $97.80 PSF as of May 1, 2017. Bon Appetit Management Co.’s current annual rent is $99.36 PSF, increasing to $102.84 PSF as of September 1, 2017.

(4)	Palantir Technologies, Inc. has signed a lease amendment increasing its leased SF to 71,827 following the expiration of the Bon Appetit Management Co. lease in August 2020. The annual base rent for the expansion space will be the same as Palantir Technologies, Inc.’s then-current rent on its existing space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	100 Hamilton

The following table presents certain information relating to the lease rollover at the 100 Hamilton Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020(3)	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027 & Beyond(3)	1	71,827	$127.56	100.0%	100.0%	$9,162,252	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	71,827	$127.56	100.0%		$9,162,252	100.0%

(1)	Information is based on the tenant leases.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Palantir has signed a lease amendment increasing its leased SF to 71,827 following the expiration of the Bon Appetit Management Co. lease in August 2020. The annual base rent for the expansion space will be the same as Palantir’s then-current rent on its existing space, which annual rent will be $127.56 PSF in 2027.

The Market. The 100 Hamilton Property is located in downtown Palo Alto, California. Palo Alto is a hub for high-technology companies in the United States with Stanford University at its core and Sand Hill Road (a headquarter location for more than twenty venture capital firms) a few miles west. Palo Alto is home to more than 7,000 businesses employing more than 100,000 employees.

The 100 Hamilton Property is located in the Downtown Palo Alto office market which as of the second quarter 2016 had a 2.3% vacancy rate with gross asking rent of over $113 PSF for mid- to high-end properties, representing a twelve month rent growth of 1.9%. Buildings in the Downtown Palo Alto market are largely smaller in size, with only three properties over 75,000 SF. The Downtown Palo Alto office market has historically had limited new construction due to the combination of campus land, wealthy residential areas and protected parklands. Additionally to control area growth, in 2015 the Palo Alto City Council voted to institute an annual development cap of 50,000 SF of new office and research and development buildings in the areas of Downtown Palo Alto, California Avenue, and El Camino Real. Only 488,000 SF (16% of total inventory) has been added to the Downtown Palo Alto office market since 2000. In the Downtown Palo Alto office market, there is currently one 31,009 SF building expected to be completed in 2017.

According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius of the 100 Hamilton Property was 17,883, 150,989 and 279,183, respectively. The estimated 2016 median household income within a one-, three- and five-mile radius of the 100 Hamilton Property was $122,143, $110,780 and $101,647, respectively. Within a one-mile radius, the population demographics consist of approximately 84% college graduates.

The following table reflects comparable office leases within Palo Alto with respect to the 100 Hamilton Property:

Competitive Property Summary
Property	Year Built	Size (SF)	Tenant Name	Lease Area (SF)	Lease Start	Lease Term (Mos.)	Rent PSF	Escalations	Free Rent/ TI PSF	Lease Type
240 Hamilton Ave	2016	20,472	Centerview Partners	10,235	Jan-16	120	$120.00	3%/yr	None/$60	NNN
305 Lytton Ave	1980	11,102	Dorsey & Whitney, LLP	11,102	Jul-17	61	$109.20	3%/yr	1 mo/$0	NNN
530 Lytton Ave	1975	49,074	F8 Asia Growth Partners, LLC	8,519	Sept-16	128	$114.00	3%/yr	8 mos/$50	NNN
Palo Alto Office Center 525 University Ave	1966	176,688	Haynes & Boone, LLP	10,552	Jan-18	60	$111.00	3%/yr	3 mos/$0	NNN
384-396 University Ave	1935	14,250	Ascendis Pharma, Inc.	5,000	Mar-16	60	$103.80	3%/yr	None/$1	NNN

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	100 Hamilton

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 100 Hamilton Property:

Cash Flow Analysis
	2013	2014	2015	9/30/2016 TTM	UW	UW PSF
Base Rent(1)	$4,443,528	$4,615,913	$4,881,492	$5,195,972	$7,084,722	$98.64
Total Reimbursables	$2,052,080	$1,827,863	$1,856,106	$1,836,025	$1,962,404	$27.32
Other Income(2)	$413,194	$413,209	$413,070	$413,457	$413,454	$5.76
Less Vacancy & Credit Loss	$0	$0	$0	$0	($452,356)	-5.0%
Effective Gross Income	$6,908,802	$6,856,985	$7,150,668	$7,445,464	$9,008,224	$125.42
Total Operating Expenses	$1,925,867	$1,673,292	$1,685,312	$1,669,880	$1,977,857	$27.54
Net Operating Income	$4,982,935	$5,183,693	$5,465,356	$5,775,584	$7,030,367	$97.88
TI/LC	$0	$0	$0	$0	$394,130	$5.49
Capital Expenditures	$0	$0	$0	$0	$17,957	$0.25
Net Cash Flow	$4,982,935	$5,183,693	$5,465,356	$5,775,584	$6,618,280	$92.14

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	2.41x	2.51x	2.65x	2.80x	3.41x
NCF DSCR	2.41x	2.51x	2.65x	2.80x	3.21x
NOI Debt Yield	9.4%	9.8%	10.3%	10.9%	13.3%
NCF Debt Yield	9.4%	9.8%	10.3%	10.9%	12.5%

(1)	UW Base Rent includes contractual rent steps through September 2017 totaling $1,759,791.

(2)	Other Income includes parking income, afterhours HVAC charges and quarterly bill-back charges for security monitoring.

Escrows and Reserves. During a Cash Sweep Period (as defined below), the 100 Hamilton Borrower is required to escrow monthly 1/12th of the estimated annual amount due for real estate taxes. The 100 Hamilton Borrower is required to deposit monthly 1/12th of the estimated annual amount due for insurance premiums (unless the 100 Hamilton Property is covered by an acceptable blanket policy and provided no event of default is continuing).

The 100 Hamilton Borrower deposited $1,464,897 at closing for free rent due to Palantir for the months of May, June and July 2017. Additionally, the 100 Hamilton Borrower deposited $3,594,840 at closing for tenant improvement obligations under the Palantir lease and $640,543 for elevator renovations. On or prior to July 1, 2020, the 100 Hamilton Borrower is required to deposit $317,680 (or deliver a letter of credit in such amount) unless it has satisfied the additional tenant improvement obligations under the Palantir lease concerning Palantir’s expansion space, to be released upon Palantir taking occupancy of the expansion space (the “Rollover Reserve Additional Deposit”).

Lockbox and Cash Management. The 100 Hamilton Mortgage Loan requires a hard lockbox with springing cash management. During a Cash Sweep Period, all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account. Also during a Cash Sweep Period (excluding a Cash Sweep Period triggered by a Rollover Reserve Trigger Event (as defined below)), all excess cash flow is required to be swept to the lender-controlled cash management account as additional security for the 100 Hamilton Mortgage Loan.

A “Cash Sweep Period” will commence upon (a) an event of default under the 100 Hamilton Mortgage Loan; (b) any bankruptcy action of the 100 Hamilton Borrower, (c) any bankruptcy action of the manager and failure by the 100 Hamilton Borrower to replace such manager within 60 days of such bankruptcy action (a “Property Manager Trigger Event”), (d) the debt service coverage ratio being less than 1.20x based on the trailing six month period (a “DSCR Trigger Event”), (e) a Tenant Trigger Event (as defined below) or (f) the 100 Hamilton Borrower’s failure to deposit the Rollover Reserve Additional Deposit prior to July 1, 2020 if required (a “Rollover Reserve Deposit Trigger Event”).

A Cash Sweep Period will end upon (a) if caused solely by an event of default, the cure of such event of default, (b) if caused solely by a Property Manager Trigger Event, the acceptable replacement of the manager, (c) if caused solely by the occurrence of a DSCR Trigger Event either (i) the debt service coverage ratio being at least 1.20x for two consecutive quarters based upon the trailing six month period or (ii) delivery to lender of cash or a letter of credit in the amount that if applied would cause the debt service coverage ratio to be at least 1.20x to be held as additional collateral, (d) if caused by a Tenant Trigger Event, the occurrence of a Tenant Trigger Event Cure (as defined below), or (e) if caused by a Rollover Reserve Deposit Trigger Event, the deposit of the Rollover Reserve Additional Deposit. In order to end a Cash Sweep Period, (i) no event of default may be continuing (ii) a Cash Sweep Period cure may occur no more than a total of two times in the aggregate during the term of the 100 Hamilton Mortgage Loan, and (iii) the 100 Hamilton Borrower must have paid all of the lender’s reasonable expenses. In no event will the 100 Hamilton Borrower have the right to cure a Cash Sweep Period which occurs as a result of the bankruptcy action of the 100 Hamilton Borrower.

A “Tenant Trigger Event” will commence upon (i) any bankruptcy action of Palantir or the guarantor of the Palantir lease, (ii) Palantir’s failure to renew on or before twelve months prior to the current or future Palantir lease expiration date, (iii) Palantir vacating its premises, terminating its lease or giving notice of its intention to vacate its premises or terminate its lease, (iv) Palantir’s failure to extend the term of its lease for a minimum of five years on or before twelve months prior to the maturity date of the 100 Hamilton Mortgage Loan, or (v) Palantir’s default in the payment of rent beyond any cure period.

A Tenant Trigger Event will end upon a “Tenant Trigger Event Cure” meaning (i) if caused solely by the bankruptcy action of Palantir or its lease guarantor either (a) the Palantir lease, and any guaranties with respect thereto, being assumed in the entirety without alteration of material terms by the trustee or the debtor in the applicable bankruptcy action, or (b) the applicable bankruptcy action being dismissed and the Palantir lease, and all guaranties delivered in connection thereto, remaining in full force and effect without any modification to the terms thereof, (ii) if caused by triggers (ii), (iii) or (iv) described in the definition of “Tenant Trigger Event” above, the replacement of Palantir with an acceptable replacement tenant for the entire Palantir leased space, or (iii) if caused by Palantir’s default in payment of rent, either (a) the cure of the applicable default, or (b) if such default is not cured and the Palantir lease is terminated, then the replacement of Palantir with an acceptable replacement tenant for the entire Palantir leased space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	100 Hamilton

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The 100 Hamilton Mortgage Loan documents permit future mezzanine debt in connection with a transfer of the 100 Hamilton Property and assumption of the 100 Hamilton Mortgage Loan provided among other conditions that (i) no event of default is continuing, (ii) the combined loan to value ratio for the 100 Hamilton Mortgage Loan and the mezzanine loan is not greater than 46.9%, (iii) the combined debt service coverage ratio is not less than 2.22x, (iv) the combined debt yield is at least 12.48% and (v) rating agency confirmation is delivered.

Release of Property. Not permitted.

Terrorism Insurance. The 100 Hamilton Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 100 Hamilton Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 100 Hamilton Property, as well as business interruption insurance covering no less than the 18-month period (except for earthquake, which requires minimum 12-months of coverage) following the occurrence of a casualty event, together with a 180-day extended period of indemnity.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Potomac Mills

Mortgage Loan No. 5 – Potomac Mills

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Potomac Mills

Mortgage Loan No. 5 – Potomac Mills

Christmas Tree Shops
buybuy BABY
BAM!
dressbarn
jcpenney
Marshalls
Burlington
searsoutlet
T·J·maxx
FOREVER 21
PLACE
H&M
GROUP USA
AMC THEATRES
rue21
MODELL'S
LOFT
EXPRESS
COSTCO
Columbia
TALBOTS
CHICO'S
kate spade
COACH
J.CREW
Calvin Klein
rack

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Potomac Mills

Mortgage Loan No. 5 – Potomac Mills

Franklin Farm
Dulles Intl. Airport 4 miles
Oakton
Vienna
Tysons Corner
McLean
WASH D.C.
Virginia Hospital Center
Dunn Loring-Merrifield
West Falls Church
East Falls Church
Falls Church
Arlington National Cemetery
The Pentagon
Tattersall Park
Metro
Vienna-Fairfax-GMU
Fair Oaks Mall
Merrifield
Capital Beltway
Arlington Blvd
Ballston Common
Inova Fairfax Hospital
West Falls Church
Seven Corners Center
ARLINGTON
Fair Oaks
Lee Hwy
Fairfax
Old Town Fairfax
Fair City Mall
Mantua
Lake Barcroft
Northern VA Community College-Alexandria
Village at Shirlington
Reagan National Airport
Braddock Rd
George Mason University
Twin Lakes Golf Course
Country Club of Fairfax
Annandale
Little River Tpke
Lincolnia
ALEXANDRIA
Metro
Braddock Rd
Landmark Mall
Van Dorn Street
Burke Centre Shopping Center
Fairfax Station
Kings Park
Burke
Burke Centre Pkwy
Lake Accotink
Springfield
Old Town
Rolling Rd
Rose Hill
Huntington
Clifton
Chapel Rd
Springfield Plaza
Springfield Mall
Springfield Commons
Franconia
Belle Haven
Ox Rd
Fairfax County Pkwy
Rolling Valley Mall
West Springfield
Franconia-Springfield
Groveton
G. Washington Pkwy
Potomac River
Henderson Rd
Wolf Run Shoals Rd
Burke Lake
FAIRFAX COUNTY
US Coast Guard Radio Station
Huntley Meadows Park
Kingstowne
South Run Park
Newington
Telegraph Rd
Woodlawn
Fort Hunt
Occoquan River
Fountainhead Regional Park
Silverbrook Rd
Lorton Station Town Ctr.
Ox Rd
Lorton
Donald W. Reynolds Mus. and Educ. Ctr.
Davis Ford Rd
Lorton
Lorton Auto Train
Davison Army Airfield
Mount Vernon
George Washington's Mount Vernon
Occoquan River
Lake Ridge
Fort Belvoir US Army Reserve
Prince William County Stadium
Prince William Pkwy
Pohick Bay Golf Course
Piscataway Park
Gunston Rd
Pirate's Cove Waterpark
Tackett's Mill at Lake Ridge Shopping Center
PRINCE GEORGE'S COUNTY
CHARLES COUNTY
VIRGINIA
Gunston Cove
MARYLAND
Woodbridge
Woodbridge
Potomac Mills
2700 Potomac Mills Circle
Woodbridge, VA 22192
Andrew Leitch Park
Dale City
Marumsco Plaza
Belmont Bay
Prince William Shopping Ctr.
Sentara Northern VA Med. Ctr.
Occoquan Bay Natl. Wildlife Refuge
Mason Neck State Park
Minnieville Rd
Potomac Festival
Stonebridge at Potomac Town Center
Amtrak/VRE
PRINCE WILLIAM COUNTY
Cardinal Dr
Occoquan Bay
Montclair
Northern VA Community College-Woodbridge
Rippon
Montclair Golf Club
Potomac River
Fortuna Center Plaza
Leesylvania State Park
Prince William Forest
Dumfries Rd
Southbridge
Indian Head
Dumfries
Joplin Rd
Triangle
Smallwood State Park
Quantico Marine Corps Base
Natl. Museum of the Marine Corps
Naval Support Facility Indian Head
Quantico
Reston
Wolf Trap
McLean
WASHINGTON D.C.
Chantilly
Oakton
Vienna
Falls Church
ARLINGTON
Centreville
Fairfax
Annandale
ALEXANDRIA
Suitland
Hillcrest Heights
Yorkshire
Fairfax Station
Camp Springs
Linton Hall
Manassas Park
Burke
Springfield
National Harbor
Manassas
Franconia
Mount Vernon
Nokesville
Lorton
Lake Ridge
Brandywine
Accokeek
Dale City
Woodbridge
Waldorf
Montclair
St. Charles
Potomac River
Dumfries
Bensville
Indian Head
VIRGINIA
Triangle
Pomfret
Quantico
La Plata
MARYLAND
Garrisonville
Aquia Harbour

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Potomac Mills

Mortgage Loan No. 5 – Potomac Mills

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/ Moody’s):	A(low) / BBBsf / Baa1			Location:	Woodbridge, VA 22192
Original Balance(1):	$52,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$52,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	5.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1985/2005, 2012
Sponsor:	Simon Property Group, L.P.			Size(5):	1,459,997 SF
Mortgage Rate:	2.988213%			Cut-off Date Balance per SF(1):	$199
Note Date:	10/5/2016			Maturity Date Balance per SF(1):	$199
First Payment Date:	12/1/2016			Property Manager:	Simon Management Associates II, LLC (borrower-related)
Maturity Date:	11/1/2026
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$40,325,889
Seasoning:	1 month			UW NOI Debt Yield(1):	13.9%
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity(1):	13.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	4.39x
Additional Debt Type(3):	Pari Passu / B-Note			Most Recent NOI:	$40,298,052 (8/31/2016 TTM)
Additional Debt Balance(1)(3):	$239,000,000 / $125,000,000			2nd Most Recent NOI:	$38,949,641 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$37,395,215 (12/31/2014)
Reserves(4)				Most Recent Occupancy:	97.7% (9/20/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	98.8% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	99.6% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$765,000,000 (9/12/2016)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	38.0%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	38.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$416,000,000	100.0%	Loan Payoff:	$411,992,396	99.0%
			Closing Costs:	$2,011,635	0.5%
			Return of Equity:	$1,995,969	0.5%
Total Sources:	$416,000,000	100.0%	Total Uses:	$416,000,000	100.0%

(1)	The Potomac Mills Mortgage Loan is part of the Potomac Mills Whole Loan, which is comprised of ten pari passu senior promissory notes with an aggregate principal balance of $291,000,000 and ten pari passu junior promissory notes with an aggregate principal balance of $125,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Potomac Mills Senior Loan, without regard to the Potomac Mills Subordinate Companion Loan. The Cut-off Date Balance per SF, UW NOI Debt Yield, UW NCF DSCR and Cut-off Date LTV Ratio numbers based on the entire $416,000,000 Potomac Mills Whole Loan are $285, 9.7%, 2.65x and 54.4%, respectively.

(2)	Defeasance of the Potomac Mills Whole Loan is permitted after the earlier of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) October 5, 2019. The assumed lockout period of 25 payments is based on the expected MSBAM 2016-C32 securitization closing date in December 2016.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Potomac Mills Property is part of a larger super regional mall with a total of 1,839,997 SF, which includes non-collateral anchor tenants IKEA and Burlington Coat Factory.

(6)	Historical occupancy is inclusive of temporary tenants.

The Mortgage Loan. The fifth largest mortgage loan (the “Potomac Mills Mortgage Loan”) is part of a whole loan (the “Potomac Mills Whole Loan”) in the total original principal amount of $416,000,000, evidenced by ten pari passu senior promissory notes in the aggregate original principal amount of $291,000,000 (together, the “Potomac Mills Senior Loan”) and ten pari passu junior promissory notes in the aggregate original principal amount of $125,000,000 (together, the “Potomac Mills Subordinate Companion Loan”). The Potomac Mills Whole Loan is secured by a first priority fee mortgage encumbering 1,459,997 SF of a super regional outlet mall in Woodbridge, Virginia known as Potomac Mills (the “Potomac Mills Property”). The Potomac Mills Whole Loan was co-originated by Bank of America, N.A., Société Générale, Cantor Commercial Real Estate Lending, L.P. and Barclays Bank PLC. The Potomac Mills Mortgage Loan is evidenced by non-controlling senior Promissory Note A-4, in the original principal amount of $52,000,000. Controlling senior Promissory Note A-1 and senior Promissory Note A-6 are being contributed to the CFCRE 2016-C6 securitization trust. Non-controlling senior Promissory Note A-7 is expected to be contributed to the CGCMT 2016-C3 securitization trust. The remaining Potomac Mills Senior Loan pari passu promissory notes are currently held by Société Générale, Cantor Commercial Real Estate Lending, L.P., Bank of America, N.A. and Barclays Bank PLC, or affiliates thereof, and are expected to be contributed to one or more future securitization trusts or may be transferred at any time. The Potomac Mills Subordinate Companion Loan is currently held by Teachers Insurance and Annuity Association of America, or an affiliate thereof, and may be otherwise transferred at any time. The Potomac Mills Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Potomac Mills

the CFCRE 2016-C6 securitization. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu-AB Whole Loans—The Potomac Mills Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Potomac Mills Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	CFCRE 2016-C6	No(1)
Note A-2	$20,000,000	$20,000,000	Société Générale	No
Note A-3	$12,750,000	$12,750,000	Société Générale	No
Note A-4	$52,000,000	$52,000,000	MSBAM 2016-C32	No
Note A-5	$20,750,000	$20,750,000	Bank of America, N.A.	No
Note A-6	$30,000,000	$30,000,000	CFCRE 2016-C6	No
Note A-7	$35,000,000	$35,000,000	CGCMT 2016-C3	No
Note A-8	$7,750,000	$7,750,000	Cantor Commercial Real Estate Lending, L.P.	No
Note A-9	$36,375,000	$36,375,000	Barclays Bank PLC	No
Note A-10	$36,375,000	$36,375,000	Barclays Bank PLC	No
Potomac Mills Subordinate Companion Loan	$125,000,000	$125,000,000	Teachers Insurance and Annuity Association of America	Yes(1)
Total Debt	$416,000,000	$416,000,000

(1)	The Potomac Mills Whole Loan is expected to be serviced pursuant to the CFCRE 2016-C6 pooling and servicing agreement. The initial controlling noteholder for the Potomac Mills Whole Loan is the holder of the Potomac Mills Subordinate Companion Loan. If the outstanding principal amount of the Potomac Mills Subordinate Companion Loan, as notionally reduced by any appraisal reduction amounts or realized losses allocated to such Subordinate Companion Loan, is less than 25% of the initial principal amount of such Subordinate Companion Loan less any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Potomac Mills Subordinate Companion Loan, the controlling noteholder will be the CFCRE 2016-C6 controlling class representative. At all other times, the controlling noteholder for the Potomac Mills Whole Loan will be the holder of the Potomac Mills Subordinate Companion Loan. The initial holder of the Potomac Mills Subordinate Companion Loan is Teachers Insurance and Annuity Association of America.

The proceeds of the Potomac Mills Whole Loan were used to refinance a previous loan of $411,992,396 secured by the Potomac Mills Property, return equity of $1,995,969 to the Potomac Mills Borrower and pay closing costs. The most recent prior financing of the Potomac Mills Property was included in the LBUBS 2007-C6 and WBCMT 2007-C33 transactions.

The Borrower and the Sponsor. The borrower is Mall at Potomac Mills, LLC (the “Potomac Mills Borrower”), a single purpose entity with two independent directors. The sponsor and the non-recourse carveout guarantor for the Potomac Mills Whole Loan is Simon Property Group, L.P. Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”) (NYSE: SPG). Simon is a publicly-traded self-administered and self-managed real estate investment trust focused on retail property ownership and management. Simon is one of the largest publicly-traded owners, operators and developers of retail assets in the United States. As of December 31, 2015, Simon owned or had an interest in 209 properties consisting of 108 malls, 71 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and twelve other retail properties in 37 states and Puerto Rico, containing an aggregate of approximately 184 million SF of gross leasable area.

The Potomac Mills Whole Loan will be recourse to the guarantor pursuant to standard non-recourse carve-outs, however, the non-recourse carveout guaranty and the environmental indemnity agreement provide that for so long as Simon Property Group, L.P. is the guarantor under the non-recourse carveout guaranty and the indemnitor under the environmental indemnity agreement, the guarantor’s liability thereunder may not exceed $83.2 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The Potomac Mills Mortgage Loan sponsor is also a sponsor of the borrower under the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Wolfchase Galleria.

The Property. The Potomac Mills Property consists of a super regional outlet mall located in Woodbridge, Virginia along the I-95 corridor between Washington, D.C. and Richmond, Virginia. Built in 1985, the Potomac Mills Property contains 1,839,997 SF of retail space, of which 1,459,997 SF serves as collateral for the Potomac Mills Whole Loan. The Potomac Mills mall, including the non-collateral tenants, features over 200 specialty retailers comprised of outlet, full-price, entertainment, and restaurant options. The Potomac Mills Property is anchored by Costco Warehouse, J.C. Penney, Buy Buy Baby/and That!, Marshalls and an 18-screen AMC Theatres with IMAX. Other major tenants include Nordstrom Rack, T.J. Maxx, Last Call Neiman Marcus, Sears Appliance Outlet, XXI Forever, Saks Fifth Avenue Off 5th, Group USA, Bloomingdales The Outlet, H&M, Off Broadway Shoes, The Children’s Place, Modell’s Sporting Goods, Nike Factory Store, Books-A-Million, Polo Ralph Lauren Factory Store, Gap Outlet and Victoria’s Secret. Non-collateral anchors include IKEA and Burlington Coat Factory. The Potomac Mills Property contains 7,292 parking spaces (approximately 5.0 spaces per 1,000 SF).

Since 2012, Simon has invested approximately $30 million in the Potomac Mills Property for the addition of four freestanding restaurants, exterior renovations to the mall and main entrances, relocation of Saks Fifth Avenue Off 5th and the addition of Buy Buy Baby/and That! in 2012.

Since 2007, the Potomac Mills Property has had an average occupancy of 97.6% including temporary tenants (95.1% excluding temporary tenants). In the trailing 12-month period ending June 30, 2016, in-line tenants in occupancy reported annual sales of $452 PSF with an occupancy cost of 14.4%. From year-end 2013 to the trailing 12-month period ending August 31, 2016, net operating income increased from $34,999,313 to $40,298,052

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Potomac Mills

The following table presents a summary regarding the tenants at the Potomac Mills Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	Annual UW Rent PSF(3)		Sales (6/30/2016 TTM)(4)
						Approx. % of Annual UW Rent	$(000’s)	PSF	Occ. Cost %(4)	Lease Expiration
Anchor Tenants
Costco Warehouse	A+/A1/A+	148,146	10.1%	$650,943	$4.39	2.0%	$116,000	$783	NAV	5/31/2032
J.C. Penney	B+/B1/B	100,140	6.9%	$733,824	$7.33	2.3%	$11,188	$112	7.4%	2/28/2022
AMC Theatres(5)	B+/NR/B+	75,273	5.2%	$1,731,279	$96,182.17	5.4%	$14,486	$804,778	12.7%	2/28/2019
Buy Buy Baby/and That!	NR/Baa1/BBB+	73,432	5.0%	$779,114	$10.61	2.4%	NAV	NAV	NAV	1/31/2025
Marshalls	NR/A2/A+	61,763	4.2%	$602,189	$9.75	1.9%	$18,001	$291	3.8%	1/31/2019
Subtotal/Wtd. Avg.		458,754	31.4%	$4,497,349	$9.80	13.9%

Major Tenants (≥ 10,000 SF)
Nordstrom Rack	BBB+/Baa1/BBB+	41,321	2.8%	$361,559	$8.75	1.1%	$18,500	$448	NAV	9/30/2020
T.J. Maxx	NR/A2/A+	40,857	2.8%	$449,427	$11.00	1.4%	$9,138	$224	6.1%	5/31/2019
Last Call Neiman Marcus	NR/B3/NR	34,000	2.3%	$498,780	$14.67	1.5%	$4,242	$125	12.1%	1/31/2020
Sears Appliance Outlet	CC/Caa1/CCC+	33,103	2.3%	$380,685	$11.50	1.2%	$3,700	$112	NAV	6/30/2019
XXI Forever	NR/NR/NR	30,428	2.1%	$730,337	$24.00	2.3%	$6,005	$197	12.0%	1/31/2020
Saks Fifth Avenue Off 5	NR/NR/NR	28,000	1.9%	$581,560	$20.77	1.8%	$5,171	$185	11.2%	10/31/2023
Group USA	NR/NR/NR	27,068	1.9%	$216,000	$7.98	0.7%	$2,754	$102	15.7%	3/31/2018
Bloomingdales The Outlet	NR/NR/NR	25,038	1.7%	$529,053	$21.13	1.6%	$3,443	$138	14.7%	1/31/2021
H&M	NR/NR/NR	22,686	1.6%	$657,499	$28.98	2.0%	$7,020	$309	9.4%	1/31/2023
Off Broadway Shoes	NR/NR/NR	22,013	1.5%	$360,573	$16.38	1.1%	$3,462	$157	13.7%	8/31/2019
The Children’s Place	NR/NR/NR	20,004	1.4%	$540,108	$27.00	1.7%	$5,759	$288	7.5%	5/31/2022
Modell’s Sporting Goods	NR/NR/NR	17,265	1.2%	$362,565	$21.00	1.1%	$1,949	$113	30.0%	1/31/2024
Nike Factory Store	NR/A1/AA-	16,319	1.1%	$359,568	$22.03	1.1%	$9,117	$559	4.9%	6/30/2021
Books-A-Million	NR/NR/NR	13,981	1.0%	$154,600	$11.06	0.5%	$1,546	$111	10.0%	6/30/2018
Polo Ralph Lauren Factory Store	NR/A2/A	12,682	0.9%	$329,098	$25.95	1.0%	$8,088	$638	4.1%	1/31/2021
Gap Outlet	BB+/Baa2/BB+	11,713	0.8%	$236,134	$20.16	0.7%	$4,812	$411	9.8%	1/31/2019
Victoria’s Secret	NR/NR/NR	10,000	0.7%	$265,000	$26.50	0.8%	$7,220	$722	8.7%	1/31/2021
Subtotal/Wtd. Avg.		406,478	27.8%	$7,012,546	$17.25	21.7%

In-line Tenants (<10,000 SF)(6)		560,965	38.4%	$20,786,243	$37.05	64.4%		$452(7)	14.4%(7)

Total Occupied Collateral		1,426,197	97.7%	$32,296,138	$22.64	100.0%
Vacant		33,800	2.3%
Total Collateral		1,459,997	100.00%

Non-Collateral Anchor Tenants
IKEA(8)	NR/NR/NR	300,000	NAP		NAP		$175,000	$583	NAV	NAP
Burlington Coat Factory(9)	NR/NR/BB-	80,000	NAP		NAP		$22,317	$279	NAV	NAP
Subtotal		380,000	NAP

(1)	Information is based on rent roll as of September 20, 2016.

(2)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF includes rent steps through May 2017 and excludes temporary tenant income.

(4)	Sales $ and Sales PSF only include tenants reporting sales. Sales PSF and Occ. Cost % are for the trailing 12-month period ended June 30, 2016 with the exception of IKEA, Burlington Coat Factory, Costco Warehouse, Nordstrom Rack and Sears Appliance Outlet which reflect estimated sales for the twelve-month period ended December 31, 2015.

(5)	Annual UW Rent PSF and Sales PSF are calculated based on 18 screens.

(6)	In-line Tenants (<10,000 SF) include food court, kiosk, and temporary tenants.

(7)	Sales PSF and Occ. Cost % as provided by the borrower. In-line tenant sales include all tenants occupying less than 10,000 SF and in occupancy from January of the prior year.

(8)	IKEA is subject to a ground lease for which IKEA owns its improvements and has prepaid the ground rent through the term of its lease. IKEA has the right to purchase the land at any time for a purchase price of $1.00. Therefore, the IKEA tenant has been excluded from the underwriting.

(9)	The Burlington Coat Factory improvements are tenant owned and therefore the Burlington Coat Factory tenant has been excluded from the underwriting.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Potomac Mills

The following table presents certain information relating to the lease rollover at the Potomac Mills Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2016	8	11,902	$77.03	0.8%	0.8%	$916,781	2.8%	2.8%
2017	23	74,317	$39.39	5.1%	5.9%	$2,927,149	9.1%	11.9%
2018	16	81,032	$22.67	5.6%	11.5%	$1,837,124	5.7%	17.6%
2019	18	278,554	$17.96	19.1%	30.5%	$5,003,818	15.5%	33.1%
2020	19	155,373	$24.11	10.6%	41.2%	$3,746,585	11.6%	44.7%
2021	19	111,242	$27.90	7.6%	48.8%	$3,103,543	9.6%	54.3%
2022	16	170,887	$17.77	11.7%	60.5%	$3,037,142	9.4%	63.7%
2023	25	137,241	$31.23	9.4%	69.9%	$4,286,413	13.3%	77.0%
2024	16	70,806	$29.64	4.8%	74.8%	$2,098,728	6.5%	83.5%
2025	17	132,240	$21.07	9.1%	83.8%	$2,786,460	8.6%	92.1%
2026	11	33,666	$37.05	2.3%	86.1%	$1,247,258	3.9%	96.0%
Thereafter	4	168,937	$7.73	11.6%	97.7%	$1,305,137	4.0%	100.0%
Vacant	0	33,800	$0.00	2.3%	100.0%	$0	0.0%	100.0%
Total / Wtd. Avg.	192	1,459,997	$22.64	100.0%		$32,296,138	100.0%

(1)	Information is based on the September 20, 2016 rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the related lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Potomac Mills Property is situated along the north side of Smoketown Road/Opitz Boulevard within Woodbridge, Virginia, approximately 20 miles south of Washington, D.C. Potomac Mills Circle encircles the Potomac Mills Property and has multiple points of access along Smoketown Road, Gideon Drive, Telegraph Road and Worth Avenue, and extends north to Prince Williams Parkway. According to the appraisal, Smoketown Road and Prince Williams Parkway have average daily traffic counts of 33,749 and 44,512, respectively. Within a 25-mile drive of the Potomac Mills Property are Falls Church and Fairfax counties, which are two of the three wealthiest counties in the nation according to the 2014 Census Bureau Report.

The Potomac Mills Property is located within the Washington, D.C. Metropolitan Statistical Area (“MSA”), which is the seventh most populous MSA in the nation. Fourteen Fortune 500 companies have headquarters located in the Washington, D.C. MSA, including but not limited to Northrop Grumman, Lockheed Martin, General Dynamics, Fannie Mae and Freddie Mac. According to the appraisal, the Washington, D.C. MSA gross metro product increased by 2.2% in 2015 and is expected to grow by 2.6% annually over the next five years. The primary economic drivers of the Washington, D.C. MSA are the federal government, defense and high technology. The Washington, D.C. MSA is home to both the Ronald Reagan Washington National Airport and Washington Dulles International Airport, which are utilized by approximately 45.0 million passengers annually, representing a passenger increase of approximately 5.8% over prior year. The unemployment rate in the Washington, D.C. MSA was 4.1% in the first quarter of 2016. In 2015, the population and average household income within the Potomac Mills Property trade area were approximately 1,076,000 and $125,000, respectively. The appraiser estimated market rent to be $33.21 PSF on a triple-net basis for in-line tenants.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Potomac Mills

The following table presents leasing data at competitive retail properties with respect to the Potomac Mills Property:

Competitive Retail Property Summary

Property	Property Type	Year Built/ Renovated	Occupancy	Total Size (SF)	Anchor Size (SF)	Anchor Tenants	Distance
Potomac Mills Property	Super Regional Mall	1985 / 2005, 2012	97.7%(1)	1,459,997(2)	458,754(2)	J.C. Penney, Costco Warehouse, Buy Buy Baby/and That!, Marshalls, AMC Theatres	NAP
Manassas Mall Manassas, VA	Super Regional Center/Mall	1972 / 2015	94%	906,463	654,249	Macy’s, At Home, Sears, Walmart	15.0 miles
Fair Oaks Mall Fairfax, VA	Super Regional Center/Mall	1980 / NAP	93%	1,550,434	993,981	J.C. Penney, Lord & Taylor, Macy’s, Macy’s Home, Sears	15.0 miles
Springfield Town Center Springfield, VA	Super Regional Center/Mall	1973 / 2014	87%	1,300,000	600,000	Macy’s, Target, J.C. Penney, Dick’s Sporting Goods, Regal Cinema, LA Fitness	11.0 miles
Stonebridge At Potomac Town Center Woodbridge, VA	Lifestyle Center	2008 / NAP	87%	485,611	164,718	Wegmans	1.0 miles
Tanger Outlet Center Fort Washington, MD	Outlet Center	2013 / NAP	100%	221,765	0	NAP	19.0 miles
St. Charles Town Center Waldorf, MD	Super Regional Center/Mall	1990 / 2015	97%	960,618	652,265	Macy’s, Macy’s Home, J.C. Penney, Sears, Kohl’s, Dick’s Sporting Goods	20.0 miles
Spotsylvania Towne Centre Fredericksburg, VA	Super Regional Center/Mall	1980 / 2008	95%	1,600,000	863,269	Belk, Costco, Dick’s Sporting Goods, J.C. Penney, Macy’s, Sears	27.0 miles

Source: Appraisal and underwritten rent roll.

(1)	Occupancy for the Potomac Mills Property is based on only the collateral square footage of 1,459,997 as of September 20, 2016 and includes temporary tenants.

(2)	Anchor Size (SF) and Total Size (SF) exclude non-collateral tenants.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Potomac Mills Property:

Cash Flow Analysis
	2014	2015	8/31/2016 TTM	UW	UW PSF
Base Rent(1)	$31,014,331	$31,707,142	$32,164,075	$34,330,601	$23.51
Total Recoveries	$17,019,559	$16,706,267	$17,076,158	$17,154,584	$11.75
Other Income(2)	$4,050,543	$4,001,498	$4,254,633	$4,254,633	$2.91
Percentage Rent	$1,084,831	$942,235	$1,184,702	$1,018,596	$0.70
Less Vacancy & Credit Loss	($172,799)	($20,883)	($40,554)	($2,837,921)	(5.0%)
Effective Gross Income	$52,996,465	$53,336,259	$54,639,014	$53,920,493	$36.93
Total Expenses	$15,601,250	$14,386,618	$14,340,962	$13,594,604	$9.31
Net Operating Income	$37,395,215	$38,949,641	$40,298,052	$40,325,889	$27.62
Capital Expenditures	$0	$0	$0	$322,385	$0.22
TI/LC	$0	$0	$0	$1,289,527	$0.88
Net Cash Flow	$37,395,215	$38,949,641	$40,298,052	$38,713,977	$26.52

Occupancy %(3)	99.6%	98.8%	97.7%	95.0%
NOI DSCR(4)	4.24x	4.42x	4.57x	4.57x
NCF DSCR(4)	4.24x	4.42x	4.57x	4.39x
NOI Debt Yield(4)	12.9%	13.4%	13.8%	13.9%
NCF Debt Yield(4)	12.9%	13.4%	13.8%	13.3%

(1)	UW Base Rent includes vacancy gross up of $2,034,462 and contractual rent steps through May 2017, totaling $548,234.

(2)	Other Income includes specialty leasing, temporary tenant income and other rents, miscellaneous income and non-rental income items, such as local media income, sponsorships and food court digital rent.

(3)	Historical occupancy is inclusive of temporary tenants. TTM Occupancy as of September 20, 2016.

(4)	Debt service coverage ratios and debt yields are based on the Potomac Mills Senior Loan totaling $291,000,000 and exclude the Potomac Mills Subordinate Companion Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Potomac Mills

Escrows and Reserves. The Potomac Mills Borrower is required to deposit monthly escrows for taxes and insurance during the continuance of an event of default or Debt Service Coverage Ratio Reserve Trigger Period (as defined below), or in the event that the Potomac Mills Borrower fails to provide satisfactory evidence to the lender that, (i) taxes have been paid prior to delinquency or that (ii) the insurance policies are being maintained as part of an acceptable blanket insurance policy. The Potomac Mills Borrower is required to deposit monthly escrows for replacement reserves and rollover reserves during the continuance of an event of default or Debt Service Coverage Ratio Reserve Trigger Period in the amount of $26,900 (subject to a cap of $645,000) and $107,500 (subject to a cap of $2,580,000), respectively.

A “Debt Service Coverage Ratio Reserve Trigger Period” will be in effect if the amortizing debt service coverage ratio based on the trailing-four-calendar-quarter period is below 1.40x for two consecutive calendar quarters until the debt service coverage ratio is at least equal to 1.40x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Potomac Mills Whole Loan. The Potomac Mills Whole Loan has springing cash management. So long as no Lockbox Period (as defined below) is continuing, all funds in the lockbox account are required to be swept to an operating account maintained by the Potomac Mills Borrower. Upon the occurrence and during the continuance of a Lockbox Period, the lender has the right to direct the lockbox bank to disburse all funds to the lender-controlled cash management account. Also during a Lockbox Period, all excess cash flow will be swept to the cash management account to be held as additional security for the Potomac Mills Whole Loan.

A “Lockbox Period” will be in effect (i) upon the occurrence of an event of default until cured; (ii) upon the occurrence of any bankruptcy or insolvency proceeding of the property manager (if the property manager is an affiliate of the borrower) until, in the case of the property manager, it is replaced with a qualified property manager pursuant to a replacement management agreement within 60 days or such bankruptcy action is dismissed within 90 days or (iii) upon the debt service coverage ratio based on the trailing four-calendar-quarter period falling below 1.35x for two consecutive calendar quarters until the amortizing debt service coverage ratio based on the trailing four-calendar-quarters is at least 1.35x for two consecutive calendar quarters. A Lockbox Period is only permitted to be cured up to five times in the aggregate during the term of the Potomac Mills Whole Loan and so long as no event of default is continuing.

Additional Secured Indebtedness (not including trade debts). In addition to the Potomac Mills Mortgage Loan, the Potomac Mills Property also secures nine additional pari passu senior promissory notes, which combined with the Potomac Mills Mortgage Loan comprise the Potomac Mills Senior Loan in the aggregate original principal amount of $291,000,000, and ten pari passu junior notes with an aggregate principal balance of $125,000,000 comprising the Potomac Mills Subordinate Companion Loan. The Potomac Mills Subordinate Companion Loan is coterminous with the Potomac Mills Senior Loan, and accrues interest at a rate of 4.55%. The Potomac Mills Senior Loan is generally senior in right of payment to the Potomac Mills Subordinate Companion Loan. The Potomac Mills Subordinate Companion Loan has customary rights to cure events of default, approve major decisions and purchase the defaulted Potomac Mills Senior Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Potomac Mills Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. IKEA is subject to a ground lease for which IKEA owns its improvements and has prepaid the ground rent through the term of its lease. IKEA has the right to purchase the land at any time for a purchase price of $1.00. If the tenant under the IKEA lease exercises its purchase option, the Potomac Mills Borrower may also obtain the release of the IKEA parcel without the consent of any person if the Potomac Mills Borrower delivers reasonably satisfactory evidence to the lender that the IKEA parcel has been subdivided from the remainder of the Potomac Mills Property in accordance with applicable legal requirements and the remainder of the Potomac Mills Property constitutes a separate tax lot. See “—Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Terrorism Insurance. The Potomac Mills Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Potomac Mills Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Potomac Mills Property and business interruption insurance for actual loss sustained plus an extended period of indemnity of 365 days; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is not in effect and the policy contains an exclusion for terrorism coverage, the Potomac Mills Borrower is not required to pay to obtain terrorism coverage annual premiums in excess of two times the then-current annual insurance premiums insuring only the Potomac Mills Property (excluding wind and flood components of such premiums) on a stand-alone basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	FedEx Ground Portfolio

Mortgage Loan No. 6 – FedEx Ground Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	FedEx Ground Portfolio

Mortgage Loan No. 6 – FedEx Ground Portfolio

Nyack
Pearl River
Tarrytown
Orangeburg
Hudson River
Elmsford
White Plains
Westchester County Airport
CONNECTICUT
Rye Lake
FAIRFIELD COUNTY
ROCKLAND COUNTY
Montvale
St. Thomas Aquinas College
Tappan Lake
Tappan
Old Tappan
Tallman Mountain St. Park
Irvington
Westchester Comm. Coll.
SUNY College at Purchase
Purchase
Greenwich
Pace Univ.-White Plains
Cross
Manhattanville College
Hartsdale
The Galleria at White Plains
NY-Presbyterian Hospital-Westchester
Rye Brook
Mercy College
Ardsley
Dobbs Ferry
Northvale
Hillsdale
NEW YORK
Westchester Expwy
Port Chester
Scarsdale
Norwood
Hastings-on-Hudson
WESTCHESTER COUNTY
Harrison
NEW JERSEY
Closter
Hutchinson R. Pkwy
Thruway
Rye
Edith G. Read Wildlife Sanctuary
Playland Park
St. Johns Riverside Hospital
Ridge Hill
Alpine
BERGEN COUNTY
YONKERS
Bronxville
Mamaroneck
Sarah Lawrence College
Cross County Pkwy
Iona College
New England
Larchmont
Long Island Sound
Bergenfield
Tenafly
Empire City at Yonkers Raceway
New Rochelle
Teaneck
Englewood
Mount Vernon
Pelham
NEW YORK CITY
College of New Rochelle
Palisades Interstate Pkwy
Saw Mill R. Pkwy
NY State Thruway
Sprain Brook Pkwy
Bronx R. Pkwy
METRO NORTH
TAPPAN ZEE BRIDGE
Livingston St.

FedEx Ground Portfolio	
1 FedEx - Yonkers, NY	Yonkers, NY
2 FedEx - Elmsford, NY	Elmsford, NY
3 FedEx - Bridgeport, PA	Bridgeport, PA

Elmsford
Yonkers
New York
Trenton
Philadelphia

Schuylkill River
Norristown
NORRISTOWN
MAIN ST.
SEPTA
E. Main St
Plymouth Meeting Mall
John F. Kennedy Park
Belvoir Rd.
Beidler Rd.
Henderson Rd.
Markley St.
Pennsylvania Turnpike
BRIDGEPORT
E. 4th St.
Bridgeport
Valley Forge Rd.
Intel
Metroplex
Butler Pike
Ridge Pike
Plymouth Meeting
King of Prussia
Valley Forge Center
KING MANOR
MONTGOMERY COUNTY
Allendale Rd.
1st Ave.
Plymouth Square
DeKalb Pike
Lockheed Martin
King of Prussia Mall
Church Rd.
Flint Hill Rd.
River Rd.
NORRISTOWN LINE
Conshohocken Rd.
W. North Ln.
Fayette St.
Valley Forge Memorial Gardens
Schuylkill Expwy
Gulph Rd.
HUGHES PARK
Gulph Mills Golf Course
HIGH SPEED LINE
Swedeland Rd.
Conshohocken
SPRING HILL
Warner Rd.
Croton Rd.
Gulph Mills
GULPH MILLS
West Conshohocken
CONSHOHOCKEN
King of Prussia Rd.
Union Hill Industrial Park
Upper Gulph Rd.
CALVARY CEMETERY
Philadelphia Country Club
CHESTER COUNTY
St. Davids Country Club
Cabrini University
Radnor
MATSONFORD
Gladwyne
Spring Mill Rd
Philadelphia 10 miles
DELAWARE COUNTY
Eastern University
COUNTY LINE
Philadelphia Intl. Airport - 20 miles

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	FedEx Ground Portfolio

Mortgage Loan No. 6 – FedEx Ground Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$42,500,000			Location:	Various
Cut-off Date Balance(1):	$42,500,000			General Property Type:	Industrial
% of Initial Pool Balance:	4.7%			Detailed Property Type:	Distribution Warehouse
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	PA-SC Venture I LLC			Year Built/Renovated:	2016/N/A
Mortgage Rate:	4.1580%			Size:	751,118 SF
Note Date:	11/1/2016			Cut-off Date Balance per SF(1):	$226
First Payment Date:	12/1/2016			Maturity Date Balance per SF(1):	$226
Maturity Date:	11/1/2026			Property Manager:	Self-managed
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$22,724,302
Seasoning:	1 month			UW NOI Debt Yield(1):	13.4%
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	13.4%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	3.16x
Additional Debt Type(1)(3):	Pari Passu / Mezzanine			Most Recent NOI(5):	N/A
Additional Debt Balance(1)(3):	$127,500,000 / $50,000,000			2nd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	N/A
Reserves(4)				Most Recent Occupancy:	100.0% (12/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	N/A
RE Tax:	$574,417	$130,987	N/A	3rd Most Recent Occupancy(5):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$384,800,000 (8/24/2016)
Recurring Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	44.2%
Other:	$3,066,110	$0	N/A	Maturity Date LTV Ratio(1):	44.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$170,000,000	41.6%	Purchase Price:	$400,427,868	97.9%
Mezzanine Loan(3):	$50,000,000	12.2%	Closing Costs:	$4,905,658	1.2%
Borrower Equity:	$188,974,053	46.2%	Reserves:	$3,640,527	0.9%
Total Sources:	$408,974,053	100.0%	Total Uses:	$408,974,053	100.0%

(1)	The FedEx Ground Portfolio Mortgage Loan is part of the FedEx Ground Portfolio Whole Loan, which is comprised of four pari passu senior promissory notes with an aggregate principal balance of $170,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the FedEx Ground Portfolio Whole Loan, without regard to the mezzanine loan. The Cut-off Date Balance per SF, UW NOI Debt Yield, UW NCF DSCR and Cut-off Date LTV Ratio numbers based on the combined balance of the FedEx Ground Portfolio Whole Loan and mezzanine loan are $293, 10.3% 2.16x, and 57.2%, respectively.

(2)	Defeasance of the FedEx Ground Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) November 1, 2020. The assumed lockout period of 25 payments is based on the expected MSBAM 2016-C32 securitization closing date in December 2016.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade payables)” below for further discussion of additional pari passu debt, and “Mezzanine Loan and Preferred Equity” below for further discussion of the mezzanine loan and an intracompany loan secured by the equity interests in the mezzanine borrower.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The FedEx Ground Portfolio Properties were built in 2016, therefore prior historical information is unavailable.

The Mortgage Loan. The sixth largest mortgage loan (the “FedEx Ground Portfolio Mortgage Loan”) is part of a whole loan (the “FedEx Ground Portfolio Whole Loan”) in the total original principal amount of $170,000,000, evidenced by four pari passu senior promissory notes and secured by a first priority fee mortgage encumbering three FedEx Ground warehouse and distribution facilities in Yonkers, New York (the “FedEx Ground Yonkers Property”), Elmsford, New York (the “FedEx Ground Elmsford Property”) and Bridgeport, Pennsylvania (the “FedEx Ground Bridgeport Property”) (together the “FedEx Ground Portfolio Properties”). The FedEx Ground Portfolio Whole Loan was co-originated by Bank of America, N.A. and Citigroup Global Markets Realty Corp. The FedEx Ground Portfolio Mortgage Loan is evidenced by non-controlling Promissory Note A-3 in the original principal amount of $42,500,000. Promissory Note A-1, Promissory Note A-2 and Promissory Note A-4 constitute non-serviced companion loans (the “FedEx Ground Portfolio Non-Serviced Pari Passu Companion Loans”). The FedEx Ground Portfolio Non-Serviced Pari Passu Companion Loans evidenced by Promissory Notes A-2 and A-4 in the aggregate original principal amount of $85,000,000 have been contributed to the CD 2016-CD2 securitization trust. The FedEx Ground Portfolio Non-Serviced Pari Passu Companion Loan represented by the remaining controlling Promissory Note A-1 in the original principal amount of $42,500,000 is currently held by Bank of America, N.A. or an affiliate thereof, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The FedEx Ground Portfolio Whole Loan is being initially serviced pursuant to the pooling and servicing agreement for the CD 2016-CD2 securitization trust until the FedEx Ground Portfolio Non-Serviced Pari Passu Companion Loan represented by the Promissory Note A-1 is securitized, after which time the FedEx Ground Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Promissory Note A-1’s securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	FedEx Ground Portfolio

Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The proceeds of the FedEx Ground Portfolio Whole Loan were used to acquire the FedEx Ground Portfolio Properties, pay closing costs and fund upfront reserves. Based on the FedEx Ground Portfolio Whole Loan amount of $170,000,000, the FedEx Ground Portfolio Borrower has cash equity in the FedEx Ground Portfolio Properties of $230,427,868, with a loan to cost ratio of 42.5%.

The Borrowers and the Sponsor. The borrowers are PA-SC Elmsford Project LLC, PA-SC Yonkers Project LLC and PA-SC West Chester Project LLC (collectively the “FedEx Ground Portfolio Borrower”), each a single-purpose Delaware limited liability company, with at least two independent directors. Equity ownership in the FedEx Ground Portfolio Borrower is held by PA-SC Venture I Equity Sub LLC, the non-recourse carveout guarantor of the FedEx Ground Portfolio Whole Loan. PA-SC Venture I Equity Sub LLC is 100% owned by PA-SC Venture I LLC, the sponsor of the FedEx Ground Portfolio Whole Loan.

PA-SC Venture I LLC is an industrial acquisition venture formed in June 2015 between Ping An Trust (Ping An Insurance Company) and SC Venture Acquisition LLC. The venture was formed for the recapitalization of eight FedEx build-to-suit projects upon completion of construction. SC Venture Acquisition LLC is the control entity and is an affiliate of MRP Group. MRP Group is an affiliate of Black Creek Group, which is based in Denver and was co-founded by John Blumberg in 1993. Black Creek Group oversees a group of real estate investment companies including Dividend Capital Total Realty Trust, which in 2010 bought approximately 30 properties for $1.35 billion from iStar Financial Inc. Ping An Insurance Company is a Chinese insurance company, which is headquartered in Shenzhen, People’s Republic of China. Ping An Insurance Company was founded in 1988 and is a diversified financial services group, offering a wide range of insurance, banking and investment services, with over 235,000 employees and nearly 800,000 life insurance agents providing insurance, banking and investment services for 96.6 million customers.

The Properties. The FedEx Ground Portfolio Properties are secured by the fee interests in three cross-defaulted newly-built FedEx Ground warehouse and distribution facilities totaling 751,118 SF located in Yonkers, New York, Elmsford, New York and Bridgeport, Pennsylvania. The FedEx Ground Portfolio Properties are 100% leased to and occupied by FedEx Ground Package Systems, Inc. (“FedEx”).

FedEx serves customers in the North American small-package market, focusing on business and residential delivery of packages weighing up to 150 pounds. FedEx provides low-cost, day-certain service to any business address in the United States and Canada. It uses a large fleet of trucks which are owned by independent owner/operators and drivers who are independent contractors who control individual delivery routes and territories. FedEx Smart Post, a segment of FedEx, specializes in the consolidation and delivery of high volumes of low-weight, less time-sensitive business and consumer packages using the United States Postal Service for final delivery to any residential address or P.O. Box in the United States. FedEx invested $1.2 billion in their fiscal year 2015 in facilities and automation to support future growth. As of May 31, 2015, FedEx had 547 facilities, including 33 hubs, in the United States and Canada, approximately 47,000 owner-operated vehicles, and approximately 48,000 company-owned trailers. FedEx has approximately 62,000 employees and is headquartered in Pittsburgh, Pennsylvania.

According to its annual report dated May 31, 2016, FedEx reported total revenues of approximately $16.6 billion, an increase of 28% from the previous year. Fiscal year net earnings for 2016 totaled approximately $2.3 billion, an increase of 5% from the previous year. FedEx averages approximately 7,526 packages per day. The revenue per package for FedEx was $7.80. FedEx Ground Package System, Inc. is a subsidiary of FedEx Corporation. FedEx Corporation (FDX) is rated BBB by Standard & Poors and Baa2 by Moody’s.

The following table presents certain information relating to the FedEx Ground Portfolio Properties:

Property Summary
Property Name & Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Year Built/ Renovated	Occ. %	Lease Expiration Date	Net Rent. Area (SF)	% Net Rentable Area	UW Base Rent PSF	% UW Base Rent	Appraised Value
FedEx Yonkers Property 10 Herrmann Place Yonkers, NY 10710	$18,190,619	42.8%	2016/N/A	100.0%	7/31/2031	121,883	16.2%	$84.96	43.8%	$164,700,000

FedEx Elmsford Property 300 Waterside Drive Elmsford, NY 10523	$17,218,685	40.5%	2016/N/A	100.0%	6/30/2031	323,502(1)	43.1%	$58.41(1)	39.8%	$155,900,000

FedEx Bridgeport Property 601 River Road Bridgeport, PA 19405	$7,090,696	16.7%	2016/N/A	100.0%	6/30/2031	305,733	40.7%	$12.72	16.4%	$64,200,000

Total/Weighted Average	$42,500,000	100.0%		100.0%		751,118	100.0%	$44.12	100.0%	$384,800,000

Information is based on the underwritten rent roll.

(1) Including 162,318 SF of second floor parking, the blended base rent at the FedEx Elmsford Property is $29.10 PSF.

FedEx Yonkers. The FedEx Yonkers Property is located in Yonkers, Westchester County, New York which is approximately five miles north of Manhattan, New York. The FedEx Yonkers Property is a 121,883 SF industrial warehouse/distribution facility that was constructed in 2016. The rentable area of the distribution building includes 115,773 SF of warehouse space and 6,110 SF of office space. There is also a two-level parking deck with a total of 316 spaces with 218 rooftop spaces reserved for employees and the remaining 98 surface level spaces reserved for trucks, trailers and vans totaling approximately 2.6 spaces per 1,000 SF. The FedEx Yonkers Property has 28-29-foot ceilings throughout the warehouse space with 21 dock high doors and five grade level doors. FedEx’s lease commenced on July 15, 2016, expires on July 31, 2031, has two 10-year renewal options and no termination options, and is guaranteed by FedEx Corporation. FedEx is responsible for all operating costs at the FedEx Yonkers Property, including real estate taxes, insurance, common area maintenance and utilities.

FedEx Elmsford. The FedEx Elmsford Property is located in Elmsford, Westchester County, New York which is approximately 20 miles north of The Bronx, New York. The FedEx Elmsford Property is a 323,502 SF industrial warehouse/distribution facility that was constructed in 2016. The rentable area of the distribution building includes 153,915 SF of warehouse space, 7,269 SF of office space and 162,318 SF of second floor parking. The FedEx

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	FedEx Ground Portfolio

Elmsford Property has approximately 335 parking spaces for employees and another 22 surface-level spaces for trucks, trailers and vans totaling approximately 1.1 spaces per 1,000 SF. The FedEx Elmsford Property has 28-29-foot ceilings throughout the warehouse space with 44 dock high doors and six grade level doors. FedEx’s lease commenced on July 15, 2016, expires on June 30, 2031, has two 10-year renewal options and no termination options and is guaranteed by FedEx Corporation. FedEx is responsible for all operating costs at the FedEx Elmsford Property, including real estate taxes, insurance, common area maintenance and utilities.

FedEx Bridgeport. The FedEx Bridgeport Property is located in Bridgeport, Montgomery County, Pennsylvania which is approximately 17 miles northwest of Philadelphia, Pennsylvania. The FedEx Bridgeport Property is a 305,733 SF industrial warehouse/distribution facility that was constructed in 2016. The rentable area of the distribution building includes 305,733 SF of warehouse space. There are two additional buildings on site which include a maintenance garage totaling 5,569 SF and a security building totaling 3,418 SF. The FedEx Bridgeport Property has 1,023 parking spaces totaling approximately 3.3 spaces per 1,000 SF. The FedEx Bridgeport Property has 32-foot ceilings throughout the warehouse space with 76 dock high doors and four drive-in doors. FedEx’s lease commenced on July 15, 2016, expires on June 30, 2031, has two five-year renewal options and no termination options. The FedEx Bridgeport Property lease is not separately guaranteed by FedEx Corporation. FedEx is responsible for all operating costs at the FedEx Bridgeport Property, including real estate taxes, insurance, common area maintenance and utilities.

The following table presents certain information relating to the lease rollover schedule at the FedEx Ground Portfolio Properties:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2027 and Beyond	3	751,118	100.0%	100.0%	$23,661,289	$31.50	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	3	751,118	100.0%		$23,661,289	$31.50	100.0%

Information based on the underwritten rent roll.

The Markets.

Yonkers, NY. The FedEx Yonkers Property is situated within the Westchester County Industrial Market. Westchester County is located along the Interstate 95 and Interstate 87 corridors along with connections to the Interstate 84 corridor via Interstate 287 and Interstate 684. The majority of the inventory in the Westchester County Industrial Market is comprised of warehouse and distribution buildings. Construction of industrial properties over the past 10 years in Westchester County has generally been warehouses, research and development and flex buildings, with limited construction of new manufacturing facilities. According to the appraisal, the Westchester County Industrial Market totals approximately 29.4 million SF and is 95.2% leased as of the second quarter of 2016. The FedEx Yonkers Property is located in the Southwest Industrial Submarket within the Westchester County Industrial Market. According to the appraisal, the Southwest Industrial Submarket totals approximately 9.0 million SF and is 94.2% leased as of the third quarter of 2016. According to the appraisal, average rental rates have been increasing in the submarket over the past few years and there have been no industrial properties built over the last five years within the submarket. There was no new supply identified in the appraisal within the submarket other than the FedEx Yonkers Property.

Per the appraisal, the population within the FedEx Yonkers Property’s neighborhood has moderately increased since 2000. The 2016 total population and average household income within a three-mile radius of the property are 215,042 and $98,971, respectively. The appraisal cited local property owners, a supportive local government and the location of the city and its demographics as indicators of future growth. The appraisal identified six lease comparables with rents ranging from $24.49 PSF to $65.61 PSF and concluded a market rent of $65 PSF for the FedEx Yonkers Property.

Elmsford, NY. The FedEx Elmsford Property is situated within the Westchester County Industrial Market. The FedEx Elmsford Property is located in the West I-287 Corridor Industrial Submarket within the Westchester County Industrial Market. According to the appraisal, the West I-287 Corridor Industrial Submarket totals 4.34 million SF and is 97.3% leased as of the third quarter of 2016. According to the appraisal, average rental rates have been increasing in the submarket over the past few years and there have been no industrial properties built over the last five years within the submarket. The appraisal identified one property under construction which is a 35,000 SF Class B industrial warehouse in Elmsford, New York. Per the appraisal, the population within the FedEx Elmsford Property’s neighborhood has moderately increased since 2000. The 2016 total population and average household income within a three-mile radius of the FedEx Elmsford Property are 67,748 and $128,139, respectively. The appraisal identified six lease comparables with rents ranging from $24.49 PSF to $84.96 PSF and concluded a market rent of $60 PSF for the FedEx Elmsford Property.

Bridgeport, PA. The FedEx Bridgeport Property is situated within the Southeastern Pennsylvania Market which includes Philadelphia, Pennsylvania and suburban towns. According to the appraisal, the Southeastern Pennsylvania Market totals approximately 111.3 million SF and is 91.9% leased as of the second quarter of 2016. Through the first two quarters of 2016, the market experienced positive net absorption of 626,239 SF. The FedEx Bridgeport Property is located in the Montgomery County submarket. According to the appraisal, the submarket totals approximately 30.1 million SF and is 93.8%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	FedEx Ground Portfolio

leased as of the second quarter of 2016. According to the appraisal, average rental rates have been increasing each year since 2013. Additionally, the submarket has experienced 737,812 SF of positive net absorption in 2015 through the second quarter of 2016. There was one property identified as new construction in the appraisal which was the FedEx Bridgeport Property. Per the appraisal, the population within the FedEx Bridgeport Property’s neighborhood has been steadily increasing since 2000. The 2016 total population and average household income within a three-mile radius of the property are 92,025 and $90,646, respectively. The appraisal identified six lease comparables with rents ranging from $5.20 PSF to $13.31 PSF and concluded a market rent of $12.36 PSF for the FedEx Bridgeport Property.

The following tables present certain information relating to the competitive industrial warehouse and distribution facilities to the FedEx Ground Portfolio Properties:

Competitive Property Summary
Property	Year Built	% Office	Clear Height (feet)	Tenant Name	Leased SF	Lease Type	Lease Date/Term	Rent PSF	TI/Free Rent
FedEx Yonkers Property(1)	2016	5.0%	28-29	FedEx	121,883	NNN	Jul-16/15 Yrs	$84.96	$0/None
FedEx Elmsford Property(1)	2016	4.5%	28-29	FedEx	323,502(2)	NNN	Jul-16/15 Yrs	$58.41(2)	$0/None
57th Ave & 43rd St Maspeth, NY	2016	2.9%	22-23	FedEx	362,474	NNN	Jan-16/15 Yrs	$39.93	$0/None
Secaucus Road Jersey City, NJ	2015	4.9%	36	FedEx	315,389	NNN	Jan-16/16 Yrs	$24.49	$0/None
830 Fountain Ave Brooklyn, NY	2015	5.0%	24-28	FedEx	273,401	NNN	Jul-15/15 Yrs	$37.05	$0/None
29-01 Borden Ave Long Island City, NY	2013	10.0%	26-28	FedEx	143,000	NNN	Aug-13/15 Yrs	$65.61	$0/None
57-54 Page Place Queens, NY	1941	6.0%	22	Bimbo Bakeries	57,000	NNN	Jan-13/14 Yrs	$42.48	$0/None
FedEx Bridgeport Property	2016	6.0%	32	FedEx	305,733	NNN	Jun-16/15 Yrs	$12.72	$0/None
Brainerd Industrial Park Brainerd, MN	N/A	N/A	N/A	FedEx	53,739	NNN	Jun-16/10 Yrs	$6.28	N/A
4600 Path Road Columbus, OH	N/A	N/A	N/A	FedEx	276,787	NNN	Mar-15/10 Yrs	$7.06	N/A
7800 Turkey Hollow Road Rock Island, IL	N/A	N/A	N/A	FedEx	189,926	NNN	Nov-14/10 Yrs	$5.20	N/A
Davidson Lane New Castle, DE	N/A	N/A	N/A	FedEx	182,816	NNN	Oct-14/10 Yrs	$9.97	N/A
111-31 Fulling Mill Road Middletown, PA	N/A	N/A	N/A	FedEx	303,711	NNN	Feb-14/15 Yrs	$9.37	N/A
10 Industrial Highway Lester, PA	N/A	N/A	N/A	FedEx	212,153	NNN	Jun-13/15 Yrs	$13.31	N/A

Source: Appraisal and underwritten rent roll

(1) The FedEx Yonkers Property and The FedEx Elmsford Property are located within the same submarket and are within the same competitive set.

(2) Including 162,318 SF of second floor parking, the blended base rent at the FedEx Elmsford Property is $29.10 PSF.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the FedEx Ground Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	TTM(1)	UW	UW PSF
Base Rent(1)	N/A	N/A	N/A	$23,661,289	$31.50
Less Vacancy	N/A	N/A	N/A	($473,226)	(2.0%)
Effective Gross Income	N/A	N/A	N/A	$23,188,063	$30.87
Total Operating Expenses	N/A	N/A	N/A	$463,761	$0.62
Net Operating Income	N/A	N/A	N/A	$22,724,302	$30.25
Capital Expenditures	N/A	N/A	N/A	$75,112	$0.10
TI/LC	N/A	N/A	N/A	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	$22,649,190	$30.15

Occupancy %	N/A	N/A	N/A	98.0%
NOI DSCR(2)	N/A	N/A	N/A	3.17x
NCF DSCR(2)	N/A	N/A	N/A	3.16x
NOI Debt Yield(2)	N/A	N/A	N/A	13.4%
NCF Debt Yield(2)	N/A	N/A	N/A	13.3%

(1)	The FedEx Ground Portfolio Properties were constructed in 2016, therefore historical information is not available. UW Base Rent is based on the in-place leases.

(2)	Debt service coverage ratios and debt yields as shown are based on the FedEx Ground Portfolio Whole Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	FedEx Ground Portfolio

Escrows and Reserves. The FedEx Ground Portfolio Borrower deposited at origination $574,417 for real estate taxes and is currently required to deposit monthly 1/12th of the annual estimated real estate taxes due. Pursuant to the FedEx Ground Mortgage Loan documents, so long as (i) no event of default is continuing, (ii) no Cash Sweep Period (as defined below) is continuing, (iii) FedEx is directly paying the taxes and insurance premiums and (iv) as it relates to insurance premiums, the FedEx Ground Portfolio Properties are maintained under an acceptable blanket policy, monthly deposits for real estate taxes and insurance premiums will not be required.

The FedEx Ground Portfolio Borrower deposited at origination $934,110 for the cost of completion of change order work and $1,582,000 for the estimated cost of project completion and punchlist work, which may be disbursed to the FedEx Ground Portfolio Borrower, provided (i) no event of default is continuing and (ii) (a) with respect to the change order work, the lender has received an estoppel from FedEx certifying that the change order work has been completed, or (b) with respect to the project completion and punchlist work, the lender has received a final application and certificate for payment from the contractor engaged to complete the project completion and punchlist work together with final lien waivers for all work performed on the applicable contract.

The FedEx Ground Portfolio Borrower deposited at origination $550,000 for a litigation reserve, which may be disbursed to the FedEx Ground Portfolio Borrower, provided no event of default is continuing, upon delivery to lender of evidence of a final settlement on or dismissal of the litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Lockbox and Cash Management. A hard lockbox with cash management is in place with respect to the FedEx Ground Portfolio Whole Loan. All sums on deposit in the lockbox account are required to be swept into a lender-controlled cash management account. During the continuance of a Cash Sweep Period, the FedEx Ground Portfolio Whole Loan documents require all excess cash to be deposited with the lender to be held as additional security for the FedEx Ground Portfolio Whole Loan.

A “Cash Sweep Period” will occur during (i) a FedEx Trigger Period (as defined below) or (ii) a mezzanine loan event of default.

A “FedEx Trigger Period” will commence upon (i) FedEx’s failure to initially occupy any of the FedEx Ground Portfolio individual properties by November 1, 2017 or after taking initial occupancy, FedEx going dark, vacating or giving notice of intent to vacate the space covered by its lease(s) or terminating or giving notice to terminate its lease(s), (ii) any individual FedEx Ground Portfolio Borrower’s failure to renew its respective lease for a period of not less than five years and provide an updated tenant estoppel on or before the date of renewal for such lease, (iii) FedEx’s failure to pay rent or other expenses for which it is responsible under the applicable lease, (iv) FedEx or the guarantor of the applicable lease, or either’s assets, being subject to any bankruptcy or insolvency proceeding, or (v) a decline in the credit rating of FedEx or the guarantor of the applicable lease below BB by S&P or Ba2 by Moody’s or below the equivalent rating by any other rating agency.

A “FedEx Trigger Period” will end upon (i) as it relates to trigger (i) above, the FedEx Ground Portfolio Borrower entering into one or more acceptable replacement leases with the replacement tenant taking full occupancy and paying full rent (“the FedEx Replacement Lease Criteria”), or FedEx resuming occupancy and operations at the applicable property, (ii) as it relates to trigger (ii) above, the FedEx Ground Portfolio Borrower satisfying the FedEx Replacement Lease Criteria or the FedEx lease being renewed for at least a five-year term with delivery of an updated estoppel, (iii) as it relates to trigger (iii) above, FedEx providing evidence that it is current on its monetary obligations and absence of a material non-monetary default under the applicable lease, (iv) as it relates to trigger (iv) above, the FedEx Ground Portfolio Borrower providing evidence that the related lease has been assumed without alteration of its material terms or the assets of FedEx or such guarantor no longer being subject to the bankruptcy court and the obligations of FedEx or its guarantor under the related lease remaining materially unaltered, or (v) as it relates to trigger (v) above, restoration of the credit rating of FedEx or the guarantor of the applicable lease to at least BB by S&P or Ba2 by Moody’s or the equivalent rating by any other rating agency.

Additional Secured Indebtedness (not including trade debts). The FedEx Ground Portfolio Property also secures the FedEx Ground Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $127,500,000. The FedEx Ground Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the FedEx Ground Portfolio Mortgage Loan. The FedEx Ground Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the FedEx Ground Portfolio Non-Serviced Pari Passu Companion Loans. The holders of the FedEx Ground Portfolio Mortgage Loan and the FedEx Ground Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the FedEx Ground Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. A mezzanine loan secured by the equity interests in the FedEx Ground Portfolio Borrower in the amount of $50,000,000 exists between Athene Annuity and Life Company and American Equity Investment Life Insurance Company as the mezzanine lenders, to PA-SC Elmsford Mezz Sub LLC, PA-SC West Chester Mezz Sub LLC and PA-SC Yonkers Mezz Sub LLC, the 100% direct owners of the FedEx Ground Portfolio Borrower. The mezzanine loan has an interest rate of 6.5000%, is interest only and is coterminous with the FedEx Ground Portfolio Whole Loan.

There is an additional loan from an affiliate of PA-SC Venture I Equity Sub LLC, the carveout guarantor of the FedEx Ground Portfolio Borrower, to the nonmanaging member of the applicable mezzanine borrower secured by the equity interests in the applicable mezzanine borrower. Foreclosure on such intracompany loan would change ownership of the economic rights of the members of the applicable mezzanine borrower but would not change the control of the applicable mezzanine borrower. Additionally, a non-controlling minority of the membership interests of the mezzanine borrower are subject to a put/call agreement, under which the non-managing member of the applicable mezzanine borrower has the right to put its interest to the managing member of the applicable mezzanine borrower during months 16, 17 and 18 after the origination of the FedEx Ground Portfolio Whole Loan (the “Put Right”). The obligation of the managing member of the applicable mezzanine borrower to purchase the non-managing member’s interest upon exercise of the Put Right is secured by the managing member’s economic rights in the applicable borrower, but not the managing member’s right to control the borrower. If the Put Right is not exercised, the managing member of the applicable mezzanine borrower has a call right for six years after expiration of the Put Right.

Release of Property. Not permitted.

Terrorism Insurance. The FedEx Ground Portfolio Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Big Flats Consumer Square

Mortgage Loan No. 7 – Big Flats Consumer Square

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Big Flats Consumer Square

Mortgage Loan No. 7 – Big Flats Consumer Square

Big Flats Consumer Square
830 County Road 64
a/k/a 830 Big Flats Road
Big Flats, NY 14814
Soaring Eagles Golf Course
14
13
Horseheads North
Holding Point Recreation Complex
Old Ithaca Rd.
Main St.
Watkins Rd.
Chambers Rd.
Hickory Grove Rd.
Sing Sing Rd.
Chambers Rd.
Eacher Hollow Rd.
Hibbard Rd.
Big Flats
Elmira/Corning Regional Airport
Arnot Mall
Horseheads
E. Franklin St.
Sing Sing Rd.
Southern Tier Expwy
Southern Tier Crossing
Grand Central Plaza
86
Grand Central Ave.
Lake Rd.
Rochester 113 miles
Big Flats Rd.
Harris Hill Rd.
Mark Twain Golf Course
CAF USA
Southern Tier Expwy
Willowcreek Golf Club
352
Elmira Heights
CHEMUNG COUNTY
Chemung River
W. Hill Rd.
College Ave.
Clemens Ctr. Pkwy.
Lake St.
Elmira
Hillcrest Rd.
Arnot Ogden Medical Center
West Elmira
Elmira College
Corning Community College
Hoffman St.
First Arena
Clemens Center
Elmira Country Club
W. Church St.
W. Water St.
Chemung River
Pennsylvania Ave.
Clemens Center Pkwy.
S. Main St.
Maple Ave.
Broadway St.
Southport
Cedar St.
Binghamton 53 miles
427
328
Pennsylvania Ave.
ONTARIO
Barrie
Peterborough
Kingston
Newmarket
Markham
Oshawa
TORONTO
Brampton
MISSISSAUGA
Oakville
Hamilton
Lake Ontario
Watertown
Oswego
Fulton
Syracuse Hancock Intl. Airport
Brockport
ROCHESTER
Lockport
Niagara Falls
Buffalo Niagara Intl. Airport
Baldwinsville
Macedon
Greater Rochester Intl. Airport
Ft. Erie
BUFFALO
SYRACUSE
West Seneca
Geneva
Auburn
Lake Erie
Cortland
Dunkirk
NEW YORK
Ithaca
Corning
Binghamton
Jamestown
Olean
Elmira
PENNSYLVANIA
Sayre
Warren
CANADA

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Big Flats Consumer Square

Mortgage Loan No. 7 – Big Flats Consumer Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$40,300,000			Location:	Big Flats, NY 14814
Cut-off Date Balance:	$40,300,000			General Property Type:	Retail
% of Initial Pool Balance:	4.4%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	DRA Advisors LLC; DLC Management Corporation			Year Built/Renovated:	1993, 2014 / N/A
Mortgage Rate:	3.6500%			Size:	574,215 SF
Note Date:	10/7/2016			Cut-off Date Balance per SF:	$70
First Payment Date:	12/1/2016			Maturity Date Balance per SF:	$63
Maturity Date:	11/1/2026			Property Manager:	DLC Management Corporation (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$4,880,803
Seasoning:	1 month			UW NOI Debt Yield:	12.1%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	13.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.91x (IO) 1.96x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$4,959,853 (7/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,916,470 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,241,322 (12/31/2014)
Reserves(1)				Most Recent Occupancy:	94.4% (10/5/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.0% (12/31/2015)
RE Tax:	$280,392	$35,049	N/A	3rd Most Recent Occupancy:	94.0% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$70,000,000 (9/12/2016)
Recurring Replacements:	$0	$7,178	N/A	Cut-off Date LTV Ratio:	57.6%
TI/LC:	$0	$35,888	$1,291,984	Maturity Date LTV Ratio:	52.0%
Deferred Maintenance:	$2,768,000	$0	N/A
Other:	$86,595	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$40,300,000	62.9%	Purchase Price:	$60,500,000	94.4%
Borrower Equity	$23,811,905	37.1%	Reserves:	$3,134,987	4.9%
			Closing Costs:	$476,918	0.7%
Total Sources:	$64,111,905	100.0%	Total Uses:	$64,111,905	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The seventh largest mortgage loan (the “Big Flats Consumer Square Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,300,000, secured by a first priority fee mortgage encumbering an anchored retail center comprised of 574,215 SF located in Big Flats, New York (the “Big Flats Consumer Square Property”). The proceeds of the Big Flats Consumer Square Mortgage Loan and equity of $23,811,905 were used to acquire the Big Flats Consumer Square Property for a net purchase price of $60,500,000, fund upfront reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is G&I IX Empire Big Flats LLC (the “Big Flats Consumer Square Borrower”), a newly formed single-purpose Delaware limited liability company with one independent director in its organizational structure. The Big Flats Consumer Square Borrower is owned by G&I IX Investment Empire LLC (90.0%, managing member) and DLC Empire Holdco, LLC (10.0%, member). The Big Flats Consumer Square Borrower is a joint venture between DRA Advisors LLC, a registered investment advisor and DLC Management Corporation, the property manager of the Big Flats Consumer Square Property. The sponsors are DRA Advisors LLC and DLC Management Corporation and the non-recourse carve-out guarantor is DRA Growth and Income Master Fund IX, LLC, which owns G&I IX Empire Holding LLC, and therefore indirectly owns 90% of the Big Flats Consumer Square Borrower. Certain principals of DRA Advisors LLC have an indirect ownership interest and decision-making rights in DRA Growth and Income Master Fund IX, LLC. The non-recourse carveout guarantor, DRA Growth and Income Master Fund IX, LLC, is an investment fund which is currently in the process of raising funds and does not have any material assets at the present time. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The Property. The Big Flats Consumer Square Property consists of the Big Flats Consumer Square Borrower’s fee interest in a 574,215 SF, multi-tenant retail center located in Big Flats, New York, approximately 36 miles southwest of Ithaca, NY. Built in 1993 and 2014, the Big Flats Consumer Square Property consists of eight buildings and is situated on an 80.3-acre site, bisected by Big Flats Road, with approximately 3,492 parking spaces (6.1 per 1,000 of total SF). The Big Flats Consumer Square Property is anchored by Sam’s Club (23.5% of NRA, 14.0% of underwritten rent) and features three junior anchor tenants: Tops Market (10.5% of NRA, 8.9% of underwritten rent), Field & Stream (8.7% of NRA, 11.9% of underwritten rent) and Hobby Lobby (8.2% of NRA, 4.3% of underwritten rent). Other major tenants (> 20,000 SF) include T.J. Maxx, Michaels, Bed Bath & Beyond,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Big Flats Consumer Square

Staples and Barnes & Noble. Collectively, the anchor and junior anchors represent approximately 50.9% of NRA and 39.1% of underwritten rent, with no other tenant at the Big Flats Consumer Square Property leasing more than 4.8% of NRA or representing more than 5.5% of underwritten rent.

The Big Flats Consumer Square Property is 94.4% leased as of October 5, 2016 by a mix of 33 national and local tenants. Of the 33 current tenants in occupancy at the Big Flats Consumer Square Property, 19 tenants representing approximately 69.2% of the occupied SF and 71.1% of the contractual in-place rents have extended their leases at least once.

The immediate area surrounding the Big Flats Consumer Square Property consists of a combination of commercial, retail, office and residential uses. The Big Flats Consumer Square Property is located off Southern Tier Expressway, a primary arterial within the submarket. Other retailers in the Big Flats Consumer Square Property’s immediate area include a combination of national, regional and local tenants, primarily located along Big Flats Road. The Arnot Mall, anchored by The Bon-Ton, J.C. Penney and Sears, is located less than one mile from the Big Flats Consumer Square Property on the north side of Southern Tier Expressway.

Major Tenants.

Sam’s Club (134,678 SF, 23.5% of NRA, 14.0% of underwritten rent). Sam’s Club, a Wal-Mart Stores, Inc. entity, leases 134,678 SF at the Big Flats Consumer Square Property and has been in occupancy since the Big Flats Consumer Square Property was built in 1993. The lease began July 14, 1993, has an expiration date of July 13, 2018 and four five-year extension options. Sam’s Club, Wal-Mart’s wholesale club segment, operates 647 locations across the United States. Wal-Mart Stores, Inc. is a general merchandise discount retailer with discount stores, supercenters, wholesale clubs, and neighborhood markets. The company operates 5,163 locations totaling approximately 767.0 million SF across the United States.

Tops Market (60,479 SF, 10.5% of NRA, 8.9% of underwritten rent). Tops Market leases 60,479 SF at the Big Flats Consumer Square Property and has been in occupancy since the Big Flats Consumer Square Property was built in 1993. The original lease began November 3, 1993 and has an expiration date of October 31, 2023 and four five-year extension options. Tops Market is a regional supermarket chain located primarily in New York and Pennsylvania.

Field & Stream (50,000 SF, 8.7% of NRA, 11.9% of underwritten rent). Field & Stream leases 50,000 SF at the Big Flats Consumer Square Property. The 50,000 SF building occupied by Field & Stream was constructed in 2014 as built-to-suit for the tenant. The lease began October 6, 2014 and has an expiration date of January 31, 2025 and four five-year renewal options. Field & Stream is a retailer of hunting, fishing, camping, and outdoor recreation merchandise. Field & Stream is a subsidiary of Dick’s Sporting Goods, a full-line sporting goods retailer that offers a broad range of sporting goods equipment, apparel, and footwear. As of January 2015, the company operated nearly 700 stores with approximately 34.2 million SF in 44 states.

Hobby Lobby (47,000 SF, 8.2% of NRA, 4.3% of underwritten rent). Hobby Lobby leases 47,000 SF at the Big Flats Consumer Square Property. The lease began June 16, 2009 and has an expiration date of June 30, 2019 and two five-year renewal options. Hobby Lobby, founded in 1972 and based in Oklahoma City, Oklahoma, is a retailer of arts and crafts supplies, providing various products related to home décor, scrapbooks, fabric and sewing products, beads and jewelry, baking and party supplies, among various other products.

T.J. Maxx (27,846 SF, 4.8% of NRA, 4.6% of underwritten rent). T.J. Maxx leases 27,846 SF at the Big Flats Consumer Square Property and has been in occupancy since 1997. The current lease began February 1, 2018 and has an expiration date of January 31, 2023 and one five-year renewal option. T.J. Maxx, founded in 1977 and based in Framingham, Massachusetts, is an off-price retailer of apparel, shoes, jewelry, and various other accessories relating to fashion and home décor. As of December 2015, T.J. Maxx operated 1,156 stores in 49 states, Puerto Rico and the District of Columbia.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Big Flats Consumer Square

The following table presents a summary regarding the largest tenants at the Big Flats Consumer Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	Annual UW Rent PSF (3)	% of Total Annual UW Rent	Sales PSF(4)	Occ. Cost %(5)	Lease Expiration
Anchor/Junior Anchor
Sam’s Club	AA/Aa2/AA	134,678	23.5%	$766,318	$5.69	14.0%	N/A	N/A	7/13/2018
Tops Market	NR/NR/B-	60,479	10.5%	$483,832	$8.00	8.9%	N/A	N/A	10/31/2023
Field & Stream	NR/NR/NR	50,000	8.7%	$650,000	$13.00	11.9%	$228	7.0%	1/31/2025
Hobby Lobby	NR/NR/NR	47,000	8.2%	$235,000	$5.00	4.3%	$83	9.6%	6/30/2019
Subtotal/Wtd. Avg.		292,157	50.9%	$2,135,150	$7.31	39.1%

Major Tenants
T.J. Maxx	NR/A2/A+	27,846	4.8%	$250,614	$9.00	4.6%	$266	4.5%	1/31/2023
Michaels	NR/NR/NR	26,322	4.6%	$302,703	$11.50	5.5%	$129	11.2%	1/31/2020
Bed Bath & Beyond	NR/Baa1/BBB+	23,668	4.1%	$289,999	$12.25	5.3%	$150	10.2%	1/31/2019
Staples	BB+/Baa2/BBB-	20,010	3.5%	$280,140	$14.00	5.1%	N/A	N/A	4/30/2021
Barnes & Noble	NR/NR/NR	20,000	3.5%	$300,000	$15.00	5.5%	$197	9.1%	7/31/2021
Subtotal/Wtd. Avg.		117,846	20.5%	$1,423,456	$12.08	26.1%

Other Tenants		131,811	23.0%	$1,901,858	$14.43	34.8%
Vacant Space		32,401	5.6%	$0	$0.00	0%
Total/Wtd. Avg.		574,215	100.0%	$5,460,464	$10.08	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent and Annual UW Rent PSF excludes vacant space.

(4)	Sales PSF only include tenants reporting sales and are as of 2015.

(5)	Occ Cost % calculations are based on Annual UW Rent and the underwritten recoveries from the respective year, divided by sales from the respective year.

The following table presents historical sales information for the ten largest tenants at the Big Flats Consumer Square Property:

Historical Sales Summary(1)
	2013			2014			2015
Tenant	Sales ($)	Sales (PSF)	Occ. Cost %(2)	Sales ($)	Sales (PSF)	Occ. Cost %(2)	Sales ($)	Sales (PSF)	Occ. Cost %(2)
Sam’s Club	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Tops Market	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Field & Stream	N/A	N/A	N/A	N/A	N/A	N/A	$11,386,572	$228	7.0%
Hobby Lobby	$3,575,118	$76	9.6%	$3,684,139	$78	9.6%	$3,899,514	$83	9.6%
T.J. Maxx	$7,103,529	$255	4.4%	$7,102,712	$255	4.5%	$7,412,335	$266	4.5%
Michaels	$3,248,437	$123	11.2%	$3,218,539	$122	11.5%	$3,388,732	$129	11.2%
Bed Bath & Beyond	$4,057,033	$171	8.5%	$3,683,621	$156	9.5%	$3,547,430	$150	10.2%
Staples	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Barnes & Noble	$4,067,325	$203	8.5%	$3,692,392	$185	9.5%	$3,939,819	$197	9.1%
Old Navy	$4,096,653	$273	5.8%	$4,200,241	$280	5.7%	$4,313,330	$288	5.7%
Total/Wtd. Avg.	$26,148,095	$164		$25,581,644	$160		$37,887,732	$181

(1)	Historical sales information is based on tenants that report sales.

(2)	Occ Cost % calculations are based on UW Annual Rent and the underwritten recoveries from the respective year, divided by sales from the respective year.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Big Flats Consumer Square

The following table presents certain information relating to the lease rollover at the Big Flats Consumer Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	1	8,000	$13.00	1.4%	1.4%	$104,000	1.9%	1.9%
2017	2	6,304	$7.99	1.1%	2.5%	$50,367	0.9%	2.8%
2018	6	150,274	$6.77	26.2%	28.7%	$1,016,682	18.6%	21.4%
2019	3	77,668	$8.25	13.5%	42.2%	$640,499	11.7%	33.2%
2020	4	42,420	$12.19	7.4%	49.6%	$517,071	9.5%	42.6%
2021	7	70,229	$14.27	12.2%	61.8%	$1,001,871	18.3%	61.0%
2022	0	0	$0.00	0%	61.8%	$0	0.0%	61.0%
2023	4	107,325	$9.34	18.7%	80.5%	$1,002,946	18.4%	79.4%
2024	0	0	$0.00	0%	80.5%	$0	0.0%	79.4%
2025	3	62,950	$12.83	11.0%	91.5%	$807,350	14.8%	94.1%
2026	2	16,644	$14.88	2.9%	94.4%	$247,678	4.5%	98.7%
2027 & Beyond	1	0(4)	$0.00	0%	94.4%	$72,000(4)	1.3%	100.0%
Vacant	0	32,401	$0.00	5.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	33	574,215	$10.08	100.0%		$5,460,464	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the related lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

(4)	SF Rolling excludes Popeye’s Louisiana Kitchen, which is a ground lease tenant; however, its rent is included in the UW Rent Rolling.

The Market. The Big Flats Consumer Square Property is located just south of Interstate 86 in Big Flats, New York. The center sits on approximately 80 acres, and is bisected by Big Flats Road in an east-west direction. Interstate 86 serves as a primary arterial through Big Flats, New York, connecting to Elmira, NY approximately nine miles southeast of Big Flats and Binghamton, New York, approximately 68 miles east of Big Flats, New York. Local access to the subject and immediate area is provided by Big Flats Road and Chambers Road, on which the subject has frontage. The Big Flats Consumer Square Property is located within the broader Southern Tier Regional market, which encompasses the southwestern region of the state of New York and sits along the northern border of Pennsylvania.

The area immediately surrounding the subject is comprised of commercial, retail, office, and residential uses. Most of the commercial development is situated along primary arterials, such as Southern Tier Expressway and Big Flats Road, while residential development is concentrated in areas surrounding the commercial arterials. Big Flats Road is improved with retail strip centers, automotive service stations, bank branches, fast food facilities, restaurants, and other freestanding service establishments. Located approximately one half-mile from the Big Flats Consumer Square Property, on the north side of Interstate 86, is the Arnot Mall, a 975,000 SF enclosed mall anchored by The Bon-Ton, J.C. Penney, Sears, Burlington Coat Factory and Regal Cinemas.

According to a third party market research report, the estimated 2015 population within a five-, ten-, and fifteen-mile radius of the Big Flats Consumer Square Property is 15,321, 100,651 and 128,690 respectively. The estimated 2015 average household income within a five-, ten-, and fifteen-mile radius of the Big Flats Consumer Square Property is $83,874, $66,291 and $64,795, respectively. Comparatively, the estimated 2015 average household income for Elmira, New York and the state of New York are $62,223 and $87,081, respectively. In 2015, consumer expenditures within a five-, ten-, and fifteen-mile radius were approximately $391,055, $2,221,289 and $2,803,630, respectively, according to the appraisal. These figures are projected to grow at annual rates of 3.7%, 3.5%, and 3.5%, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Big Flats Consumer Square

The following table presents competitive retail properties with respect to the Big Flats Consumer Square Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject (mi.)
Big Flats Consumer Square(1)	Power Center	1993, 2014/N/A	574,215	94.4%(2)	Sam’s Club, Tops Market, Field & Stream, Hobby Lobby	N/A
Big Flats Commons	Power Center	2007/N/A	172,000	94.0%	Target	Adjacent
Southern Tier Crossing	Power Center	2007/N/A	510,000	92.0%	Aldi, Dick’s Sporting Goods, JoAnn Fabric, Kohls, PetSmart, Ulta, Walmart	0.3
Arnot Mall	Super-Regional Center/Mall	1967/1999	975,000	82.0%	The Bon-Ton, Burlington Coat Factory, J.C. Penney, Sears, Regal Cinemas	0.5
Total/Wtd. Avg.(3)			1,657,000	86.3%

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Total Occupancy is based on the underwritten rent roll, which considers 10,000 SF leased to Old Country Buffet, which is currently in occupancy, as vacant. Including Old Country Buffet, the physical occupancy of the Big Flats Consumer Square Property is 96.1%.

(3)	Total/Wtd. Avg. excludes the Big Flats Consumer Square Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Big Flats Consumer Square Property:

Cash Flow Analysis
	2012	2013	2014	2015	7/31/2016 TTM	UW	UW PSF
Base Rent(1)	$4,832,720	$4,850,605	$4,892,187	$5,413,952	$5,516,146	$5,946,479	$10.36
Total Recoveries	$1,242,067	$1,266,325	$1,382,690	$1,634,275	$1,511,767	$1,566,647	$2.73
Other Income	$70,730	$65,609	$50,061	$27,539	$17,653	$25,000	$0.04
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($519,461)	($0.90)
Effective Gross Income	$6,145,518	$6,182,539	$6,324,939	$7,075,766	$7,045,566	$7,018,665	$12.22
Total Expenses	$2,024,131	$2,088,143	$2,083,617	$2,159,296	$2,085,713	$2,137,863	$3.72
Net Operating Income	$4,121,387	$4,094,397	$4,241,322	$4,916,470	$4,959,853	$4,880,803	$8.50
Capital Expenditures	$0	$0	$0	$0	$0	$86,132	$0.15
TI/LC	$0	$0	$0	$0	$0	$453,630	$0.79
Net Cash Flow	$4,121,387	$4,094,397	$4,241,322	$4,916,470	$4,959,853	$4,341,041	$7.56

Occupancy %(2)	78.0%	76.0%	94.0%	97.0%	94.4%	91.8%
NOI DSCR (P&I)	1.86x	1.85x	1.92x	2.22x	2.24x	2.21x
NOI DSCR (IO)	2.76x	2.75x	2.84x	3.30x	3.33x	3.27x
NCF DSCR (P&I)	1.86x	1.85x	1.92x	2.22x	2.24x	1.96x
NCF DSCR (IO)	2.76x	2.75x	2.84x	3.30x	3.33x	2.91x
NOI Debt Yield	10.2%	10.2%	10.5%	12.2%	12.3%	12.1%
NCF Debt Yield	10.2%	10.2%	10.5%	12.2%	12.3%	10.8%

(1)	Base Rent includes vacant space grossed up to market rent. Old Country Buffet leases 10,000 SF at the Big Flats Consumer Square Property but has been underwritten as vacant as the tenant is in bankruptcy. A mark-to-market adjustment was applied to seven tenants whose contractual rent is in excess of 110% of market and includes Vision Works, One Main Financial, Verizon Wireless, Cost Cutters, Charley’s Grilled Subs, Community Bank and Petco. The mark-to-market adjustment totals $47,550.

(2)	UW Occupancy % reflects the economic occupancy of the Big Flats Consumer Square Property. 7/31/2016 TTM Occupancy % is as of the rent roll dated October 5, 2016. 10,000 SF leased to Old Country Buffet through December 31, 2026, was underwritten as vacant as the tenant is currently in bankruptcy. Including Old Country Buffet, the physical occupancy of the Big Flats Consumer Square Property is 96.1%.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Big Flats Consumer Square

Escrows and Reserves. The Big Flats Consumer Square Mortgage Loan documents provide for upfront reserves in the amount of $2,768,000 for deferred maintenance (including replacement of asphalt paving, roof replacement, landscaping and painting), $280,392 for real estate taxes, $50,595 for existing tenant improvements and leasing commissions due with respect to the tenants Popeye’s and Community Bank, and $36,000 for an occupancy reserve with respect to the six months prior to the tenant Popeye’s rent commencement date, to be disbursed (provided no Cash Sweep Period (as defined below) is continuing) in monthly installments in lieu of the rent that would have been due if rent was then payable. The Big Flats Consumer Square Borrower is required to escrow monthly 1/12th of the annual estimated real estate tax payments (excluding taxes payable by any tenant rated “BBB-” or higher by S&P (or its equivalent by any other rating agency) to the extent (i) such tenant’s lease requires such tenant to pay the taxes associated with such lease directly to the applicable taxing authority and (ii) such tenant in fact makes such payment). The Big Flats Consumer Square Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the Big Flats Consumer Square Borrower maintains an acceptable blanket policy). On each payment date, the Big Flats Consumer Square Borrower is required to make monthly deposits equal to $7,178 into an escrow for replacements and repairs. On each payment date, the Big Flats Consumer Square Borrower is required to make monthly deposits equal to $35,888 into an escrow for tenant improvements and leasing commissions (the “Rollover Reserve”); provided that no such deposit is required to be made to the extent it would cause the amount on deposit in the Rollover Reserve to exceed $1,291,984.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Big Flats Consumer Square Mortgage Loan. The Big Flats Consumer Square Mortgage Loan has springing cash management (i.e., the Big Flats Consumer Square Mortgage Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Period). Provided a Cash Sweep Period is not continuing, funds in the lockbox account are required to be swept to an account designated by the Big Flats Consumer Square Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be transferred on each business day to a lender controlled cash management account. During the continuance of a Cash Sweep Period, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Big Flats Consumer Square Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, provided no event of default is continuing under the Big Flats Consumer Square Mortgage Loan, the monthly operating expenses referenced in the approved annual budget or otherwise approved by the lender, and extraordinary expenses needed to address a “life/safety” issue at the Big Flats Consumer Square Property or approved by the lender, and to disburse the remainder into an account to be held by the lender as additional security for the Big Flats Consumer Square Mortgage Loan (the “Cash Sweep Subaccount”); subject to disbursement for tenant improvement and leasing commission costs as provided below.

A “Cash Sweep Period” means the period:

(i) commencing upon an event of default under the Big Flats Consumer Square Mortgage Loan and ending if no event of default is continuing, or

(ii) commencing upon the debt service coverage ratio on the Big Flats Consumer Square Mortgage Loan being less than 1.10x for three consecutive calendar months, as determined on a trailing twelve month basis (a “DSCR Event”) and ending on the date that the debt service coverage ratio on the Big Flats Consumer Square Mortgage Loan equals or exceeds 1.20x for the immediately preceding three consecutive calendar months, as determined on a trailing twelve month basis (in each case, calculated including rental income on each signed lease on the earlier of the date the tenant takes occupancy, is open for business and pays full contractual rent and the date there is no contingency under the lease), or

(iii) commencing upon a Sam’s Club Trigger Event (as defined below) and ending upon a Sam’s Club Trigger Event Cure (as defined below), or

(iv) commencing upon a Tops Market Trigger Event (as defined below) and ending upon a Tops Market Trigger Event Cure (as defined below).

A “Sam’s Club Trigger Event” (A) commences (i) if Wal-Mart Stores, Inc. d/b/a Sam’s Club #6431 or any replacement tenant therefor (“Sam’s Club”) has made or been the subject of a bankruptcy filing, (ii) on the date the Sam’s Club’s lease is terminated or the date which is twelve months prior to expiration of such lease occurs, unless such lease is renewed or extended pursuant to its terms or on terms reasonably acceptable to the lender, or (iii) if Sam’s Club has vacated or “gone dark” or given written notice that it intends to do so and (B) ends (a “Sam’s Club Trigger Event Cure”), (i) in the case of clause (A) (i), if the Sam’s Club lease has been affirmed in bankruptcy and the Big Flats Consumer Square Borrower delivers to the lender a tenant estoppel certificate stating that Sam’s Club is in occupancy of its space, open for business and paying full contractual rent, (ii) in the case of clause (A)(ii), if Sam’s Club renews or extends its lease in accordance with its terms or terms otherwise reasonably acceptable to the lender, and the Big Flats Consumer Square Borrower delivers to the lender a tenant estoppel certificate (or the lender otherwise receives reasonably satisfactory evidence) confirming that Sam’s Club continues to be in occupancy of its space, open for business and will be paying an annual base rent during the renewal term as set forth in its lease or otherwise reasonably approved by the lender, (iii) in the case of clause (A) (iii), Sam’s Club is in occupancy of its space and the Big Flats Consumer Square Borrower delivers to the lender a tenant estoppel certificate stating that Sam’s Club is in occupancy of its space, open for business and paying full contractual rent, or (iv) in the case of any of clauses (A) (i), (ii) or (iii), (x) all or a portion of the Sam’s Club space has been re-let to one or more replacement tenant(s) (which may include Sam’s Club) reasonably satisfactory to the lender pursuant to replacement lease(s) reasonably satisfactory to the lender for a term of at least five years with annual base rent of not less than $766,318.00, plus triple net reimbursements, and the Big Flats Consumer Square Borrower delivers to the lender tenant estoppel certificate(s) from each such replacement tenant(s) stating that such replacement tenant(s) is/are in occupancy of all or a portion of the Sam’s Club space, open for business and paying the foregoing rent, or (y) if the replacement tenant(s) is/are leasing at least 70% of the Sam’s Club space and paying an annual base rent that does not equal or exceed $766,318.00, plus triple net reimbursements, then the underwritten net operating income after including such replacement tenant(s) (which may include Sam’s Club) satisfies a debt service coverage ratio of not less than 2.00x.

A “Tops Market Trigger Event” (A) commences (i) if Tops Markets, LLC or any replacement tenant therefor (“Tops Market”) has made or been the subject of a bankruptcy filing, (ii) the date the Tops Market’s lease is terminated or the date which is twelve months prior to expiration of such lease occurs, unless such lease is renewed or extended pursuant to its terms or on terms reasonably acceptable to the lender, or (iii) Tops Market has vacated or “gone dark” or given written notice that it intends to do so and (B) ends (a “Tops Market Trigger Event Cure”), (i) in the case of clause (A) (i), if the Tops Market lease has been affirmed in bankruptcy and the Big Flats Consumer Square Borrower delivers to the lender a tenant estoppel certificate stating that Tops Market is in occupancy of its space, open for business and paying full contractual rent, (ii) in the case of clause (A)(ii), if Tops Market renews or extends its lease in accordance with its terms or terms otherwise reasonably acceptable to the lender, and the Big Flats Consumer Square Borrower delivers to the lender a tenant estoppel certificate (or the lender otherwise receives reasonably satisfactory evidence) confirming that Tops Market continues to be in occupancy of its space, open for business and will be paying an annual base rent during the renewal term as set forth in its lease or otherwise reasonably approved by the lender, (iii) in the case of clause (A) (iii), Tops Market is in occupancy of its space and the Big Flats Consumer Square Borrower delivers to the lender a tenant estoppel certificate stating that Tops Market is in occupancy of its space, open for business and paying full contractual rent, or (iv) in the case of any of clauses (A) (i), (ii) or (iii), (x) all or a portion of the Tops Market space has been re-let to one or more replacement tenant(s) (which may include Tops Market) reasonably satisfactory to the lender pursuant to replacement lease(s) reasonably

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Big Flats Consumer Square

satisfactory to the lender for a term of at least five years with annual base rent of not less than $483,832.00, plus triple net reimbursements, and the Big Flats Consumer Square Borrower delivers to the lender tenant estoppel certificate(s) from each such replacement tenant(s) stating that such replacement tenant(s) is/are in occupancy of all or a portion of the Tops Market space, open for business and paying the foregoing rent, or (y) if the replacement tenant(s) is/are leasing at least 70% of the Tops Market space and paying an annual base rent that does not equal or exceed $483,832.00, plus triple net reimbursements, then the underwritten net operating income after including such replacement tenant(s) (which may include Tops Market) satisfies a debt service coverage ratio of not less than 2.00x.

Provided no event of default has occurred and is continuing, the lender is required to disburse funds from the Cash Sweep Subaccount for tenant improvement costs and leasing commissions during a Cash Sweep Period (i) caused by a Sam’s Club Trigger Event or a Tops Market Trigger Event, for the re-tenanting of the Sam’s Club space or the Tops Market space, and (ii) caused by a DSCR Event, for any tenant space, in each case subject to the satisfaction of certain disbursement conditions.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Big Flats Consumer Square Borrower is permitted to obtain the release of a 1.4 acre unimproved parcel identified in the Big Flats Consumer Square Mortgage Loan documents upon the satisfaction of certain conditions, including among others, (i) conveyance of the release parcel in an arm’s length transfer, (ii) compliance of the remaining Big Flats Consumer Square Property with zoning, separate tax lot, and other legal requirements, (iii) compliance with REMIC regulations, (iv) if required by the lender, delivery of a rating agency confirmation, and (v) payment of the lender’s out of pocket costs and expenses, including reasonable attorneys’ fees, in connection with the release. No prepayment or defeasance of the Big Flats Consumer Square Mortgage Loan is required in connection with such a release, unless the release would cause the loan-to-value ratio of the Big Flats Consumer Square Mortgage Loan to be greater than 125%, in which case a prepayment may be required to the extent required by REMIC regulations (together with a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium).

Terrorism Insurance. The Big Flats Consumer Square Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount determined by lender, but in no event more than the full replacement cost of the Big Flats Consumer Square Property and twelve months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Barlow

Mortgage Loan No. 8 – The Barlow

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Barlow

Mortgage Loan No. 8 – The Barlow

The Barlow
6780-6790 Depot Street, 6750-6790 McKinley Avenue,
6700-6762 Sebastopol Avenue, 100-220 Morris Street
and 6751 Laguna Parkway
Sebastopol, CA 95472
Windsor
Windsor Golf Course
Shiloh Rd.
Shiloh Ranch Regional Park
Larkfield
Airport Blvd.
Charles M. Schulz - Sonoma County Airport
Mark West Spgs Rd.
Redwood Hwy
River Rd.
Fountaingrove Golf and Athletic Club
Fountain Grove Pkwy.
Forestville
Joseph Swan Vineyards
Hook & Ladder Vineyards and Winery
Martin Ray Winery
River Road Cellars
Scherrer Winery
Dehlinger Winery
Gantz Family Vineyards
Atascadero Creek Winery
Dutton Estate Winery
Lynmar Estate Winery
Santa Rosa Equestrian Center
Walter Hansel Winery
Guerneville Rd.
Coddingtown Mall
Santa Rosa Junior College
SANTA ROSA
Howarth Park
Sonoma Hwy.
College Ave.
Montgomery Dr.
Hoen Ave.
Santa Rosa Plaza
Graton
Merry Edwards Winery
Sebastopol Golf Course
Boudreaux Vineyard
Santa Rosa Golf and Country Club
Emeritus Vineyards
Gravenstein Hwy.
Sonoma Co. Fairgrounds
Fairgrounds Golf Course
Bennett Valley Golf Course
Occidental Rd.
Hanna Winery
Balletto Vineyards
Sebastopol Rd.
Stony Point Rd.
Dutton Ave.
Santa Rosa Marketplace
Sebastopol
Ragle Ranch Regional Park
Sebastopol Ave.
Hearn Ave.
Wright Rd.
Fulton Rd.
Olivet Rd.
Slusser Rd.
Windsor Rd.
Eastside Rd.
Old Redwood Hwy.
West County Museum
Dunah Vineyard & Winery
Palm Drive Hospital
Bodega Hwy.
Llano Rd.
SONOMA COUNTY
Santa Rosa Ave.
Petaluma Hill Rd.
Todd Rd.
Jenkins Vineyard
Gravenstein Hwy.
Millbrae Ave.
Foxtail Golf Club
Redwood Hwy.
Rohnert Park
Rohnert Park Expwy
Spreckels Performing Arts Center
Sonoma State University
Cotati
Roblar Rd.
Old Redwood Hwy.
Penngrove
San Francisco 45 miles
101
12
116
Santa Rosa
Occidental
Sebastopol
Napa
Vacaville
Fairfield
Vallejo
Concord
Richmond
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Hayward
Pacific Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Barlow

Mortgage Loan No. 8 – The Barlow

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$37,500,000			Location:	Sebastopol, CA 95472
Cut-off Date Balance:	$37,500,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	4.1%			Detailed Property Type:	Retail/Industrial
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Bernard Aldridge			Year Built/Renovated:	1910-1965, 2013/2013
Mortgage Rate:	4.7650%			Size:	178,677 SF
Note Date:	11/10/2016			Cut-off Date Balance per SF:	$210
First Payment Date:	1/6/2017			Maturity Date Balance per SF:	$181
Maturity Date:	12/6/2026			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI(3):	$3,198,176
Seasoning:	0 months			UW NOI Debt Yield:	8.5%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	9.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.70x (IO) 1.31x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,741,038 (7/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,388,326 (12/31/2015)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI:	$2,108,283 (12/31/2014)
Reserves(2)				Most Recent Occupancy:	93.9% (11/10/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.0% (12/31/2015)
RE Tax:	$72,566	$24,378	N/A	3rd Most Recent Occupancy:	81.4% (12/31/2014)
Insurance:	$96,719	$24,397	N/A	Appraised Value (as of):	$59,000,000 (8/17/2016)
Recurring Replacements:	$0	$2,234	N/A	Cut-off Date LTV Ratio:	63.6%
TI/LC:	$1,000,000	Springing	$600,000	Maturity Date LTV Ratio:	54.8%
Other:	$152,702	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$37,500,000	100.0%	Loan Payoff:	$31,646,740	84.4%
			Reserves:	$1,321,987	3.5%
			Closing Costs:	$853,996	2.3%
			Return of Equity:	$3,677,277	9.8%
Total Sources:	$37,500,000	100.0%	Total Uses:	$37,500,000	100.0%

(1)	See “—Mezzanine Loan and Preferred Equity” below for further discussion of future permitted mezzanine debt.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	UW NOI is greater than historical NOI due primarily to lease-up of a recently renovated 37,000 SF building throughout 2015, as well as Kosta Browne Winery expanding by 16,064 SF in October 2015.

The Mortgage Loan. The eighth largest mortgage loan (“The Barlow Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $37,500,000 and is secured by a first priority fee mortgage encumbering a mixed use property located in Sebastopol, California (“The Barlow Property”). The proceeds of The Barlow Mortgage Loan were primarily used to refinance existing debt on The Barlow Property, fund reserves, pay closing costs and return equity to The Barlow Borrower. A portion of The Barlow Property was previously encumbered by a mortgage loan that was securitized in the WFRBS 2013-C17 transaction.

The Borrower and the Sponsor. The borrower is Barlow Star, LLC (“The Barlow Borrower”), a single-purpose Delaware limited liability company with one independent director. The loan sponsor and non-recourse carve-out guarantor is Bernard Aldridge. Bernard Aldridge is the founder of Aldridge Development, The Barlow Property’s original developer. Bernard Aldridge has been involved in commercial real estate for over 20 years, primarily in the acquisition, development and renovation of multifamily, office and retail properties.

The Property. The Barlow Property, located at 6780-6790 Depot Street, 6750-6790 McKinley Avenue, 6700-6762 Sebastopol Avenue, 100-220 Morris Street and 6751 Laguna Parkway in Sebastopol, California, consists of a mixed use retail and industrial center totaling 178,677 SF that is leased to 34 tenants. The Barlow Property is comprised of 17 buildings, 12 of which were built in 2013 and the remaining five of which were constructed in phases between 1910 and 1965. The Barlow Property is located in Sonoma County, approximately seven miles west of Santa Rosa and approximately 55 miles north of San Francisco. The loan sponsor renovated existing buildings and constructed new ones that mirrored the historical design of the original buildings. The Barlow Property features a mix of tenant uses given the combination of its warehouse, manufacturing, retail, restaurant, distillery and winery spaces. The Barlow Property was 93.9% occupied as of November 10, 2016 by 34 tenants.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Barlow

Major Tenants.

Kosta Browne Winery (61,645 SF, 34.5% of NRA, 35.5% of underwritten base rent). Kosta Browne Winery is a Sonoma Valley winery founded in 1997 that specializes in Pinot and Chardonnay. Kosta Browne Winery has been in occupancy since 2013 and has a current lease expiration date of July 31, 2025. Kosta Browne Winery is headquartered at The Barlow Property, expanded by 16,064 SF (9.0% of NRA) in 2015 and has invested approximately $3.2 million into the build-out of its leased space. Kosta Browne Winery has three five-year renewal options remaining.

Windgap Wines (12,106 SF, 6.8% of NRA, 3.8% of underwritten base rent). Windgap Wines is a small full-production winery and tasting room. Windgap Wines has been in occupancy since 2012 and has a current lease expiration date of September 30, 2017.

Santa Rosa Community Market (9,700 SF, 5.4% of NRA, 8.0% of underwritten base rent). Santa Rosa Community Market is an employee-run, not-for-profit, natural food grocer. Santa Rosa Community Market has been in occupancy since 2013 and has a current lease expiration date of November 6, 2028. Santa Rosa Community Market has one ten-year renewal option remaining.

Barlow Event Management (9,461 SF, 5.3% of NRA, 6.4% of underwritten base rent). Barlow Event Management is an indoor and outdoor event venue that hosts weddings, corporate events and other special occasions at The Barlow Property. Barlow Event Management has been in occupancy since 2012 and has a current lease expiration date of December 31, 2019. Barlow Event Management is an affiliate of The Barlow Borrower.

Taylor Maid Coffee (8,926 SF, 5.0% of NRA, 3.6% of underwritten base rent). Taylor Maid Coffee sells handcrafted, organic espresso-based beverages, and single-origin coffee and provides a venue for community-driven events. Taylor Maid Coffee has been in occupancy since 2012 and has a current lease expiration date of May 1, 2022.

The following table presents a summary regarding major tenants at The Barlow Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenants
Kosta Browne Winery	NR/NR/NR	61,645	34.5%	$1,128,772	35.5%	$18.31	7/31/2025
Windgap Wines	NR/NR/NR	12,106	6.8%	$121,408	3.8%	$10.03	9/30/2017
Santa Rosa Community Market	NR/NR/NR	9,700	5.4%	$253,392	8.0%	$26.12	11/6/2028
Barlow Event Management(3)	NR/NR/NR	9,461	5.3%	$204,000	6.4%	$21.56	12/31/2019
Taylor Maid Coffee	NR/NR/NR	8,926	5.0%	$112,821	3.6%	$12.64	5/1/2022
Subtotal/Wtd. Avg.		101,838	57.0%	$1,820,394	57.3%	$17.88

Other Tenants		65,915	36.90%	$1,356,624	42.7%	$20.58
Vacant Space		10,924	6.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		178,677	100.0%	$3,177,017	100.0%	$18.94

(1)	Information is based on the underwritten rent roll.

(2)	PSF figures exclude vacant space.

(3)	Barlow Event Management is an affiliate of The Barlow Borrower.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Barlow

The following table presents certain information relating to the lease rollover at The Barlow Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	6	22,667	$15.08	12.7%	12.7%	$341,806	10.8%	10.8%
2018	10	17,266	$20.91	9.7%	22.3%	$361,023	11.4%	22.1%
2019	5	21,262	$21.43	11.9%	34.2%	$455,564	14.3%	36.5%
2020	3	3,219	$23.44	1.8%	36.1%	$75,448	2.4%	38.8%
2021	2	11,905	$16.36	6.7%	42.7%	$194,750	6.1%	45.0%
2022	2	9,953	$14.43	5.6%	48.3%	$143,637	4.5%	49.5%
2023	1	1,543	$36.00	0.9%	49.1%	$55,548	1.7%	51.2%
2024	1	1,917	$25.24	1.1%	50.2%	$48,384	1.5%	52.8%
2025	2	64,657	$18.32	36.2%	86.4%	$1,184,392	37.3%	90.0%
2026	0	0	$0.00	0.0%	86.4%	$0	0.0%	90.0%
2027	0	0	$0.00	0.0%	86.4%	$0	0.0%	90.0%
2028	2	13,364	$23.68	7.5%	93.9%	$316,464	10.0%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	93.9%	$0	0.0%	100.0%
Vacant	0	10,924	$0.00	6.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	34	178,677	$18.94	100.0%		$3,177,017	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	UW Rent PSF Rolling figures exclude vacant space.

The Market. The Barlow Property is located in Sebastopol, Sonoma County, California. The Barlow Property is situated in the North Bay Area retail market. According to the appraisal, the market’s second quarter 2016 vacancy rate was 4.3%, while asking rent was $21.28 PSF. The Barlow Property does not have a significant amount of traditional industrial space. Instead, The Barlow Property’s industrial layout is utilized as parts of its retail suites. Given its overall configuration as a retail center, the industrial space is used to support the retail operations and productions at The Barlow Property. Due to its atypical mix of retail and industrial space, The Barlow Property does not have a set of properties within Sebastopol that directly compete with it.

The appraisal drew market statistics from the retail performance of the Wine Country submarket. According to the appraisal, the Wine Country submarket’s second quarter 2016 vacancy rate was 2.5%, while asking rent was $29.81 PSF. The estimated 2016 population within a one-mile radius of The Barlow Property and within the city of Sebastopol was 6,045 and 7,640 people, respectively. The estimated 2016 median household income within a one -mile radius of The Barlow Property and within the city of Sebastopol was $64,045 and $63,759, respectively.

The following table presents rental comparables with respect to The Barlow Property as identified in the appraisal:

Competitive Property Summary
Property Name/Location	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Redwood Marketplace 700-800 Gravenstein Hwy. Sebastopol, CA	1985	63,379	Verizon	900	Apr-16	5.0	$36.00	Triple Net
The Great Petaluma Mill 6 Petaluma Blvd. N. Petaluma, CA	1976	43,000	Undisclosed	869	Apr-16	1.5	$24.00	Modified Gross
200 S. Main Street 200 S. Main Street Sebastopol, CA	2000	16,978	Free-Range Guitars	780	Feb-16	3.0	$24.84	Modified Gross
Mendocino Marketplace 2240, 2280, 2360 Mendocino Ave. Santa Rosa, CA	2000	32,238	Pieology Pizza	1,850	Jan-15	N/A	$42.00	Triple Net
186 North Main Street 186 North Main Street Sebastopol, CA	2003	27,500	Listing	2,710	Aug-16	Negotiable	$24.35	Triple Net

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Barlow

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Barlow Property:

Cash Flow Analysis
	2014	2015	7/31/2016 TTM	UW	UW PSF
Base Rent	$2,375,206	$2,565,799	$2,881,407	$3,472,875	$19.44
Total Recoveries	$703,374	$1,029,321	$1,145,427	$1,390,262	$7.78
Other Income	$6,553	$27,320	$49,432	$49,432	$0.28
Less Vacancy & Credit Loss	$0	$0	$0	($295,858)	($1.66)
Effective Gross Income	$3,085,133	$3,622,440	$4,076,266	$4,616,711	$25.84
Total Operating Expenses	$976,850	$1,234,114	$1,335,228	$1,418,536	$7.94
Net Operating Income(1)	$2,108,283	$2,388,326	$2,741,038	$3,198,176	$17.90
Capital Expenditures	$0	$0	$0	$26,802	$0.15
TI/LC	$0	$0	$0	$84,180	$0.47
Net Cash Flow	$2,108,283	$2,388,326	$2,741,038	$3,087,194	$17.28

Occupancy %(2)	81.4%	97.0%	93.9%	93.9%
NOI DSCR	0.90x	1.02x	1.17x	1.36x
NOI DSCR (IO)	1.16x	1.32x	1.51x	1.77x
NCF DSCR	0.90x	1.02x	1.17x	1.31x
NCF DSCR (IO)	1.16x	1.32x	1.51x	1.70x
NOI Debt Yield	5.6%	6.4%	7.3%	8.5%
NCF Debt Yield	5.6%	6.4%	7.3%	8.2%

(1)	UW Net Operating Income is greater than historical Net Operating Income due primarily to lease-up of a recently renovated 37,000 SF building throughout 2015, as well as Kosta Browne Winery expanding by 16,064 SF in October 2015.

(2)	Occupancy % for 2014 and 2015 represents physical occupancy as of December 31 of each respective year. TTM Occupancy % equates to physical occupancy as of November 10, 2016. UW Occupancy % is based on underwritten economic occupancy which is based on the vacancy rate in place at The Barlow Property.

Escrows and Reserves. At origination, The Barlow Borrower deposited $1,000,000 for general tenant improvements and leasing commissions, $152,702 for a rent reserve related to the Bronze Event Space leased by Barlow Event Management, $96,719 for insurance premiums and $72,566 for taxes. The Barlow Borrower is required to escrow monthly an amount equal to: (i) 1/12th of the estimated annual tax payments, (ii) 1/12th of the estimated annual insurance premiums and (iii) $2,234 monthly into an escrow for replacement reserves. If the balance in the tenant improvements and leasing commissions reserve falls below $600,000, The Barlow Borrower is required to deposit monthly into an escrow for tenant improvements and leasing commissions the amount of $14,890, subject to a cap equal to $600,000.

Lockbox and Cash Management. The Barlow Mortgage Loan is structured with a springing lockbox and springing cash management (i.e. The Barlow Mortgage Loan has cash management only upon the initial occurrence of a Trigger Event (as defined below) and for the remainder of the term of The Barlow Mortgage Loan). Following the occurrence of of a Trigger Event, The Barlow Borrower is required to direct tenants to deposit all rents into the lockbox account controlled by the lender. Following the occurrence of a Trigger Event, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses, with any excess cash to be held by the lender as additional security for The Barlow Mortgage Loan.

A “Trigger Event” will commence:

(i)	upon the occurrence of an event of default under The Barlow Mortgage Loan and continue until such event of default is no longer continuing, or

(ii)	upon the debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.15x and continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.25x and The Barlow Property has a total occupancy equal to or greater than 80.0% for two consecutive quarters, or

(iii)	if Kosta Browne Winery, or any tenant that leases the space currently leased to Kosta Browne Winery, (a) defaults under its lease, (b) goes dark, (c) gives notice to go dark or gives notice of its intention to terminate its lease, (d) becomes a debtor in any state or federal bankruptcy or other insolvency proceeding, (e) vacates or terminates its lease or (f) fails to exercise its option to extend the term of its lease for space at The Barlow Property no later than July 31, 2024, and continue until (x) a Replacement Tenant Cure (as defined below) occurs or (y) Kosta Browne Winery, or any tenant that leases the space currently leased to Kosta Browne Winery, in regard to clause (a) above, cures all defaults under its lease, in regard to clause (b) above, opens for business for two consecutive calendar quarters, in regard to clause (c) above, withdraws its notice to vacate, terminate or go dark, in regard to clause (d) above, ceases to be a debtor in any such bankruptcy or insolvency proceeding, in regard to clause (e) above, affirms its lease and resumes operations for two consecutive quarters and, in regard to clause (f) above, provides an acceptable lease extension for the related space.

A “Replacement Tenant Cure” means (i) a replacement tenant or tenants entering into a new lease or leases, as applicable, for the entire Kosta Browne Winery leased space on terms reasonably acceptable to the lender, (ii) the related lease or leases having commenced, (iii) the new tenant or tenants occupying the entire Kosta Browne Winery leased space, (iv) the new tenant or tenants being open for business, paying full, unabated rent and (v) all tenant improvement obligations having been satisfied in accordance with the terms of such lease or leases.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Barlow

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The loan sponsor and non-recourse carve-out guarantor reported that he is currently in discussions with the lender in connection with the incurrence of mezzanine debt secured by the pledge of all or a portion of his indirect ownership interests in The Barlow Borrower and that such incurrence could occur as early as prior to the pricing of the Certificates or prior to the closing date of this transaction. Mezzanine debt secured by the ownership interests in The Barlow Borrower from an acceptable mezzanine lender is permitted under the following conditions, among others: (a) having a minimum combined debt service coverage ratio of 1.20x, (b) having an aggregate maximum loan-to-value of 67.5%, (c) delivery of an intercreditor agreement satisfactory to the lender and (d) if incurred after the closing date of this transaction, delivery of a rating agency confirmation.

Release of Property. Not permitted.

Terrorism Insurance. The Barlow Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of The Barlow Property and business interruption insurance for 12 months.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Crossings of Spring Hill

Mortgage Loan No. 9 – The Crossings of Spring Hill

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Crossings of Spring Hill

Mortgage Loan No. 9 – The Crossings of Spring Hill

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Crossings of Spring Hill

Mortgage Loan No. 9 – The Crossings of Spring Hill

The Crossings of Spring Hill
1001-1041 Crossings Boulevard and 1017-2020 Crossings Circle
Spring Hill, TN 37174
Franklin
Nashville 17 miles
Williamson Square
Watson Glen Shopping Ctr.
Williamson Medical Center
Country Club of Franklin
Forrest Crossing Golf Club
Southall Rd
Coleman Rd
Long Ln
Lewisburg Pike
Goose Creek Bypass
Carters Creek Pike
Peytonsville Rd
WILLIAMSON COUNTY
MARS Petcare Global Innovation Center
Graystone Quarry
Murfreesboro 25 miles
Thompson's Station
Thompson's Station Rd
Lelpers Creek Rd
Heritage Commons
Spring Hill Village
Buckner Rd
Buckner Ln
Longview Recreation Center
Columbia Pike
Dr. Robertson Rd
Snow Creek Rd
Knob Creek Rd
Beechcroft Rd
Duplex Rd
Spring Hill City Hall
Spring Hill
GM Spring Hill Plant
Cleburn Rd
Main St
Mahon Rd
Kedron Rd
Port Royal Rd
Joe Peay Rd
Green Mills Rd
MX Wildflower
Nashville Hwy
Darks Mill Rd
Theta Pike
Double Branch Rd
MAURY COUNTY
Clara Mathis Rd
Joe Brown Rd
Lewisburg and Franklin Pike
Lasea
John Sharp Rd
Santa Fe Pike
Bear Creek Pike
Harley Davidson of Columbia
Columbia
Duck R.
W. 7th St
NASHVILLE
Greenbrier
White House
Coopertown
Millersville
Gallatin
Ridgetop
Goodlettsville
Hendersonville
Ashland City
Lakewood
Mount Juliet
Lebanon
Kingston Springs
Belle Meade
Forest Hills
Oak Hill
Rural Hill
La Vergne
Brentwood
Smyrna
Nolensville
Walterhill
Murfreesboro
Thompson's Station
Spring Hill
Columbia

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Crossings of Spring Hill

Mortgage Loan No. 9 – The Crossings of Spring Hill

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$28,845,000			Location:	Spring Hill, TN 37174
Cut-off Date Balance:	$28,845,000			General Property Type:	Retail
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Dr. Hardam S. Azad			Year Built/Renovated:	2007-2008/N/A
Mortgage Rate:	4.7300%			Size:	219,905 SF
Note Date:	10/31/2016			Cut-off Date Balance per SF:	$131
First Payment Date:	12/1/2016			Maturity Date Balance per SF:	$116
Maturity Date:	11/1/2026			Property Manager:	Azad Commercial Realty Services, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$2,896,390
Seasoning:	1 month			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI Debt Yield at Maturity:	11.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.99x (IO) 1.53x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,962,949 (7/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,860,445 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,795,903 (12/31/2014)
Reserves(1)				Most Recent Occupancy(2):	98.9% (11/8/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.1% (12/31/2015)
RE Tax:	$186,440	$18,644	N/A	3rd Most Recent Occupancy:	94.8% (12/31/2014)
Insurance:	$8,327	$4,163	N/A	Appraised Value (as of):	$39,300,000 (9/6/2016)
Recurring Replacements:	$0	$2,749	$98,957	Cut-off Date LTV Ratio:	73.4%
TI/LC:	$1,150,000	$27,411	N/A	Maturity Date LTV Ratio:	64.7%
Other:	$0	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,845,000	69.7%	Purchase Price:	$39,370,000	95.1%
Borrower Equity:	$12,551,175	30.3%	Reserves:	$1,344,767	3.2%
			Closing Costs:	$681,408	1.6%
Total Sources:	$41,396,175	100.0%	Total Uses:	$41,396,175	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Based on the underwritten rent roll dated November 8, 2016 which includes Ascend Federal Credit Union (0.8% of NRA) which has not taken occupancy yet.

The Mortgage Loan. The ninth largest mortgage loan (the “The Crossings of Spring Hill Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $28,845,000, secured by a first priority fee deed of trust encumbering a 219,905 SF regional multi-anchored retail center known as The Crossings of Spring Hill located in Spring Hill, Tennessee (the “The Crossings of Spring Hill Property”). The proceeds of The Crossings of Spring Hill Mortgage Loan, along with $12,551,175 of equity (inclusive of a $3.5 million broker fee earned by the sponsor), were used to purchase The Crossings of Spring Hill Property for $39,370,000, fund upfront reserves of $1,344,767 and pay closing costs.

The Borrower and the Sponsor. The borrower is TCSH, LLC (the “The Crossings of Spring Hill Borrower”), a single-purpose Delaware limited liability company with one independent director. Dr. Hardam S. Azad, The Crossings of Spring Hill Mortgage Loan sponsor and non-recourse guarantor, partially owns and controls The Crossings of Spring Hill Borrower. Dr. Azad has over 20 years of experience in acquiring and managing retail shopping centers for The Azad Family Trust, for which he is the trustee. The Azad Family Trust’s portfolio of retail shopping centers consists of 17 properties totaling approximately 1.8 million SF in Tennessee, Louisiana, Texas, Oklahoma and Alabama.

The Property. The Crossings of Spring Hill Property is a regional multi-anchored retail center comprised of nine buildings, including two main buildings shadow anchored by a Super Target and Kohl’s, three freestanding multi-tenant outlot buildings and four single-tenant outparcel buildings. The Crossings of Spring Hill Property was built in 2007-2008 and is situated on an approximately 32.4 acre site located in Spring Hill, Maury County, Tennessee, a suburb of Nashville, Tennessee, approximately 35 miles south of Nashville. The Crossings of Spring Hill Property is located along US Highway 31 (Main Street), a primary commercial corridor in Spring Hill, which has approximately 20,410 vehicles per day, near the intersection with Saturn Parkway, which has approximately 23,466 vehicles per day. There are 1,347 surface parking spaces available at The Crossings of Spring Hill Property which excludes the parking associated with the non-collateral Super Target and Kohl’s.

The Crossings of Spring Hill Property is anchored by Ross Dress for Less (11.3% of NRA), Bed Bath & Beyond (10.6% of NRA), and Electronic Express (9.2% of NRA). Junior anchor tenants include PetSmart (8.4% of NRA) and Books-A-Million (7.0% of NRA). As of November 8, 2016, The Crossings of Spring Hill Property was 98.9% leased to 36 tenants. Investment grade tenants include Ross Dress for Less (Moody’s: A3, S&P: A-) and Bed Bath & Beyond (Moody’s: Baa1, S&P: BBB+). National tenants include Ross Dress for Less, Bed Bath & Beyond, PetSmart, Books-A-Million, Cracker Barrel,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Crossings of Spring Hill

ULTA and Dollar Tree, among others. Twenty-five tenants, totaling 186,327 SF (84.7% of NRA), have been in occupancy since at least 2009, and 13 of those tenants, totaling 59,417 SF (27.0% of NRA), are currently on renewal leases.

Major Tenants

Ross Dress for Less (24,911 SF, 11.3% NRA, 8.3% of underwritten base rent). Ross Dress for Less, Inc. (“Ross Dress for Less”) occupies 24,911 SF under a lease dated November 5, 2007 and has been a tenant at The Crossings of Spring Hill Property since its development. The lease expires on January 31, 2019, and there are four five-year extension options. Ross Dress for Less is a large off-price apparel and home fashion chain in the United States with 1,274 stores across 34 states, the District of Columbia and Guam as of fiscal year-end 2015. Ross Dress for Less’ parent company, Ross Stores, Inc. (NASD: ROST), has a market capitalization of approximately $26 billion and generated revenues of $12.3 billion and adjusted net income of $1.1 billion as of the trailing twelve months ended July 30, 2016. Ross Stores, Inc. guarantees the Ross Dress for Less lease at The Crossings of Spring Hill Property and is rated “A3” and “A-” by Moody’s and S&P, respectively.

Bed Bath & Beyond (23,391 SF, 10.6% NRA, 4.8% of underwritten base rent). Bed Bath & Beyond Inc. (“Bed Bath & Beyond”) occupies 23,391 SF under a lease dated December 17, 2007 and has been a tenant at The Crossings of Spring Hill Property since its development. The lease expires on January 31, 2019, and there are three five-year extension options. Bed Bath & Beyond operates a nationwide chain of retail stores under the brands of Bed Bath & Beyond, buybuy BABY, Cost Plus World Market, Christmas Tree Shops, Harmon Face Values, Of a Kind and One Kings Lane. Bed Bath & Beyond operates under the Bed Bath & Beyond brand at The Crossings of Spring Hill Property. Bed Bath & Beyond (NASD: BBBY) has a market capitalization of approximately $6.8 billion and generated revenues of approximately $12.1 billion and adjusted net income of approximately $744 million as of the trailing twelve months ended August 27, 2016. Bed Bath & Beyond is rated “Baa1” and “BBB+” by Moody’s and S&P, respectively.

Electronic Express (20,331 SF, 9.2% NRA, 6.6% of underwritten base rent). The Electronic Express, Inc. (“Electronic Express”) occupies 20,331 SF under a lease dated March 23, 2009. The lease was extended in February 2016 for ten years through April 30, 2026 with one five-year extension option remaining. Electronic Express backfilled a space that was vacated by Circuit City within 4 months of Circuit City filing for bankruptcy in November 2008. Electronic Express sells televisions, computers, electronics and home appliances. Electronic Express reported sales of $247 PSF for the trailing twelve months ending July 31, 2016, resulting in an occupancy cost of 5.2%. Headquartered in Nashville, Tennessee, Electronic Express operates 15 stores in Tennessee and one store in Alabama.

PetSmart (18,471 SF, 8.4% NRA, 7.9% of underwritten base rent). PetSmart, Inc. (“PetSmart”) occupies 18,471 SF under a lease dated November 27, 2007 and has been a tenant at The Crossings of Spring Hill Property since its development. The lease expires on August 31, 2018, and there are four five-year extension options. PetSmart is a large specialty retailer of pet services and merchandise. PetSmart operates approximately 1,477 locations in the United States, Canada and Puerto Rico and approximately 203 in-store dog and cat boarding facilities. PetSmart is rated “B3” and “B+” by Moody’s and S&P, respectively.

Books-A-Million (15,500 SF, 7.0% NRA, 6.1% of underwritten base rent). Books-A-Million, Inc. (“Books-A-Million”) occupies 15,500 SF under a lease dated November 27, 2007 and has been a tenant at The Crossings of Spring Hill Property since its development. The lease was extended in September 2013 through January 31, 2019, and there are four three-year extension options remaining. Books-A-Million reported sales of $115 PSF for the trailing twelve months ending July 31, 2016, resulting in an occupancy cost of 12.9%. Founded in 1917, Books-A-Million is a national book retailer. Based in Birmingham, Alabama, Books-A-Million operates more than 260 stores in 32 states and the District of Columbia.

The following table presents a summary regarding major tenants at The Crossings of Spring Hill Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	7/31/2016 TTM Sales PSF	Occ. Cost(3)
Anchor/Major Tenants
Ross Dress for Less	NR / A3 / A-	24,911	11.3%	$261,566	8.3%	$10.50	1/31/2019	N/A	N/A
Bed Bath & Beyond	NR / Baa1 / BBB+	23,391	10.6%	$152,042	4.8%	$6.50	1/31/2019	N/A	N/A
Electronic Express	NR / NR / NR	20,331	9.2%	$209,409	6.6%	$10.30	4/30/2026	$247	5.2%
PetSmart	NR / B3 / B+	18,471	8.4%	$248,435	7.9%	$13.45	8/31/2018	N/A	N/A
Books-A-Million	NR / NR / NR	15,500	7.0%	$191,425	6.1%	$12.35	1/31/2019	$115	12.9%
Subtotal/Wtd. Avg.		102,604	46.7%	$1,062,876	33.6%	$10.36

Other Tenants		114,901	52.3%	$2,099,605	66.4%	$18.27
Vacant Space		2,400	1.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		219,905	100.0%	$3,162,482	100.0%	$14.54

(1)	Information is based on the underwritten rent roll which includes Ascend Federal Credit Union (0.8% of NRA) which has not taken occupancy yet.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Occ. Cost is based on the underwritten base rent and underwritten reimbursements divided by respective the tenant’s reported sales.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Crossings of Spring Hill

The following table presents historical sales information for the anchor tenants that report sales at The Crossings of Spring Hill Property:

Historical Sales Summary(1)
	2014 Reported Sales			2015 Reported Sales			7/31/2016 TTM Reported Sales
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)
Electronic Express	$4,780,789	$235	5.5%	$4,853,212	$239	5.4%	$5,013,297	$247	5.2%
Books-A-Million	$1,560,450	$101	14.7%	$1,688,544	$109	13.6%	$1,775,322	$115	12.9%
Total/Wtd. Avg.	$6,341,239	$177	7.7%	$6,541,756	$183	7.5%	$6,788,619	$189	7.2%

(1)	Information is based on the underwritten rent roll.

(2)	Occ. Cost is based on the underwritten base rent and underwritten reimbursements divided by the respective year’s reported sales.

The following table presents certain information relating to the lease rollover at The Crossings of Spring Hill Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0%
2017	3	4,400	$22.53	2.0%	2.0%	$99,124	3.1%	3.1%
2018	12	60,804	$17.73	27.7%	29.7%	$1,078,070	34.1%	37.2%
2019	9	95,019	$11.74	43.2%	72.9%	$1,115,870	35.3%	72.5%
2020	2	3,200	$22.26	1.5%	74.3%	$71,232	2.3%	74.8%
2021	3	7,500	$20.32	3.4%	77.7%	$152,390	4.8%	79.6%
2022	1	5,200	$9.00	2.4%	80.1%	$46,800	1.5%	81.1%
2023	1	2,261	$26.53	1.0%	81.1%	$59,984	1.9%	83.0%
2024	1	1,683	$20.30	0.8%	81.9%	$34,165	1.1%	84.0%
2025	1	8,027	$16.95	3.7%	85.5%	$136,058	4.3%	88.3%
2026	1	20,331	$10.30	9.2%	94.8%	$209,409	6.6%	95.0%
2027 & Beyond	2	9,080	$17.55	4.1%	98.9%	$159,380	5.0%	100.0%
Vacant	0	2,400	$0.00	1.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	36	219,905	$14.54	100.0%		$3,162,482	100.0%

(1)	Information is based on the underwritten rent roll which includes Ascend Federal Credit Union (0.8% of NRA) which has not taken occupancy yet.

(2)	Certain tenants may have conditional lease termination options that may become exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Crossings of Spring Hill Property is located in the city of Spring Hill, Tennessee with frontage along US Highway 31 (Main Street), the primary commercial corridor in Spring Hill, near the intersection with Saturn Parkway. According to the appraisal, the city of Spring Hill is part of the Nashville-Davidson-Murfreesboro, Tennessee metropolitan statistical area (“Nashville MSA”). The economy of the Nashville MSA is diverse with the healthcare industry being its largest industry with over 250 healthcare companies. Vanderbilt University is the Nashville MSA’s largest employer, with over 21,000 employees. Additionally, Nissan Motor Company relocated its North American headquarters to the area in 2006. The Nashville MSA benefits from its central location near three major interstates, I-24, I-65 and I-40. From 2010 to 2015, the Nashville MSA population experienced a compound annual growth rate of 1.8% compared to 0.8% for the state of Tennessee and 0.8% for the United States. The population within the Nashville MSA, which had a 2015 median age of 36.3 years, is younger than the rest of the United States, which had a 2015 median age of 37.6. The Nashville MSA has 21 accredited four-year and postgraduate institutions. Nashville International Airport has seen increasing passenger volume since 2010, reaching approximately 5.7 million passengers in 2015. In August 2016, the Metro Nashville Airport Authority announced a $1.2 billion renovation and expansion for Nashville International Airport. According to the United States Bureau of Labor Statistics, as of September 2016, the unemployment rate (not seasonally adjusted) for the Nashville MSA was 4.0% versus 4.8% for the United States.

According to the appraisal, the population of the city of Spring Hill grew by approximately 26% to 36,530 people from 2010 to 2016. In 2015, within a 5-mile radius of The Crossings of Spring Hill Property there was an estimated population of 44,734 with an estimated median household income of $70,669. The Crossings of Spring Hill Property’s market area features shopping centers located along US Highway 31 anchored by national tenants such as Walmart, Lowes, Home Depot, Publix, Kroger and Aldi. A Hampton Inn and 12-screen Carmike Theater were completed in 2016 adjacent to The Crossings of Spring Hill Property. Residential development in the immediate area primarily consists of single family houses (13,505 within a 5-mile radius) with 9 multifamily developments totaling 2.6 million SF, including the 176-unit Villages at Spring Hill located just down the street from The Crossings of Spring Hill Property.

The Crossings of Spring Hill Property is located directly across from the General Motors (“GM”) Spring Hill plant, on the opposite side of US Highway 31, which according to GM employs 3,265 people as of September 2016. Saturn Parkway connects the GM Spring Hill plant and The Crossings of Spring Hill Property to I-65, the major north-south interstate that travels through Tennessee and connects the city of Spring Hill with Nashville, Tennessee approximately 35 miles to the north. According to the appraisal, since 2010, GM has invested more than $2 billion at its Spring Hill plant, including $936 million in 2016. In 2016, GM announced plans to invest approximately $790 million and hire over 700 new workers to launch a high-efficiency engine program as well as plans to add an additional 650 jobs to the Spring Hill plant to increase the output of the Cadillac XT5 and GMC Acadia beginning in January 2017. In addition, the Spring Hill plant produces engines and stampings for various GM assembly plants around the globe. Separately,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Crossings of Spring Hill

according to the appraisal, Tenneco announced plans in August 2016 to open a new 117,000 SF clear air manufacturing plant with plans to employ approximately 175 people by 2019 and Ryder Supply Chain Solutions announced plans in August 2015 to create 606 new jobs in Spring Hill over the next 5 years. There is no assurance such plans will be implemented.

The Crossings of Spring Hill Property is located in the Nashville retail market and the Columbia retail submarket. According to an industry report, as of the second quarter of 2016, the Nashville retail market had a total inventory of approximately 100.0 million SF with an average vacancy rate of 4.3% (down 1.8% from the prior year) and an average quoted rental rate of $16.32 PSF (up 9.7% from the prior year). As of the second quarter of 2016, the Columbia retail submarket had a total inventory of approximately 5.2 million SF with an average vacancy rate of 2.4% (down 2.1% from the prior year) and an average quoted rental rate of $9.47 PSF (up 2.0% from the prior year). The appraiser analyzed recent comparable retail leases and concluded to annual market rents of $22 PSF NNN for small inline space (< 4,000 SF), $17 PSF NNN for large inline space (4,000 – 10,000 SF), $21.50 PSF NNN for large inline endcap space (4,000 – 10,000 SF), $13.25 PSF NNN for junior anchor space (10,000 – 20,000 SF), $10.25 PSF NNN for anchor space (> 20,000 SF) and $17.50 PSF NNN for outparcel/ground leased space.

The following table presents directly competitive properties to The Crossings of Spring Hill Property:

Competitive Property Summary
Property Name/Location	Year Built	Occ.	Total GLA (SF)	Non-Anchor GLA (SF)	Asking Rent Range	Lease Type	Distance to Subject
The Crossings of Spring Hill Spring Hill, TN	2007-2008	98.9%(1)	219,905(1)	117,301
Proposed Retail Crossing Circle Spring Hill, TN	2017	N/A	5,000	0	$28.00 - $30.00	NNN	0.2 miles
Belshire Village 3015 Belshire Village Drive Spring Hill, TN	2007	52.5%	32,000	0	$18.00 - $20.00	NNN	2.2 miles
Shoppes at Campbell Station 4915 Main Street Spring Hill, TN	2015	100.0%	70,156	0	N/A	NNN	2.7 miles
The Marketplace 5228 Main Street Spring Hill, TN	2003	100.0%	20,000	0	$12.00 - $12.00	NNN	1.3 miles
Campbell Station Commons 4910 Columbia Pike Spring Hill, TN	2001	94.9%	20,593	0	$18.00 - $18.00	NNN	2.8 miles
Spring Hill Town Center 4886 Port Royal Road Spring Hill, TN	2008	100.0%	25,000	0	N/A	NNN	4.0 miles
Overlook Center 2035-2055 Wall Street Spring Hill, TN	2008	91.4%	21,563	0	N/A	NNN	2.6 miles
Total			194,312

Source: Appraisal

(1)	Based on the underwritten rent roll dated November 8, 2016.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Crossings of Spring Hill

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at The Crossings of Spring Hill Property:

Cash Flow Analysis
	2013	2014	2015	7/31/2016 TTM	UW	UW PSF
Rents in Place(1)	$2,709,496	$2,753,189	$2,826,945	$2,959,210	$3,162,482	$14.38
Vacant Rent(2)	$0	$0	$0	$0	$52,800	$0.24
Gross Potential Rent	$2,709,496	$2,753,189	$2,826,945	$2,959,210	$3,215,282	$14.62
Percentage Rent(3)	$164,838	$176,376	$184,114	$150,570	$29,467	$0.13
In Place Recoveries	$537,531	$483,899	$517,287	$487,233	$559,774	$2.55
Vacant Recoveries	$0	$0	$0	$0	$10,726	$0.05
Less Vacancy & Credit Loss(4)	$33,122	($14,241)	($14,694)	($14,694)	($247,991)	(6.5%)
Other Income	$0	$310	$880	$1,610	$880	$0.00
Effective Gross Income	$3,444,987	$3,399,533	$3,514,532	$3,583,929	$3,568,137	$16.23
Total Operating Expenses	$597,336	$603,630	$654,087	$620,980	$671,746	$3.05
Net Operating Income	$2,847,651	$2,795,903	$2,860,445	$2,962,949	$2,896,390	$13.17
Capital Expenditures	$0	$0	$50,000	$0	$32,986	$0.15
TI/LC	$0	$0	$0	$0	$113,933	$0.52
Net Cash Flow	$2,847,651	$2,795,903	$2,810,445	$2,962,949	$2,749,472	$12.50

Occupancy %	98.5%	94.8%	98.1%	98.1%(5)	93.5%(4)
NOI DSCR	1.58x	1.55x	1.59X	1.64x	1.61x
NOI DSCR (IO)	2.06x	2.02x	2.07X	2.14x	2.09x
NCF DSCR	1.58x	1.55x	1.56x	1.64x	1.53x
NCF DSCR (IO)	2.06x	2.02x	2.03x	2.14x	1.99x
NOI Debt Yield	9.9%	9.7%	9.9%	10.3%	10.0%
NCF Debt Yield	9.9%	9.7%	9.7%	10.3%	9.5%

(1)	Based on leases in-place rent roll with contractual rent steps through July 2017. UW base rent for Logan’s Roadhouse (3.3% of NRA) is at the proposed reduced rate at which it is willing to reaffirm its lease in its ongoing bankruptcy proceedings. Ascend Federal Credit Union (0.8% NRA) executed its lease on October 20, 2016 and has not taken occupancy yet. Logan’s Roadhouse and Ascend Federal Credit Union are both within the UW vacancy factor.

(2)	Based on vacant space at the appraiser’s concluded market rent of $22 PSF for inline space.

(3)	Based on percentage rent payments paid by Kirkland’s Store during the trailing 12-months ending July 31, 2016. Electronic Express converted to a NNN lease from percentage rent effective May 1, 2016.

(4)	Underwritten economic vacancy of 6.5% versus the actual physical vacancy of 1.1% and the appraiser’s concluded economic vacancy of 5%.

(5)	Occupancy as of August 30, 2016.

Escrows and Reserves. The Crossings of Spring Hill Borrower deposited $186,440 in escrow for annual real estate taxes and is required to escrow monthly 1/12th of the annual estimated real estate tax payments. The Crossings of Spring Hill Borrower deposited $8,327 in escrow for insurance premiums and is required to escrow monthly 1/12th of the annual estimated insurance premiums. The Crossings of Spring Hill Borrower is required to make monthly deposits of $2,749 for replacement reserves, subject to a cap of $98,957. The Crossings of Spring Hill Borrower deposited $1,150,000 in escrow for TI/LC costs at loan origination and is required to make monthly deposits of (x) $27,411 for the first 24 months of the loan term and (y) $12,828 commencing on the 25th payment date until The Crossings of Spring Hill Mortgage Loan is repaid in full for TI/LC costs.

In addition, The Crossings of Spring Hill Borrower is required to deposit all excess cash into a reserve (the “Trigger Lease Reserve”) in the event of a Trigger Period (as defined below).

A “Trigger Period” will commence when any of the following occur with respect to two or more of Ross Dress for Less, Bed Bath & Beyond, Electronic Express, PetSmart or Books-A-Million tenants, or any tenant which may replace any of the foregoing tenants as tenant of all or substantially all of its space (a “Trigger Tenant”):

(i)	a lease to a Trigger Tenant (a “Trigger Lease”) (or material portion thereof) being surrendered, cancelled or terminated prior to its expiration date;

(ii)	a Trigger Tenant, any direct or indirect parent company of such Trigger Tenant, or any guarantor of a Trigger Lease being subject to any bankruptcy or insolvency proceeding;

(iii)	a Trigger Tenant fails to exercise its renewal or extension option when required; or

(iv)	a Trigger Tenant going dark (excluding a Trigger Tenant which continues to pay rent and is actively pursuing a renovation of its space).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	The Crossings of Spring Hill

A Trigger Period will end upon the earlier to occur of the following (provided, in each case, that no Trigger Period has commenced and remains continuing and no event of default is then continuing under The Crossings of Spring Hill Mortgage Loan) with respect to each Trigger Tenant which caused the Trigger Period to occur:

(i)	with respect to any Trigger Period caused by item (i) above, such premises have been re-leased to a tenant pursuant to a lease that has been approved by lender, the tenant is in physical occupancy and paying full, unabated rent and all tenant improvements and leasing commissions due and payable have been fully paid and performed (together, a “Trigger Lease Re-Tenanting Event”); or

(ii)	with respect to a Trigger Period caused by item (ii) above, either (a) such bankruptcy action has terminated and such Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to lender or (b) the occurrence of a Trigger Lease Re-Tenanting Event with respect to the related premises; or

(iii)	with respect to a Trigger Period cause by item (iii) above, either (a) the occurrence of a Trigger Lease Re-Tenanting Event with respect to the related premises or (b) the renewal or extension of such Trigger Lease on terms reasonably acceptable to lender; or

(iv)	with respect to a Trigger Period caused by item (iv) above, either (a) the occurrence of a Trigger Lease Re-Tenanting Event with respect to the related premises or (b) (1) the Trigger Tenant re-opens and is operating and open for business in substantially all of the space demised by such Trigger Lease for a period of not less than 120 consecutive days, (2) such Trigger Lease is and remains in full force and effect under the same terms and conditions as when it went dark and (3) such Trigger Tenant is not in default under such Trigger Lease.

Lockbox and Cash Management. The Crossings of Spring Hill Mortgage Loan has a springing lockbox with springing cash management upon the commencement of a Cash Management Period (defined below). Upon the first occurrence of a Cash Management Period, The Crossings of Spring Hill Borrower is required to establish a lockbox and cause all rents and other charges to be deposited into the lockbox within one business day after receipt. Upon the commencement of a Cash Management Period, the lender will have the right to deliver tenant direction letters held in escrow by the lender to the tenants at The Crossings of Spring Hill Property directing such tenants to deposit all rents and other amounts due under their respective leases directly into the lockbox. During any Cash Management Period, funds in the lockbox will be applied on each monthly payment date in the order set forth in the loan agreement for The Crossings of Spring Hill Mortgage Loan to pay debt service on The Crossings of Spring Hill Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to pay monthly operating expenses and capital expenses referenced in the annual budget approved by the lender, to pay extraordinary operating expenses approved by the lender, and to disburse the remainder to an account to be held by the lender (during the continuance of a Trigger Period, to the Trigger Lease Reserve) as additional security for The Crossings of Spring Hill Mortgage Loan. If an event of default exists under The Crossings of Spring Hill Mortgage Loan, the lender may apply the amounts in the lockbox in any order or manner in its sole discretion.

A “Cash Management Period” will commence upon the occurrence of any of the following:

(i)	an event of default;

(ii)	the debt service coverage ratio being less than 1.15x;

(iii)	the debt yield being less than 6.75%; or

(iv)	the commencement of a Trigger Period.

A Cash Management Period will end upon, as applicable:

(i)	such event of default being cured and no other event of default continuing;

(ii)	the debt service coverage ratio being greater than or equal to 1.15x for two consecutive calendar quarters;

(iv)	the debt yield being greater than or equal to 6.75% for two consecutive calendar quarters; or

(iii)	any Trigger Period ending.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Crossings of Spring Hill Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Club Royale Apartments

Mortgage Loan No. 10 – Club Royale Apartments

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Club Royale Apartments

Mortgage Loan No. 10 – Club Royale Apartments

Club Royale Apartments
380 North Linden Avenue
Rialto, CA 92376
SAN GABRIEL MOUNTAINS
SAN BERNARDINO MOUNTAINS
San Manuel Amphitheater
Cal. State University-San Bernardino
Barstow Fwy
E. 40th St
SAN MANUEL INDIAN RESERVATION
San Manuel Indian Casino
Muscoy
Foothill Fwy
Chaffey College
Ontario Fwy
Rialto Municipal Airport
W. Baseline St
SAN BERNARDINO
Highland
Rancho Cucamonga
Fontana
Rialto
Terra Vista Town Ctr.
Victoria Gardens
Foothill Blvd
Arrow Hwy
METROLINK
RANCHO CUCAMONGA
FONTANA
RIALTO
SAN BERNARDINO
DOWNTOWN SAN BERNARDINO
San Bernardino International Airport
Carousel Mall
Kohl's Distribution Center
Inland Center
Citizens Business Bank Arena
Ontario Mills
Auto Club Speedway
San Bernardino Ave
SAN BERNARDINO COUNTY
San Bernardino Valley College
Mountain Grove Shopping Center
Orange St
Tri-City Center
University of Redlands
San Bernardino Fwy
LA/Ontario International Airport
Palm Court at Empire Center
Colton
Loma Linda University
DOWNTOWN REDLANDS
Jurupa Ave
Bloomington
EAST ONTARIO
Grand Terrace
Loma Linda
Redlands
Los Angeles 38 miles
Sunnyslope
AB Brown Sports Complex
Riverside Fwy
Pomona Fwy
Highgrove
SAN TIMOTEO CANYON
Glen Avon
Ontario
Bellegrave Ave
Jurupa Rd
Rubidoux
RIVERSIDE-HUNTER PARK
Jurupa Valley
DOWNTOWN RIVERSIDE
University of California-Riverside
Archibald Ave
Limonite Ave
JURUPA VALLEY/PEDLEY
Riverside Community College
RIVERSIDE-DOWNTOWN
Box Springs Mountain Reserve
Lakeshore Village
Santa Ana River Regional Park
Riverside Municipal Airport
Canyon Crest Towne Ctr.
Canyon Springs Plaza
Towngate Shopping Center
Eastvale
The Plaza at Riverside
Arlington Ave
Moreno Valley Fwy
RIVERSIDE
Sycamore Canyon Park
Moreno Valley Mall
Sunnymead Plaza
Norco
La Sierra Ave
California Baptist Univ.
Mission Grove Plaza
Norco College
La Sierra University
Galleria at Tyler
Victoria Ave
Sunnymead Village
Moreno Valley
River Rd
Hidden Valley Plaza
RIVERSIDE COUNTY
MORENO VALLEY/MARCH FIELD
March Air Force Base
Moreno Valley College
Anaheim 20 miles
Corona Hills Plaza
LA SIERRA
CA Citrus State Historic Park
Orangecrest Town Center
Amazon Fulfillment Center
Lake Perris State Recr. Area
N. MAIN CORONA
Corona
El Sobrante
Woodcrest
Walgreens Dist. Ctr.
Perris Reservoir
Home Depot Dist. Ctr.
Ross Store Distribution Center
Markham St
Lake Mathews
Mead Valley
Cajalco Rd
Lowes Distribution Center
Escondido Fwy
Wood Rd
Old Elsinore Rd
Spectrum Shopping Ctr.
Hatford Springs Park
E. Nuevo Rd
Perris
PERRIS
Ellis Ave
SOUTH PERRIS
Goetz Rd
Perris Crossing
Sun City
Alberhill
Roy W. Kabian Mem. Park
San Diego 75 miles
15
215
330
210
66
10
60
91
74
Victorville
Hesperia
ANGELES NATIONAL FOREST
SAN GABRIEL MTS.
SAN BERNARDINO NATIONAL FOREST
Glendale
Burbank
Pasadena
Rancho Cucamonga
SAN BERNARDINO
LOS ANGELES
Pomona
Ontario
Rialto
Redlands
Santa Monica
RIVERSIDE
ANAHEIM
LONG BEACH
SANTA ANA
Huntington Beach
Irvine
Corona
Moreno Valley
Perris
Temecula
Pacific Ocean
San Clemente
Oceanside

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Club Royale Apartments

Mortgage Loan No. 10 – Club Royale Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$27,750,000			Location:	Rialto, CA 92376
Cut-off Date Balance:	$27,711,899			General Property Type:	Multifamily
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	H.K. Realty, Inc.; J.K. Properties, Inc.			Year Built/Renovated:	1989/N/A
Mortgage Rate:	4.2691%			Size:	334 Units
Note Date:	10/11/2016			Cut-off Date Balance per Unit:	$82,970
First Payment Date:	12/6/2016			Maturity Date Balance per Unit:	$66,789
Maturity Date:	11/6/2026			Property Manager:	Legacy Partners, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,369,955
IO Period:	0 months			UW NOI Debt Yield:	8.6%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	10.6%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NCF DSCR:	1.39x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,435,882 (8/31/2016 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,260,641 (12/31/2015)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,455,577 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	93.1% (9/23/2016)
Reserves(1)				2nd Most Recent Occupancy(2):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	N/A
RE Tax:	$49,712	$12,428	N/A	Appraised Value (as of):	$38,650,000 (4/28/2016)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	71.7%
Recurring Replacements:	$0	$6,979	N/A	Maturity Date LTV Ratio:	57.7%
Deferred Maintenance:	$94,600	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,750,000	100.0%	Loan Payoff:	$22,965,949	82.8%
			Reserves:	$144,312	0.5%
			Closing Costs:	$212,660	0.8%
			Return of Equity:	$4,427,079	16.0%
Total Sources:	$27,750,000	100.0%	Total Uses:	$27,750,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Historical rent rolls are unavailable. Historical physical occupancy as sourced from the appraisal was 93.3% and 93.2% as of 12/31/2015 and 12/31/2014, respectively.

The Mortgage Loan. The tenth largest mortgage loan (the “Club Royale Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,750,000 secured by a first priority fee mortgage encumbering a 334-unit garden-style apartment community in Rialto, California known as Club Royale Apartments (the “Club Royale Apartments Property”). The proceeds of the Club Royale Apartments Mortgage Loan were used to refinance existing debt on the Club Royale Apartments Property, fund reserves, pay closing costs and return equity to the Club Royale Apartments Borrower. The previous mortgage loan secured by the Club Royale Apartments Property was included in the JPMCC 2006-LDP9 securitization trust.

The Borrower and Sponsors. The borrower is Club Royale Apts., Inc. (the “Club Royale Apartments Borrower”), a single purpose California corporation with at least one independent director. Equity ownership in the Club Royale Apartments Borrower is 100% held by J.K. Properties, Inc., the non-recourse carve-out guarantor of the Club Royale Apartments Mortgage Loan. The sponsors of the Club Royale Apartments Mortgage Loan are H.K. Realty, Inc. and J.K. Properties, Inc.

Haresh Jogani is the primary ownership holder of H.K. Realty, Inc. and J.K. Properties, Inc. and has accumulated approximately 17,300 multifamily units over the last 20 years in California, Nevada, Arizona and Texas comprising over 180 apartment communities and two condominiums valued over $1.5 billion.

The Club Royale Apartments Mortgage Loan sponsor is also a sponsor of the borrower under the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as Valencia Apartments, Burnet House Apartments and Park Royale Apartments.

The Property. The Club Royale Apartments Property is a 334-unit garden-style apartment community built in 1989 and located in Rialto, California. The units are contained within 24 two-story buildings on an approximate 14.8-acre site. Each unit features a kitchen with gas oven, vent-hood, dishwasher and wood cabinets, bathroom(s) with tub/showers and marble countertops with built-in sinks, and a private patio or balcony. Common amenities include a pool, laundry room, fitness center, recreational room and clubhouse and gated access for security. The Club Royale Apartments Property also includes 505 surface and covered parking spaces (1.51 parking spaces per unit). Since 2012, approximately $1,111,358 ($3,327/unit) has

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Club Royale Apartments

been spent at the Club Royale Apartments Property in capital improvements including unit and common amenity refurnishing and upgrades. As of September 23, 2016, the Club Royale Apartments Property was 93.1% occupied.

The Club Royale Apartments Property is located at 380 North Linden Avenue in the city of Rialto, California. Surrounding land is used for residential and retail. Local and regional access is proximate with the 15-Freeway approximately 7.8 miles west, 215-Freeway approximately 5.8 miles east, 10-Freeway approximately two miles south and 210-Freeway approximately three miles north of the Club Royale Apartments Property.

The table below shows the apartment unit mix at the Club Royale Apartments Property:

Club Royale Apartments Unit Mix Summary
Floor Plan	No. of Units	% of Total Units	Unit SF	Total SF	Monthly Asking Rent Per Unit	Q1 2016 Rialto/Fontana Submarket Monthly Avg. Asking Rent Per Unit
Studio	34	10.2%	534	18,156	$900	$836
1 Bedroom/1 Bath	30	9.0%	685	20,550	$1,000	$977
2 Bedroom/1 Bath	96	28.7%	806	77,376	$1,125	$1,092
2 Bedroom/2 Bath	86	25.7%	939	80,754	$1,240	$1,167
2 Bedroom/2.5 Bath - Townhouse	32	9.6%	1,091	34,912	$1,425	$1,295
3 Bedroom/2 Bath	56	16.8%	1,097	61,432	$1,410	$1,438
Total/Weighted Avg.	334	100.0%	878	293,180	$1,197	$1,152

Source: Appraisal and sponsor provided information

The Market. The Club Royale Apartments Property is a part of the Rialto/Fontana submarket within California’s Inland Empire. As of the first quarter of 2016, none of the 22 cities of the Inland Empire had seen a drop in rental rates on a year-over-year basis. The Inland Empire market has had average occupancy of 95% since the beginning of 2014, having remained stable since the beginning of 2010, and has had positive absorption every year since 2007 with absorption of 1,349 units in 2015. The Rialto/Fontana submarket survey of 18 properties (3,904 units) had an average occupancy of 96.9% since the beginning of 2014. As of the first quarter of 2016, the Rialto/Fontana submarket had an occupancy rate of 97.6% and average asking rent of $1,148.

According to the appraisal, the Club Royale Apartments Property is located within an established residential area within close proximity to supporting uses including retail, schools, parks, transportation and public services. The 2016 estimated population within a one-, three- and five-mile radius was 28,850, 189,041 and 377,440, respectively. The population within a five-mile radius has grown 4.4% in the last six years and is projected to grow an additional 4.1% over the next five years. The 2016 estimated average household income within a one-, three- and five-mile radius was $55,091, $57,821 and $65,303, respectively.

Comparable rental properties to the Club Royale Apartments Property are shown in the table below:

Club Royale Apartments Property Comparable Rentals Summary
Address City, State	Year Built	Occupancy	Units	Beds/Bath	Unit Size (SF)	Rent per Month
Harvest Glen Apartments 200 South Linden Ave Rialto, CA	1989	95%	0 94 0 220 32 1	Studio 1 BR/ 1 BA 2 BR/ 1 BA 2 BR/ 2 BA 2 BR/ 2 BA+ 3 BR/ 2 BA	- 688(1) - 784 966 1,100	- 1,018(1) - $1,098 $1,310 N/A
Las Palmas Apartments 160 North Linden Ave Rialto, CA	1987	93%	20 50 55 52 0 35	Studio 1 BR/ 1 BA 2 BR/ 1 BA 2 BR/ 2 BA 2 BR/ 2.5 BA 3 BR/ 2 BA	600 697 800 927 - 1,110	$895 $995 $1,150 $1,195 - $1,495
Maple Hill Apartments 18215 Foothill Blvd Fontana, CA	1987	98%	0 52 0 228 0 0	Studio 1 BR/ 1 BA 2 BR/ 1 BA 2 BR/ 2 BA 2 BR/ 2.5 BA 3 BR/ 2 BA	- 599 - 803 - -	- $950 - $1,125 - -
Bella Park Apartments 210 North Beechwood Ave Railto, CA	1985	98%	0 114 150 0 0 96	Studio 1 BR/ 1 BA 2 BR/ 1 BA 2 BR/ 2 BA 2 BR/ 2.5 BA 3 BR/ 2 BA	- 601 801 - - 987	- $975 $1,075 - - $1,375

 Source: Appraisal

(1) Average for 1 BR/ 1 BA units of different layouts

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Club Royale Apartments

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Club Royale Apartments Property:

Cash Flow Analysis
	2013	2014	2015	8/31/2016 TTM	UW	UW per Unit
Base Rent	$4,573,440	$4,581,300	$4,511,207	$4,332,696	$4,227,899	$12,658
Other Income(1)	567,788	590,624	452,863	438,632	438,632	1,313
Less Vacancy & Credit Loss	(1,074,872)	(995,145)	(788,974)	(433,701)	(277,613)	(6.6%)
Effective Gross Income	$4,066,356	$4,176,779	$4,175,096	$4,337,627	$4,388,918	$13,140
Total Operating Expenses	1,884,183	1,721,202	1,914,455	1,901,745	2,018,963	6,045
Net Operating Income	$2,182,173	$2,455,577	$2,260,641	$2,435,882	$2,369,955	$7,096
Capital Expenditures	0	0	0	0	83,500	250
Net Cash Flow	$2,182,173	$2,455,577	$2,260,641	$2,435,882	$2,286,455	$6,846

Occupancy %(2)	N/A	N/A	N/A	93.1%	93.4%
NOI DSCR	1.33x	1.50x	1.38x	1.48x	1.44x
NCF DSCR	1.33x	1.50x	1.38x	1.48x	1.39x
NOI Debt Yield	7.9%	8.9%	8.2%	8.8%	8.6%
NCF Debt Yield	7.9%	8.9%	8.2%	8.8%	8.3%

(1)	Other Income includes income from Parking/Garage, Pet Fees, Application Fees, Cleaning & Damages, Legal Collected, Maintenance Service, Insufficient Funds Fees and Forfeited Deposits.

(2)	Historical rent rolls are unavailable. Historical physical occupancy as sourced from the appraisal was 93.3% and 93.2% as of 12/31/2015 and 12/31/2014, respectively. 8/31/2016 TTM Occupancy represents the physical occupancy as of the September 23, 2016 rent roll.

Escrows and Reserves. The Club Royale Apartments Borrower deposited at origination $49,712 for real estate taxes and is required to deposit monthly 1/12th of the annual estimated real estate taxes due and 1/12th of the annual estimated insurance premiums due (unless the Club Royale Apartments Property is covered by an acceptable blanket policy).The Club Royale Apartments Borrower deposited at origination $94,600 for immediate repairs and is required to deposit monthly $6,979 for replacement reserves.

Lockbox and Cash Management. Upon the occurrence of a Cash Sweep Period (as defined below) the Club Royale Apartments Borrower is required to open a lockbox account from which, during the continuance of an a Cash Sweep Period, funds are required to be transferred to a lender-controlled cash management account to be applied as provided in the Club Royale Apartments Mortgage Loan documents. Also during the continuance of a Cash Sweep Period, the Club Royale Apartments Mortgage Loan documents require all excess cash to be deposited with the lender to be held as additional security for the Club Royale Apartments Mortgage Loan.

A “Cash Sweep Period” will occur during either of (i) the continuance of a monetary or material non-monetary event of default or (ii) beginning when the debt service coverage ratio falls below 1.10x for any two consecutive calendar quarters until the debt service coverage ratio is at least 1.10x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Club Royale Apartments Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	American Greetings HQ

Mortgage Loan No. 11 – American Greetings HQ

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$27,000,000			Location:	Westlake, OH 44145
Cut-off Date Balance(1):	$26,952,706			General Property Type:	Office
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	H L & L Property Company			Year Built/Renovated:	2016/N/A
Mortgage Rate:	4.7160%			Size:	655,969 SF
Note Date:	10/5/2016			Cut-off Date Balance per SF(1):	$140
First Payment Date:	12/1/2016			Maturity Date Balance per SF(1):	$104
Maturity Date:	11/1/2026			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$9,868,986
Seasoning:	1 month			UW NOI Debt Yield(1):	10.7%
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	14.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.45x
Additional Debt Type(3):	Pari Passu/State of Ohio Loan			Most Recent NOI:	N/A
Additional Debt Balance(3):	$64,886,144/$15,000,000			2nd Most Recent NOI:	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	N/A
Reserves				Most Recent Occupancy:	100.0% (12/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(5):	$148,790,000 (8/30/2016)
TI/LC:	$0	$54,664	N/A	Cut-off Date LTV Ratio(1):	61.7%
Ground Rent:	$50,675	Springing	N/A	Maturity Date LTV Ratio(1):	45.9%
Other(4):	$15,653,716	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$92,000,000	96.5%	Loan Payoff(6):	$80,300,000	84.2%
Borrower Equity:	$3,368,520	3.5%	Reserves:	$13,092,391	13.7%
			Closing Costs:	$1,976,129	2.1%
Total Sources:	$95,368,520	100.0%	Total Uses:	$95,368,520	100.0%

(1)	The American Greetings HQ Mortgage Loan is a part of the American Greetings HQ Whole Loan, which is comprised of three pari passu notes with an aggregate original principal balance of $92,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the American Greetings HQ Whole Loan. The American Greetings HQ Property also secures a ten year fully amortizing subordinate mortgage loan in the amount of $15,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers including the subordinate mortgage are $163, $105, 1.11x, 9.2%, 14.4%, 71.8% and 46.1%, respectively.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last American Greetings HQ promissory note to be securitized and (b) October 5, 2019.

(3)	See “—The Mortgage Loan” below for further discussion of additional debt.

(4)	Other reserves include a $13,041,716 cash reserve and a $2,612,000 letter of credit for all outstanding costs incurred for the completion of the American Greetings HQ Property that have not yet been disbursed.

(5)	The American Greetings HQ Property was given a “Dark” Value of $92,590,000 by the appraiser.

(6)	The American Greetings HQ borrower used the proceeds of the American Greetings HQ Whole Loan to repay a previous construction loan of approximately $86,300,000, of which an estimated $80,300,000 was allocated to the office portion currently encumbered by the American Greetings HQ Whole Loan. The remaining estimated $6,000,000 of the previous construction loan was allocated to the retail portion of the building which is not part of the collateral for the American Greetings HQ Whole Loan.

The Mortgage Loan. The eleventh largest mortgage loan (the “American Greetings HQ Mortgage Loan”) is part of a whole loan (the “American Greetings HQ Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $92,000,000. The American Greetings HQ Whole Loan is secured by a leasehold mortgage encumbering the air rights leasehold interests and sub-leasehold interests in the office portion of two buildings located in Westlake, Ohio (the “American Greetings HQ Property”), which are known as the American Greetings headquarters and are solely occupied by American Greetings Corporation (“American Greetings”) . Promissory Note A-2 in the original principal amount of $27,000,000 represents the American Greetings HQ Mortgage Loan. Promissory Note A-1-1 in the original principal amount of $38,000,000 and promissory Note A-1-2 in the original principal amount of $27,000,000 represent the companion loans (the “American Greetings HQ Pari Passu Companion Loans”). The American Greetings HQ Pari Passu Companion Loan represented by Promissory Note A-1-2 in the original principal amount of $27,000,000 was contributed to the MSC 2016-BNK2 securitization trust. The American Greetings HQ Pari Passu Companion Loan represented by Promissory Note A-1-1 in the original principal amount of $38,000,000 is currently held by Bank of America, National Association or an affiliate thereof and is expected to be contributed to one or more future securitization trusts or may be otherwise transferred at any time. The American Greetings HQ Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSC 2016-BNK2 transaction, and from and after the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	American Greetings HQ

securitization of the American Greetings HQ Pari Passu Companion Loan represented by Note A-1-1, will be serviced pursuant to the pooling and servicing agreement for the securitization transaction to which such American Greetings HQ Note A-1-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The American Greetings HQ Property also secures a subordinate loan with a Cut-off Date principal balance of $15,000,000 payable to the Director of the Ohio Development Services Agency (the “State of Ohio Loan”). The State of Ohio Loan carries an interest rate of 5.0% (plus a 0.25% annual service fee on the outstanding principal balance), fully amortizes over ten years, matures on January 1, 2027, and is guaranteed by three affiliates of American Greetings. The State of Ohio Loan is subordinate to the American Greetings HQ Whole Loan pursuant to a subordination and intercreditor agreement. The loan-to-value ratio as of the Cut-off Date and underwritten net cash flow debt service coverage ratio calculated including the related American Greetings HQ State of Ohio Loan are 71.8% and 1.11x, respectively.

Proceeds from the American Greetings HQ Whole Loan, together with an equity contribution of over $3.3 million from the American Greetings HQ Mortgage Loan sponsor were used to refinance the American Greetings HQ Property, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is AG HQ Creative Studios, LLC (the “American Greetings HQ Borrower”), a newly formed single-purpose Delaware limited liability company with two independent directors. Equity ownership in the American Greetings HQ Borrower is held by H L & L Property Company (the “American Greetings HQ Sponsor”), which is owned by Century Holding Company. Century Holding Company is wholly owned by Elie Weiss and members of the Weiss family. The Weiss family is also the owner of American Greetings, which is both the ground lessor to the American Greetings HQ Borrower and the sole tenant at the American Greetings HQ Property.

Elie Weiss is the non-recourse carveout guarantor for the American Greetings HQ Whole Loan. Elie Weiss is President of Real Estate for American Greetings managing the development of the American Greetings HQ Property and additional investments in office, multifamily, residential and retail income producing properties throughout the United States, England, Australia and Israel. Prior to his position with American Greetings, Elie Weiss was the Executive Vice President of Development at Stark Enterprises, the co-developer (with American Greetings) of Crocker Park in Westlake, Ohio.

The Property. The American Greetings HQ Property is comprised of the air rights leasehold interest in the office portion of two buildings (the American Greetings building (596,673 SF) and the Tech West Building (59,296 SF) containing a combined 655,969 SF) located in Westlake, Ohio, which interest is owned pursuant to leases and subleases with the Cleveland-Cuyahoga County Port Authority, which were executed in order to accommodate the tax abatements related to the American Greetings HQ Property. The American Greetings Building has five floors with an outdoor courtyard atrium beginning on the third floor featuring heated sidewalks, landscaped seating areas, a barbecue grill, fire pit and giant versions of corn hole, Jenga and Connect Four. The Tech West Building has three floors. The American Greetings HQ Property interiors feature open floor plans, artwork almost exclusively from American Greetings artists, a full-service Starbuck’s coffee shop, ATM, post office, dry-cleaning drop-off, private company store, full-service cafeteria and various casual meeting spaces, including coffee lounges on each floor. Additionally, the buildings include photo and audio studios, artist workshop spaces and a 10,000-volume reference library. The American Greetings Building and Tech West Building each have ground floor retail space totaling 92,000 SF, which is not included as collateral for the American Greetings HQ Mortgage Loan. The American Greetings Building is attached via skyway to a public multi-level garage, which is connected to the Tech West building. The common areas surrounding the buildings are owned by American Greetings and are not included as collateral for the American Greetings HQ Whole Loan. American Greetings has entered in a reciprocal easement agreement governing ingress, egress and maintenance of the common areas, the common facilities servicing the buildings and the portions of the buildings owned by the American Greetings HQ Borrower and the ground floor retail parcel owner. Neither the retail space nor the public multi-level garage is collateral for the American Greetings HQ Mortgage Loan. The public garage contains 1,253 spaces available for use for American Greetings during daytime hours. Additionally, there are 170 private spaces that are owned by American Greetings and included as collateral for the American Greetings HQ Whole Loan.

The American Greetings HQ Property is the southern anchor of Crocker Park, a mixed use development encompassing twelve city blocks that includes the American Greetings HQ Property, residential, retail and dining properties, a 120-room Hyatt Place hotel, a 24,000 SF civic center and performance space, two grocers, a fitness center and 16-theater movie theater and IMAX theater. The American Greetings HQ Property officially opened in September 2016 as a built-to-suit Class A world headquarters for American Greetings. American Greetings employs approximately 1,600 employees at the property and occupies 100% of the NRA on a 15-year triple-net lease, beginning September 1, 2016 and expiring September 30, 2031 (with no renewal or termination options), at a fixed annual base rent of $16.19 PSF during the term of the lease.

American Greetings acquired the fee interest in a 14.5-acre site within Crocker Park in March, 2014 and has developed the site with a parking garage, parking lot, and retail space. American Greetings has ground leased the retail portion of the American Greetings HQ building to an affiliate and has ground leased the office portion, the American Greetings HQ Property, to the American Greetings HQ Borrower. The ground lease between American Greetings and the American Greetings HQ Borrower has a flat lease rate of $202,701 per year with no rental increases during the term of the American Greetings HQ Whole Loan, and expires in June 2089.

The American Greetings HQ Borrower spent approximately $137.1 million on the development of the office improvements and American Greetings spent approximately $51.5 million on additional tenant improvements. To accommodate a sales tax exemption on the hard costs of construction, the predecessor to the American Greetings HQ Borrower entered into a “lease-leaseback” transaction with Cleveland-Cuyahoga County Port Authority which will expire in September 2020. In addition, the American Greetings HQ Property, together with the adjacent public parking garage and other internal roadways and public infrastructure benefitting the American Greetings HQ Property, was financed with the proceeds of a tax incremental financing issued by the City of Westlake, Ohio (“TIF”). In connection with the TIF, the American Greetings HQ Property, along with other properties within the TIF district, received a 30-year exemption from any real estate tax increases related to the improvement of the TIF district parcels, which expires in December 2043.

Founded in 1906, American Greetings is a privately-held company managed by members of its founding family. American Greetings creates and manufactures paper greeting cards, gift packaging, party goods, stationary and giftware sold in retail outlets worldwide, distributes electronic greeting cards and digital content, and also designs and licenses characters such as “Care Bears”. American Greetings’ greeting card brands include American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings, and Papyrus, and other paper product brands include DesignWare party goods, Plus Mark gift-wrap and boxed-cards and Date Works calendars. American Greetings’ internet brands include AmericanGreetings.com, BlueMountain.com, justwink.com and Cardstore.com.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	American Greetings HQ

As of their 2016 fiscal year-end, American Greetings had approximately 7,000 full-time employees and 20,500 part-time employees and generated annual revenues estimated at approximately $2 billion. The annual United States retail sales of greeting cards is estimated over $7 billion dollars. American Greetings estimates that its market share, as a percentage of total sales of greetings cards in North America, has increased from approximately 35% in 2007 to approximately 45% in 2016.

The following table presents certain information relating to the leases at the American Greetings HQ Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Major Tenant
American Greetings	NR/B2/BB-	655,969	100.0%	$10,618,134	100.0%	$16.19	9/30/2031
Subtotal/Wtd. Avg.		655,969	100.0%	$10,618,134	100.0%	$16.19

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		655,969	100.0%	$10,618,134	100.0%	$16.19

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the American Greetings HQ Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027 & Beyond	1	655,969	$16.19	100.0%	100.0%	$10,618,134	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	655,969	$16.19	100.0%		$10,618,134	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The American Greetings HQ Property is located in Westlake, Ohio, approximately fifteen miles west of the Cleveland central business district and twelve miles from the Cleveland-Hopkins International Airport. Access to the American Greetings HQ Property is provided by Interstate 90, with an interchange within one mile, and Interstate 480 with an interchange within five miles of the American Greetings HQ Property.

The Cleveland metropolitan area is the largest metropolitan area in Ohio. There are 27 accredited colleges and universities in the area, including Kent State, the University of Akron, Cleveland State University, Case Western Reserve and John Carroll University. The top three employers in the area are Cleveland Clinic (35,141 employees), University Hospitals (21,035 employees) and the U.S. Office of Personnel Management (11,254 employees). The City of Westlake is approximately 16 square miles, and is home to major employers including American Greetings, Energizer, Hyland Software, St. John Medical Center, United Consumer Financial Services and University Hospitals.

According to the appraisal, the Cleveland office market contained approximately 152.7 million SF as of 2015 and has maintained a vacancy rate ranging from 11.4%-12.9%, with an average vacancy rate of 12.2%, and average asking rents ranging from $16.50-$16.88 PSF for the period from 2006-2015, while accommodating a 5.5% increase in market inventory.

According to the appraisal, the 2015 estimated population within a three- and five-mile radius of the American Greetings HQ Property was 56,183, and 146,727, respectively, with an estimated 2015 average household income of $101,686 and $92,373, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	American Greetings HQ

The following table presents comparable office rental properties to the American Greetings HQ Property:

Comparable Office Lease Summary

Property Name/Location	Year Built	Occ.	Building Class	Total GLA (SF)	Tenant Name	Lease Date/ Term	Leased SF	Base Rent PSF	Lease Type
American Greetings HQ Property (subject) Westlake, OH	2016	100%	A	655,969	American Greetings	Sept - 16/ 15 yrs	655,969	$16.19	NNN
Single-Tenant Properties
Express Scripts Call Center North Huntingdon, PA	2015	100%	A	70,529	Express Scripts	Nov -15 / 10 yrs	70,529	$18.05	Absolute Net
Central Park IV Norwood, OH	2003	100%	B	95,000	Encore Technologies	Jan -16 / 7 yrs	95,000	$11.00	Net
Healthplex Indianapolis, IN	2015	100%	A	149,250	University of Indianapolis	Aug -15 / 11 yrs	149,250	$15.93	NNN
Xerox Lexington Lexington, KY	1978	100%	B	165,759	Xerox	Jul -15 / 10 yrs	165,759	$12.27	Absolute Net
Synchrony Financial Call Center Canton, OH	2000	100%	B	150,000	Synchrony Financial Call Center	Jan -16 / 10 yrs	150,000	$10.73	Absolute Net
Harman Becker HQ Novi, MI	2015	100%	A	188,042	Harman Becker	Dec -15 / 15 yrs	188,042	$15.51	NNN
Sub Total/Wtd. Average		100%		818,580				$13.75
Westlake, OH Office Properties
Avon Point Professional Campus Avon, OH	2006	100%	B	21,621	University Hospitals	Jan -16 / 10 yrs	7,000	$21.00	NNN
Crocker Corporate Center Westlake, OH	2007	100%	A	63,251	Confidential	Dec -14 / 10 yrs	5,024	$22.75	MG
Gemini II Westlake, OH	1985	100%	B	72,000	Emerald Hospitality	Aug -15 / 5 yrs	3,000	$21.50	NNN
Carnegie Center Westlake, OH	1997	82%	B	16,200	Cook Villari & Associates	Feb -15 / 3 yrs	3,623	$18.00	MG
Sub Total/Wtd. Average		98%		173,072				$20.97

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the American Greetings HQ Property:

Cash Flow Analysis(1)
	2012	2013	2014	2015	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	$10,618,134	$16.19
Total Recoveries	N/A	N/A	N/A	N/A	$310,807	$0.47
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($546,447)	(5.0%)
Effective Gross Income	N/A	N/A	N/A	N/A	$10,382,494	$15.83
Total Operating Expenses	N/A	N/A	N/A	N/A	$513,508	$0.78
Net Operating Income	N/A	N/A	N/A	N/A	$9,868,986	$15.04
Capital Expenditures	N/A	N/A	N/A	N/A	$98,395	$0.15
TI/LC	N/A	N/A	N/A	N/A	$655,969	$1.00
Net Cash Flow	N/A	N/A	N/A	N/A	$9,114,622	$13.89

Occupancy %	N/A	N/A	N/A	N/A	95.0%
NOI DSCR(2)	N/A	N/A	N/A	N/A	1.57x
NCF DSCR(2)	N/A	N/A	N/A	N/A	1.45x
NOI Debt Yield(2)	N/A	N/A	N/A	N/A	10.7%
NCF Debt Yield(2)	N/A	N/A	N/A	N/A	9.9%

(1)	As construction of the American Greetings HQ Property was completed in September 2016, historical information is not available. UW net cash flow reflects the in-place lease with American Greetings at a fixed annual rent of $16.19 PSF NNN over the term of the American Greetings HQ Whole Loan, with no termination options.

(2)	The debt service coverage ratios and debt yields are based on the American Greetings HQ Whole Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Willco Business Center

Mortgage Loan No. 12 – Willco Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,450,000			Location:	Gaithersburg, MD 20879
Cut-off Date Balance:	$25,450,000			General Property Type:	Industrial
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Warehouse/Flex
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Richard Cohen; Melvin Lenkin; James			Year Built/Renovated:	1986-1990/N/A
	H. Moshovitis			Size:	284,943 SF
Mortgage Rate:	4.7860%			Cut-off Date Balance per SF:	$89
Note Date:	11/10/2016			Maturity Date Balance per SF:	$77
First Payment Date:	1/6/2017			Property Manager:	Willco Construction Co., Inc.
Maturity Date:	12/6/2026				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$2,381,709
Seasoning:	0 months			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	10.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.77x (IO) 1.36x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,254,304 (8/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,148,424 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,849,457 (12/31/2014)
Reserves				Most Recent Occupancy:	81.7% (11/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.1% (12/31/2015)
RE Tax:	$123,948	$30,987	N/A	3rd Most Recent Occupancy:	82.1% (12/31/2014)
Insurance:	$22,524	$3,218	N/A	Appraised Value (as of):	$37,800,000 (10/7/2016)
Recurring Replacements:	$0	$4,749	$171,000	Cut-off Date LTV Ratio:	67.3%
TI/LC:	$0	$11,873	N/A	Maturity Date LTV Ratio:	58.1%
Deferred Maintenance:	$76,733	$0	N/A
Environmental Funds:	$9,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,450,000	100.0%	Loan Payoff:	$24,630,321	96.8%
			Closing Costs:	$499,288	2.0%
			Reserves:	$232,205	0.9%
			Return of Equity:	$88,186	0.3%
Total Sources:	$25,450,000	100.0%	Total Uses:	$25,450,000	100.0%

The Mortgage Loan. The twelfth largest mortgage loan (the “Willco Business Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,450,000 and is secured by a first priority fee mortgage encumbering an industrial property located in Gaithersburg, Maryland (the “Willco Business Center Property”). The proceeds of the Willco Business Center Mortgage Loan were primarily used to refinance existing debt on the Willco Business Center Property, fund reserves, pay closing costs and return equity to the Willco Business Center Borrower.

The Borrower and the Sponsor. The borrower is CLM Airpark Associates LLC (the “Willco Business Center Borrower”), a single-purpose Maryland limited liability company with two independent directors. The loan sponsor and non-recourse carve-out guarantors are Richard Cohen, Melvin Lenkin and James H. Moshovitis. Richard Cohen is the Chairman of Willco Companies (“Willco”) and began his real estate career in 1961 with single-family home construction. Over the next decade, he broadened his scope to encompass the development, management and leasing of commercial real estate. Since 1973, Richard Cohen has led Willco, developing office buildings, shopping centers, warehouses and hotels, including the renovation of the Mayflower Hotel. Willco is a developer, owner, investor and manager of commercial real estate based in Potomac, Maryland. Since the early 1960s, Willco has completed hundreds of projects – office buildings, hotels, shopping centers and mixed-use facilities, totaling more than 20 million SF of development. Melvin Lenkin is the second generation of his family to be active in the Washington, D.C. real estate market. Melvin Lenkin has over 60 years of experience in the development, finance, construction and management of commercial, residential, and mixed-use properties. James H. Moshovitis has been involved in Washington D.C. real estate for over 50 years.

The Property. The Willco Business Center Property, consisting of five industrial buildings and 20 condominium units (within three industrial and retail condominium buildings) totaling 284,943 SF in Gaithersburg, Maryland, is leased to 54 tenants. The Willco Business Center Property was built in between 1986 and 1990. The tenants include a mix of local, regional and national tenants including Cianbro Corporation and the wholesale distributor Ferguson Enterprises, Inc. The Willco Business Center Property is proximate to Montgomery County Airpark, a public airport located approximately three miles northeast of downtown Gaithersburg, Maryland. The airpark opened in 1959 as a relief facility for Reagan National Airport and hosts some 100,000 operations per year. The airpark is considered the closest “jetport” to the nation’s capital. Additionally, the Montgomery County Intercounty Connector (“ICC”), is located approximately three miles south of the Willco Business Center Property. The ICC is a newly completed 17.5 mile freeway

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Willco Business Center

which connects Gaithersburg, Maryland to Laurel, Maryland. The ICC provides enhanced access to major transportation and business centers across the region. Interstate 270 is located approximately five miles west of the Willco Business Center Property and provides north/south access to Washington D.C. (south) and Frederick, Maryland (north). Interstate 270 also provides linkages to Interstate 495, Interstate 95, and US Route 1. The Willco Business Center Property has 744 parking spaces (which equates to 2.61 parking spaces per 1,000 SF of net rentable area). As of November 1, 2016, the Willco Business Center was 81.7% occupied.

The following table presents a summary regarding major tenants at the Willco Business Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Autobody Dimensions, Inc.(4)	NR/NR/NR	20,000	7.0%	$273,181	9.2%	$13.66	5/31/2019
Ryan Floors, Inc.	NR/NR/NR	12,000	4.2%	$174,667	5.9%	$14.56	5/31/2018
The Steiding Corporation	NR/NR/NR	10,000	3.5%	$140,000	4.7%	$14.00	4/30/2022
Eurowerks Autos, LLC	NR/NR/NR	10,000	3.5%	$124,243	4.2%	$12.42	10/31/2019
Cianbro Corporation(5)	NR/NR/NR	8,960	3.1%	$97,933	3.3%	$10.93	6/30/2017
Subtotal/Wtd. Avg.		60,960	21.4%	810,024	27.3%	$13.29

Other Tenants		171,908	60.3%	$2,157,104	72.7%	$12.55
Vacant Space		52,075	18.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		284,943	100.0%	$2,967,128	100.0%	$12.74

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF figures exclude vacant space.

(4)	Autobody Dimensions, Inc. has an ongoing option to terminate 4,000 SF of its leased space with 120 days’ notice.

(5)	Cianbro Corporation has an ongoing option to terminate its lease with nine months’ notice and payment of a termination fee equal to five months of rent.

The following table presents certain information relating to the lease rollover at the Willco Business Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	8,960	$12.01	3.1%	3.1%	$107,653	3.6%	3.6%
2016	0	0	$0.00	0.0%	3.1%	$0	0.0%	3.6%
2017	12	40,201	$12.52	14.1%	17.3%	$503,274	17.0%	20.6%
2018	11	44,620	$13.17	15.7%	32.9%	$587,450	19.8%	40.4%
2019	9	52,184	$13.27	18.3%	51.2%	$692,308	23.3%	63.7%
2020	5	14,864	$13.84	5.2%	56.4%	$205,689	6.9%	70.7%
2021	5	23,424	$12.52	8.2%	64.7%	$293,267	9.9%	80.5%
2022	2	16,720	$12.51	5.9%	70.5%	$209,216	7.1%	87.6%
2023	1	1,934	$15.45	0.7%	71.2%	$29,880	1.0%	88.6%
2024	1	8,000	$9.50	2.8%	74.0%	$76,000	2.6%	91.2%
2025	1	6,720	$7.63	2.4%	76.4%	$51,259	1.7%	92.9%
2026	3	15,241	$13.85	5.3%	81.7%	$211,130	7.1%	100.0%
2027	0	0	$0.00	0.0%	81.7%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	81.7%	$0	0.0%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	81.7%	$0	0.0%	100.0%
Vacant	0	52,075	$0.00	18.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	52	284,943	$12.74	100.0%		$2,967,128	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	UW Rent PSF Rolling figures exclude vacant space.

The Market. The Willco Business Center Property is located in Gaithersburg, Montgomery County, Maryland. The Willco Business Center Property is situated in the Washington, D.C. Metro Class B & C Warehouse/Industrial market. According to the appraisal, the market’s third quarter 2016 vacancy rate was 6.6%, while average asking rent was $7.61 per SF. The Willco Business Center Property is located within the Montgomery County Class B & C Warehouse/Industrial submarket, which features approximately 11.2 million SF of industrial space with a vacancy rate of 6.5% as of the third quarter of 2016 and asking rent of $11.41 per SF. The Willco Business Center appraisal determined market rent for building 1, buildings 2, 3 and 5, building 4 and the condominium buildings to be $12.00 to $14.00 per SF, $12.00 per SF, $10.00 per SF and $10.00 per SF for industrial space and $20.00 per SF for

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Willco Business Center

retail space, respectively. The 2015 population within a one-, three- and five-mile radius of the Willco Business Center Property was 7,186, 92,158 and 199,347, respectively. The 2015 average household income within a one-, three- and five-mile radius of the Willco Business Center Property was $142,819, $118,531 and $120,694, respectively.

The following table reflects competitive retail properties with respect to the Willco Business Center Property:

Competitive Property Summary

Property Name/Location	Distance (Miles)	Year Built	Number of Stories	Class	Size (SF)	Occupancy	Asking Rent	Lease Type
9121-9125 Gaither Road 9121-9125 Gaither Road Gaithersburg, MD	4.0	1965	1	C	57,219	91.3%	$8.00-$13.50	Triple Net
Stanley Steamer Building 8176-8202 Beechcraft Avenue Gaithersburg, MD	0.6	1979	1	C	25,000	100.0%	$9.50-$11.00	Triple Net
Print Park Phase 3 8345 Beechcraft Avenue Gaithersburg, MD	0.8	2004	1	B	49,000	100.0%	$10.28-$11.00	Triple Net
Shady Grove Development Park 1 9100-9172 Gaither Road Gaithersburg, MD	4.1	1974	2	C	142,426	94.0%	$12.00-$15.00	Triple Net
Bedrock Building 16021 Industrial Drive, Suite Bay 4 Gaithersburg, MD	3.9	1967	1	C	49,000	93.0%	$9.00-$11.00	Triple Net
East Gude Center 425 East Gude Drive Rockville, MD	4.6	1989	1	C	15,357	100.0%	$12.00-$13.00	Triple Net

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Willco Business Center Property:

Cash Flow Analysis

	2013	2014	2015	8/31/2016 TTM	UW	UW Per SF
Base Rent	$2,632,315	$2,645,203	$2,691,087	$2,789,669	$3,541,588	$12.43
Total Recoveries	$375,311	$451,751	$620,943	$644,310	$617,327	$2.17
Other Income	$36,881	($502)	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($574,460)	($2.02)
Effective Gross Income	$3,044,507	$3,096,451	$3,312,030	$3,433,979	$3,584,455	$12.58
Total Operating Expenses	$1,150,437	$1,246,994	$1,163,606	$1,179,675	$1,202,746	$4.22
Net Operating Income	$1,894,070	$1,849,457	$2,148,424	$2,254,304	$2,381,709	$8.36
Capital Expenditures	$0	$0	$0	$0	$56,989	$0.20
TI/LC	$0	$0	$0	$0	$142,472	$0.50
Net Cash Flow	$1,894,070	$1,849,457	$2,148,424	$2,254,304	$2,182,249	$7.66

Occupancy %(1)	83.2%	82.1%	79.1%	81.7%	86.2%
NOI DSCR	1.18x	1.16x	1.34x	1.41x	1.49x
NOI DSCR (IO)	1.53x	1.50x	1.74x	1.83x	1.93x
NCF DSCR	1.18x	1.16x	1.34x	1.41x	1.36x
NCF DSCR (IO)	1.53x	1.50x	1.74x	1.83x	1.77x
NOI Debt Yield	7.4%	7.3%	8.4%	8.9%	9.4%
NCF Debt Yield	7.4%	7.3%	8.4%	8.9%	8.6%

(1)	Occupancy % for 2013, 2014 and 2015 represents physical occupancy as of December 31 of each respective year. TTM Occupancy % equates to physical occupancy as of November 1, 2016. UW Occupancy % is based on economic occupancy.

Condominium. A portion of the Willco Business Center Property is subject to a condominium regime. The condominium units occupy portions of three condominium buildings, ranging in size from 1,440 SF to 6,954 SF and include industrial and retail units. The condominium units contain a total of 62,603 SF. 7601 Airpark Road features retail condominium units along the south and east sides, at the intersection of Woodfield Road and Airpark Road. The north and west sides of 7601 Airpark Road feature industrial units. 7605 Airpark Road and 7609 Airpark Road contain only industrial units. The Willco Business Center Borrower controls the condominium board owning 69.0% of the units.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Enterprise Plaza

Mortgage Loan No. 13 – Enterprise Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$24,500,000			Location:	Lanham, MD 20706
Cut-off Date Balance:	$24,500,000			General Property Type:	Retail
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting(2):	Fee
Sponsor:	Combined Holding Company LLC			Year Built/Renovated:	1974/1992
Mortgage Rate:	4.6800%			Size:	190,211 SF
Note Date:	11/18/2016			Cut-off Date Balance per SF:	$129
First Payment Date:	1/1/2017			Maturity Date Balance per SF:	$113
Maturity Date:	12/1/2026			Property Manager:	Combined Properties, Incorporated (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI(3):	$2,167,636
Seasoning:	0 months			UW NOI Debt Yield:	8.8%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity:	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.69x (IO) 1.29x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,050,897 (8/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,314,098 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,311,269 (12/31/2014)
Reserves				Most Recent Occupancy(3):	86.1% (9/30/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	83.3% (12/31/2015)
RE Tax:	$109,368	$36,456	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$37,800,000 (10/12/2016)
Recurring Replacements:	$0	$3,170	$114,120	Cut-off Date LTV Ratio:	64.8%
TILC:	$0	$15,851	$570,636	Maturity Date LTV Ratio:	57.1%
Other(1):	$1,416,535	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,500,000	100.0%	Loan Payoff:	$20,700,610	84.5%
			Reserves:	$1,525,903	6.2%
			Return of Equity:	$1,499,320	6.1%
			Closing Costs:	$774,167	3.2%
Total Sources:	$24,500,000	100.0%	Total Uses:	$24,500,000	100.0%

(1)	At closing, the Enterprise Plaza Borrower deposited $1,416,535 into the other reserve which includes the Aaron’s reserve funds ($1,010,000), an outstanding TI/LC reserve ($322,272) and an occupancy reserve ($84,262.50) for Salon Plaza. The Aaron’s reserve funds are required to be released to the Enterprise Plaza Borrower at such time, if any, that the space leased to Aaron’s, Inc. is renewed at the current rental rate such that the expiration date is on or after February 28, 2018 or is relet under a lease with a term of at least three years and a minimum rental rate of $9.50 PSF; provided, that the lender has the right to retain an amount equal to any tenant allowances and leasing commissions for a replacement tenant until it receives evidence such amounts have been paid and an amount equal to any free rent until it receives evidence that the replacement tenant is in occupancy and paying full rent.

(2)	The Enterprise Plaza Borrower owns a leasehold interest in the Enterprise Plaza Property and Combined Properties Limited Partnership, the indirect owner of the Enterprise Plaza Borrower, owns a fee interest in the Enterprise Plaza Property, each of which is subject to the mortgage securing the Enterprise Plaza Mortgage Loan. Accordingly, the Enterprise Plaza Property (as defined below) is being treated as a fee interest.

(3)	Most recent occupancy and Underwritten NOI include Salon Plaza (2.8% of NRA; 4.7% of underwritten rent), which has not yet taken occupancy and is in a free rent period. The tenant is currently in build out and is expected to commence paying rent on or around May 2017.

(4)	Occupancy decreased in 2015 following the bankruptcy of the anchor tenant in August 2015 and its consequent departure.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Enterprise Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,500,000 and secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in Lanham, Maryland (the “Enterprise Plaza Property”). Proceeds of the Enterprise Plaza Mortgage Loan were primarily used to refinance a previous loan of approximately $20,700,610 secured by the Enterprise Plaza Property, return equity of approximately $1,499,320 to the Enterprise Plaza Borrower, pay closing costs and fund upfront reserves.

The Borrower and the Sponsor. The borrower is Enterprise Shopping Center LLC (the “Enterprise Plaza Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Enterprise Plaza Borrower is 100% indirectly owned by Combined Properties Limited Partnership which in turn is ultimately owned and controlled by Ronald Haft. Ronald Haft is the founder and chairman of Combined Properties, Incorporated (“CPI”) and the sole member of Combined Holding Company LLC, the non-recourse carveout guarantor and sponsor. Founded in 1984, CPI is a private asset manager of retail strip shopping centers in the Washington, D.C. metropolitan area and has recently expanded its portfolio in Los Angeles, California. CPI currently manages a portfolio of 44 properties totaling approximately 5.0 million SF.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Enterprise Plaza

The Property. The Enterprise Plaza Property is a 190,211 SF anchored retail shopping center located in Lanham, Maryland, approximately 10 miles northeast of downtown Washington, D.C., on Annapolis Road (MD Route 450) at the intersection of Carter Avenue. The Enterprise Plaza Property was built in 1974 and renovated in 1992, had various building additions over the years and is currently comprised of two, one-story, retail buildings and four pad buildings. The two anchors at the Enterprise Plaza Property are T.J. Maxx and Aldi. The pads situated along Annapolis Road include a Taco Bell restaurant, a Wendy’s restaurant and a SunTrust Bank. The Enterprise Plaza Property also includes a parcel ground leased to a Shell gas station. As of September 30, 2016, the Enterprise Plaza Property was 86.1% occupied by 26 tenants, including one tenant, Salon Plaza, that is in build-out. Parking is provided for 799 vehicles, reflecting a parking ratio of 4.20 spaces for 1,000 SF.

The Enterprise Plaza Property is located on the south side of Annapolis Road at the intersection of Carter Avenue. Annual average traffic count is over 22,000 vehicles per day on Annapolis Road. The immediate neighborhood consists of a mixture of commercial and residential developments including shopping centers, office buildings, single-family detached, attached and multi-family dwellings, and a wide variety of commercial uses along the major roadways. Commercial development is concentrated along Annapolis Road and includes neighborhood shopping centers, low and mid-rise office buildings, fast food and sit-down restaurants, gasoline service stations, bank branches and other free-standing retailers.

The New Carrolton Metrorail Station is located approximately 1.75 miles southwest of the Enterprise Plaza Property adjacent to Interstate 95, serving commuters between Prince George’s County, the District of Columbia and Arlington, Virginia. In addition, bus service is available throughout the area, with links to District of Columbia and Metrorail.

Major Tenants.

T.J. Maxx (25,000 SF, 13.1% of NRA, 9.8% of underwritten rent). T.J. Maxx leases 25,000 SF at the Enterprise Plaza Property. The lease began March 23, 2006, expires March 31, 2021 and has two five-year extension options. T.J. Maxx is owned by TJX Companies, Inc. (NYSE: TJX) (rated A2/A+/NR by Moody’s/S&P/Fitch), an international retailer that offers designer clothing and accessories at discounted prices as well as home fashions. As of year-end 2015, TJX Companies, Inc. operated 3,614 stores and employed approximately 216,000 associates worldwide.

Aldi (20,040 SF, 10.5% of NRA, 7.0% of underwritten rent). Aldi leases 20,040 SF at the Enterprise Plaza Property. The lease began January 24, 2008, expires January 31, 2018 and has three five-year extension options. ALDI Group is an international grocery chain founded in Germany in 1961. Aldi is now headquartered in Batavia, Illinois and in the United States has nearly 1,600 stores across 35 states and employs over 24,000 people.

Dollar Tree (15,235 SF, 8.0% of NRA, 5.0% of underwritten rent). Dollar Tree leases 15,235 SF at the Enterprise Plaza Property. The lease began February 1, 2001, expires June 30, 2021 and has no extension options. Dollar Tree, Inc. (NASDAQ: DLTR) (rated NR/Ba2/BB+ by Fitch/Moody’s/S&P), is an operator of discount variety stores. Dollar Tree is headquartered in Chesapeake, Virginia, and operates thousands of stores across 48 states in the United States and five Canadian provinces.

Teppanyaki Grill (15,174 SF, 8.0% of NRA, 6.9% of underwritten rent). Teppanyaki Grill leases 15,174 SF at the Enterprise Plaza Property. The lease began September 30, 2010, expires September 30, 2020 and has one five-year extension option. Teppanyaki Grill is a Japanese grill restaurant.

Verizon Wireless (10,921 SF, 5.7% of NRA, 5.2% of underwritten rent). Verizon Wireless leases 10,921 SF at the Enterprise Plaza Property. The lease began February 12, 1998, expires February 29, 2020 and has no extension options. Verizon Wireless is a wholly owned subsidiary of Verizon Communications (NYSE: VZ) (rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P) and is a broadband telecommunications company and a U.S. wireless communications service provider.

The following table presents a summary regarding the largest tenants at the Enterprise Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx % of SF	Annual UW Rent	Annual UW Rent PSF(3)		Sales (12/31/2015)(4)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(5)	Lease Expiration
T.J. Maxx	NR/A2/A+	25,000	13.1%	$225,000	$9.00	9.8%	$5,901,000	$236	3.8%	3/31/2021
Aldi	NR/NR/NR	20,040	10.5%	$161,920	$8.08	7.0%	NAV	NAV	NAV	1/31/2018
Dollar Tree	NR/Ba2/BB+	15,235	8.0%	$114,262	$7.50	5.0%	$3,079,000	$202	3.7%	6/30/2021
Teppanyaki Grill	NR/NR/NR	15,174	8.0%	$157,825	$10.40	6.9%	$2,783,891	$183	5.7%	9/30/2020
Verizon Wireless	A-/Baa1/BBB+	10,921	5.7%	$120,131	$11.00	5.2%	NAV	NAV	NAV	2/29/2020
Subtotal/Wtd. Avg.		86,370	45.4%	$779,138	$9.02	33.9%	$11,763,891	$212	4.2%

Other Tenants(6)		77,413	40.7%	$1,521,260	$19.65	66.1%	$10,563,000
Vacant Space		26,428	13.9%	$0	$0.00	0.0%	$0
Total/Wtd. Avg.		190,211	100.0%	$2,300,398	$14.05	100.0%	$22,326,891

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF only include tenants reporting sales.

(5)	Occ. Cost % is based on Annual UW Rent. Subtotal is based on tenants reporting sales and includes top five tenants only.

(6)	Other Tenants include Salon Plaza (2.8% of NRA; 4.7% of underwritten rent) that has a signed lease but is not yet in occupancy.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Enterprise Plaza

The following table presents historical sales information for the top 10 tenants that report sales at the Enterprise Plaza Property:

Historical Sales Summary(1)
	2013			2014			2015
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)
T.J. Maxx	$5,587,000	$223	4.0%	$5,407,000	$216	4.2%	$5,901,000	$236	3.8%
Dollar Tree	$3,124,000	$205	3.7%	$2,967,000	$195	3.9%	$3,079,000	$202	3.7%
Teppanyaki Grill(3)	$2,884,000	$190	5.5%	$1,789,000	$118	8.8%	$2,783,891	$183	5.7%
Advance Auto	$1,418,000	$182	6.5%	$1,519,000	$195	6.1%	$1,483,000	$191	6.2%
Beauty Zone	NAV	NAV	NAV	$707,000	$107	11.9%	$759,000	$115	11.1%
Payless Shoesource	$491,000	$110	9.1%	$517,000	$116	8.6%	$540,000	$121	8.2%
Gem Liquors	$667,000	$166	10.1%	$786,000	$196	8.6%	$886,000	$221	7.6%
Wendy’s	$1,442,000	$396	11.5%	$1,436,000	$394	11.5%	$1,508,000	$414	11.0%
Rainbow	$555,000	$154	11.0%	$494,000	$137	12.4%	$542,000	$151	11.3%
Northbrook Medical Equipment	$235,000	$74	36.9%	$244,000	$77	35.5%	$339,000	$107	25.6%
Total/Wtd. Avg.	$16,403,000	$200		$15,866,000	$179		$17,820,891	$201

(1)	Historical sales information is based on tenants that report sales.

(2)	Occupancy Cost % calculations are based on UW Annual Rent divided by sales from the respective year.

(3)	2014 sales information for Teppanyaki Grill reflects sales information from January to August 2014.

The following table presents certain information relating to the lease rollover at the Enterprise Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	4	14,251	7.5%	7.5%	$12.45	$177,388	7.7%	7.7%
2018	3	33,906	17.8%	25.3%	$11.28	$382,408	16.6%	24.3%
2019	2	4,381	2.3%	27.6%	$44.25	$193,865	8.4%	32.8%
2020	4	30,559	16.1%	43.7%	$12.60	$384,970	16.7%	49.5%
2021	6	51,956	27.3%	71.0%	$10.56	$548,550	23.8%	73.3%
2022	3	13,175	6.9%	77.9%	$15.35	$202,245	8.8%	82.1%
2023	0	0	0.0%	77.9%	$0.00	$0	0.0%	82.1%
2024	1	2,500	1.3%	79.2%	$27.82	$69,545	3.0%	85.2%
2025	0	0	0.0%	79.2%	$0.00	$0	0.0%	85.2%
2026	1	4,010	2.1%	81.4%	$16.88	$67,689	2.9%	88.1%
2027 & Beyond	2	9,045	4.8%	86.1%	$30.26	$273,738	11.9%	100.0%
Vacant	0	26,428	13.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	190,211	100.0%		$14.05	$2,300,398	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Enterprise Plaza Property is located in the Suburban Maryland retail market. As of the second quarter of 2016, the Suburban Maryland retail market had approximately 33.6 million SF of retail space, a vacancy rate of 8.1% and asking rents of $26.23 per SF. The Enterprise Plaza Property is located in the Northern Prince George’s County submarket, the third largest submarket. As of second quarter of 2016, the Northern Prince George’s County submarket had approximately 8.0 million SF of retail space, a vacancy rate of 6.2% and asking rents of $22.81 per SF.

According to the appraisal, the Enterprise Plaza Property is considered to be a community center. As of the second quarter of 2016, there were approximately 17.6 million SF of community centers in the Suburban Maryland retail market, exhibiting vacancy rate of 9.0% and asking rents of $25.66 per SF. In the same period, there were approximately 4.7 million SF of community centers in the Northern Prince George’s County submarket, exhibiting a vacancy rate of 5.9% and asking rents of $23.34 per SF.

According to the appraisal, there are 783,828 SF of retail space under construction or recently completed across five centers, one of which is located in the Northern Prince George’s County submarket. That center, Bowie Marketplace Shopping Center, is a 109,674 SF neighborhood center which opened in the fall of 2016. In addition, the appraisal identified three proposed retail centers totaling 293,812 SF, though none is located in the Northern Prince George’s County submarket. Scheduled completion dates for these centers range from November 2017 to March 2019.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Enterprise Plaza

The following table presents leasing data at competitive retail properties with respect to the Enterprise Plaza Property:

Competitive Retail Property Summary
Property Name / City. State	Sub-Type	Tenant Name	Lease Date	Lease Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Rent Steps	Work Letter (PSF)
Anchor Leases
Beltway Plaza Greenbelt, MD	Power Center	T.J. Maxx	May 2014	10	24,000	$6.00	$0.50/SF increase in year 6	$0.00
Warrenton Center Warrenton, VA	Community Center	Marshall’s	October 2015	10	21,970	$9.95	N/A	$0.00
Winchester Plaza Winchester, VA	Community Center	Dick’s Sporting Goods	June 2015	10	50,635	$11.50	$0.50/SF increase in year 6	$0.00
Central Park Fredericksburg, VA	Power Center	Skyzone	June 2016	10	20,930	$11.00	10% increase in year 6	$10.00
Central Park Fredericksburg, VA	Power Center	Furniture Gallery	May 2016	10	18,699	$9.00	10% increase in year 6	$0.00
Ritchie Station Marketplace Capitol Heights, MD	Power Center	T.J. Maxx	March 2014	10	25,009	$12.00	$0.50/SF increase in year 6	$0.00
Ritchie Station Marketplace Capitol Heights, MD	Power Center	Big Lots	March 2014	10	30,000	$12.00	$1.00/SF increase in year 6	$0.00
Junior Anchor Leases
Beltway Plaza Greenbelt, MD	Regional Center	Fallas	February 2016	10	16,670	$15.00	$0.50/SF increase in year 6	$0.00
Eastover Shopping Center Oxon Hill, MD	Community Center	Planet Fitness	January 2016	10	18,932	$15.75	10% increase in year 6	$40.00
Penn Station Shopping Center District Heights, MD	Community Center	Super Beauty	August 2014	10	15,000	$13.00	10% increase in year 6	$0.00
Shops at Waldorf Center Waldorf, MD	Power Center	Party City	April 2014	10	12,093	$14.50	10% increase in year 6	$0.00
Ritchie Station Marketplace Capitol Heights, MD	Power Center	Modell’s	February 2014	10	15,000	$13.00	10% increase in year 6	$5.00
Sacramento Center Alexandria, VA	Neighborhood Center	Planet Fitness	March 2016	10	14,400	$9.75	12.5% increase in year 6	$25.00
Inline leases
Addison Plaza Seat Pleasant, MD	Neighborhood Center	WOW Wings & Fish Co	January 2015	10	1,724	$26.00	3.0%	$20.00
Eastgate Shopping Center Lanham, MD	Neighborhood Center	Penny Pincher’s	December 2014	5	3,200	$22.00	3.0%	$0.00
Eastgate Shopping Center Lanham, MD	Neighborhood Center	All State	LOI	5	1,180	$22.00	3.0%	$0.00
Penn Station Shopping Center District Heights, MD	Community Center	Masterpiece Salon & Spa	June 2015	5	1,855	$24.00	3.0%	$0.00
Plaza 30 New Carrollton, MD	Convenience / Strip Center	Metro PCS	January 2015	3	1,600	$18.00	3.0%	$0.00
Cipriano Square Plaza Greenbelt, MD	Neighborhood Center	Lekki Restaurant	January 2016	10	2,484	$22.00	3.0%	$0.00

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Enterprise Plaza

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Enterprise Plaza Property:

Cash Flow Analysis
	2012	2013	2014	2015	8/31/2016 TTM	UW	UW PSF
Base Rent(1)	$2,148,448	$2,232,172	$2,331,921	$2,293,080	$2,176,978	$2,564,678	$13.48
Total Recoveries	$774,727	$832,398	$836,476	$909,685	$811,777	$976,721	$5.13
Other Income(2)	$73,763	$69,034	$83,088	$90,325	$90,325	$90,150	$0.47
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($417,433)	($2.19)
Effective Gross Income	$2,996,938	$3,133,604	$3,251,485	$3,293,090	$3,079,079	$3,214,116	$16.90
Total Expenses	$771,007	$850,740	$940,216	$978,992	$1,028,182	$1,046,480	$5.50
Net Operating Income	$2,225,931	$2,282,864	$2,311,269	$2,314,098	$2,050,897	$2,167,636	$11.40
Capital Expenditures	$0	$0	$0	$0	$0	$38,042	$0.20
TI/LC	$0	$0	$0	$0	$0	$161,679	$0.85
Net Cash Flow	$2,225,931	$2,282,864	$2,311,269	$2,314,098	$2,050,897	$1,967,915	$10.35

Occupancy %	97.2%	100.0%	100.0%	83.3%(3)	86.1%(4)	87.0%
NOI DSCR (P&I)	1.46x	1.50x	1.52x	1.52x	1.35x	1.42x
NOI DSCR (IO)	1.91x	1.96x	1.99x	1.99x	1.76x	1.86x
NCF DSCR (P&I)	1.46x	1.50x	1.52x	1.52x	1.35x	1.29x
NCF DSCR (IO)	1.91x	1.96x	1.99x	1.99x	1.76x	1.69x
NOI Debt Yield	9.1%	9.3%	9.4%	9.4%	8.4%	8.8%
NCF Debt Yield	9.1%	9.3%	9.4%	9.4%	8.4%	8.0%

(1)	Underwritten Base Rent is based on the rent roll dated September 30, 2016 and includes rent steps through November 2017, vacancy gross up of $264,280 and Salon Plaza, which has not yet taken occupancy and is in a free rent period. The tenant is currently in build out and is expected to commence paying rent on or around May 2017. At loan origination, $84,262.50 was reserved for Salon Plaza free rent.

(2)	Other Income includes the Shell ground rent of $90,000 and a minor amount of advertising revenue.

(3)	2015 occupancy decreased due to the August 2015 bankruptcy and consequent departure of the anchor tenant.

(4)	Occupancy is 86.1% as of September 30, 2016. Occupancy includes Salon Plaza (2.8% of NRA), which is building out its space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Walgreens Pool 7

Mortgage Loan No. 14 – Walgreens Pool 7

Mortgage Loan Information				Property Information(3)
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Portfolio
Original Balance:	$24,519,000			Location:	Various
Cut-off Date Balance:	$24,487,754			General Property Type:	Retail
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Free-Standing
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	John E. Gross			Year Built/Renovated:	Various / N/A
Mortgage Rate:	4.680%			Size:	87,136 SF
Note Date:	11/1/2016			Cut-off Date Balance per Unit:	$281
First Payment Date:	12/6/2016			Maturity Date Balance per Unit:	$228
Maturity Date:	1/6/2027			Property Manager:	Tenant-Managed
Original Term to Maturity:	122 months			Underwriting and Financial Information(3)
Original Amortization Term:	360 months			UW NOI:	$1,932,047
IO Period:	0 months			UW NOI Debt Yield:	7.9%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	9.7%
Prepayment Provisions(1):	LO (3); YM1(22); DEF/YM1 (91); O (6)			UW NCF DSCR:	1.27x
Lockbox/Cash Mgmt Status:	Springing / Springing			Most Recent NOI(4):	N/A
Additional Debt Type:	N/A			2nd Most Recent NOI(4):	N/A
Additional Debt Balance:	N/A			3rd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	100.0% (12/6/2016)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2015)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2014)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$37,920,000 (September / October 2016)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	64.6%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio:	52.5%
Other(2):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,519,000	94.7%	Loan Payoff:	$25,640,568	99.1%
Sponsor Equity:	$1,358,972	5.3%	Closing Costs:	$237,404	0.9%

Total Sources:	$25,877,972	100.0%	Total Uses:	$25,877,972	100.0%

(1)	Individual mortgage properties may be released upon prepayment or defeasance as described below under “Release of Property.”

(2)	With respect to each mortgaged property, if the lender fails to receive satisfactory evidence that the related Walgreens has not elected to terminate its lease by January 2026, the lender will begin collecting a monthly reserve equal to $4.06 PSF annually for the related mortgaged property until such time as the borrower has delivered to the lender (i) written notice that the borrower has not received notice that the related Walgreens has exercised its termination option, which notice from the borrower is required to be delivered no earlier than 15 days after the date by which the related Walgreens is required to give notice to the borrower of its election to exercise its termination option under the related lease, and (ii) a tenant estoppel certificate executed by Walgreens.

(3)	Property Information and Underwriting and Financial Information are based on a combination or sum of information relating to all six retail properties that comprise the Walgreens Pool 7 Property.

(4)	Historical financial information is not presented as the leases are triple-net with no annual rent increases.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Walgreens Pool 7 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,519,000 secured by first priority fee mortgages encumbering six retail properties in Arizona, Illinois and Texas (individually and collectively, the “Walgreens Pool 7 Property”). A previous loan secured in part by the Walgreens Pool 7 Property was included in the BACM 2006-5 securitization. The proceeds of the Walgreens Pool 7 Mortgage Loan were primarily used to refinance the Walgreens Pool 7 Property and pay closing costs.

The Borrowers and the Sponsor. The borrower is CS Loan Pool VII LLC (the “Walgreens Pool 7 Borrower”), a Delaware limited liability company with two independent directors. John E. Gross is the loan sponsor and nonrecourse carve-out guarantor. John E. Gross is the CEO of Newcastle Properties, L.L.C., which focuses on retail developments across the country. Since 1980, John E. Gross has acquired, developed, managed and leased a portfolio of commercial real estate assets totaling approximately 6.2 million SF and valued at approximately $1 billion. John E. Gross’ current portfolio includes 87 properties across 22 states, totaling approximately 3.5 million SF.

The Walgreens Pool 7 Mortgage loan sponsor is also a sponsor of the borrower under the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Walgreens Pool 5.

The Property. The Walgreens Pool 7 Property consists of six retail properties totaling 87,136 SF. The individual properties comprising the Walgreens Pool 7 Property were built between 1997 and 2002, and each is 100.0% occupied as of December 6, 2016. The properties comprising the Walgreens Pool 7 Property are located in Scottsdale, Arizona; Oak Brook, Park Ridge and Round Lake Beach, Illinois; and Dallas and Pasadena, Texas.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Walgreens Pool 7

The chart below presents certain information regarding the six properties comprising the Walgreens Pool 7 Property (listed in order of allocated loan amount):

Property Summary
Property	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Location	Area (SF)	Year Built/ Renovated	Occupancy	Appraised Value	UW NCF
Walgreens Oak Brook	$4,755,931	19.4%	Oak Brook, IL	13,855	1999/N/A	100.0%	$7,350,000	$375,212
Walgreens Park Ridge	$4,724,971	19.3%	Park Ridge, IL	14,053	2002/N/A	100.0%	$7,320,000	$372,855
Walgreens Dallas	$4,180,666	17.1%	Dallas, TX	15,120	1998/N/A	100.0%	$6,500,000	$329,810
Walgreens Round Lake Beach	$4,143,713	16.9%	Round Lake Beach, IL	13,905	1998/N/A	100.0%	$6,400,000	$326,900
Walgreens Pasadena	$3,767,193	15.4%	Pasadena, TX	15,120	1999/N/A	100.0%	$5,850,000	$297,217
Walgreens Scottsdale	$2,915,280	11.9%	Scottsdale, AZ	15,083	1997/N/A	100.0%	$4,500,000	$230,053
Total/Wtd. Avg.	$24,487,754	100.0%		87,136		100.0%	$37,920,000	$1,932,047

The following table presents certain information regarding the major tenants at the Walgreens Pool 7 Property (listed in order of SF):

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration(3)	FY 2015 Sales PSF	Occ. Cost %
Major Tenants
Walgreens Dallas	BBB/Baa2/BBB	15,120	17.4%	$339,940	17.1%	$22.48	1/31/2077	$1,120.67	2.0%
Walgreens Pasadena	BBB/Baa2/BBB	15,120	17.4%	$306,346	15.4%	$20.26	1/31/2077	$895.37	2.3%
Walgreens Scottsdale	BBB/Baa2/BBB	15,083	17.3%	$237,119	11.9%	$15.72	1/31/2077	$817.69	1.9%
Walgreens Park Ridge	BBB/Baa2/BBB	14,053	16.1%	$384,307	19.3%	$27.35	1/31/2077	$1,163.20	2.7%
Walgreens Round Lake Beach	BBB/Baa2/BBB	13,905	16.0%	$336,941	16.9%	$24.23	1/31/2077	$1,361.24	2.2%
Walgreens Oak Brook	BBB/Baa2/BBB	13,855	15.9%	$386,737	19.4%	$27.91	1/31/2077	$1,051.01	2.0%
Subtotal/Wtd. Avg.		87,136	100.0%	$1,991,390	100.0%	$22.85		$1,063.30	2.3%

Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		87,136	100.0%	$1,991,390	100.0%	$22.85

(1)	Information is based on the underwritten rent roll.

(2)	Ratings reflect those of the parent company whether or not the parent guarantees the lease.

(3)	The sole tenant at each mortgaged property, Walgreens, has a right to terminate its lease on January 31, 2027, and every five years thereafter for the remainder of the lease term. The tenant must provide notice of its intent to terminate at least six months prior to each respective termination date.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Walgreens Pool 7

The following table presents certain information relating to the lease rollover at the Walgreens Pool 7 Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027(2)	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029 & Beyond	6	87,136	$22.85	100.0%	100.0%	$1,991,390	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	6	87,136	$22.85	100.0%		$1,991,390	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	The sole tenant at each mortgaged property, Walgreens, has a right to terminate its lease on January 31, 2027, and every five years thereafter for the remainder of the lease term. The tenant must provide notice of its intent to terminate at least six months prior to each respective termination date. Such termination options are not considered in the rollover schedule.

The Market. The Walgreens Pool 7 Property consists of three properties in three cities in Illinois, two properties in two cities in Texas and one property in Scottsdale, Arizona. Below is a summary of the related markets:

Market Summary
		2016 Population		2016 Median Household Income
Property	Location	One-Mile Radius	Three-Mile Radius	One-Mile Radius	Three-Mile Radius
Walgreens Oak Brook	Oak Brook, IL	8,084	81,907	$68,190	$77,877
Walgreens Park Ridge	Park Ridge, IL	19,158	157,987	$105,312	$66,994
Walgreens Dallas	Dallas, TX	22,208	157,428	$34,269	$33,690
Walgreens Round Lake Beach	Round Lake Beach, IL	19,833	77,893	$58,046	$70,836
Walgreens Pasadena	Pasadena, TX	11,963	80,913	$88,099	$58,351
Walgreens Scottsdale	Scottsdale, AZ	16,421	75,333	$45,818	$44,725

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Walgreens Pool 7

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Walgreens Pool 7 Property:

Cash Flow Analysis
	2013(1)	2014(1)	2015(1)	UW	UW Per Unit
Base Rent	N/A	N/A	N/A	$1,991,390	$22.85
Total Recoveries	N/A	N/A	N/A	$0	$0.00
Other Income	N/A	N/A	N/A	$0	$0.00
Discounts Concessions	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	($39,828)	($0.46)
Effective Gross Income	N/A	N/A	N/A	$1,951,562	$22.40
Total Operating Expenses	N/A	N/A	N/A	$19,516	$0.22
Net Operating Income	N/A	N/A	N/A	$1,932,047	$22.17
Capital Expenditures	N/A	N/A	N/A	$0	$0.00
TI/LC	N/A	N/A	N/A	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	$1,932,047	$22.17

Occupancy %	N/A	N/A	N/A	98.0%
NOI DSCR	N/A	N/A	N/A	1.27x
NCF DSCR	N/A	N/A	N/A	1.27x
NOI Debt Yield	N/A	N/A	N/A	7.9%
NCF Debt Yield	N/A	N/A	N/A	7.9%

(1)	Historical financial information for 2013, 2014 and 2015 is not presented as the leases are triple-net with no annual rent increases.

Release of Property. The Walgreens Pool 7 Borrower is permitted to obtain the release of an individual mortgaged property after the expiration of the applicable lock out period (depending on whether such release is made in connection with a partial defeasance (no earlier than two years from the securitization closing date) or prepayment with the greater of a yield maintenance and a prepayment premium (no earlier than 60 days from the loan origination date), subject to, among other things, the following conditions: (i) no event of default or loan trigger event has occurred and is continuing, (ii) such release is in connection with a sale to a bona-fide third party in an arms-length transaction, or if a Walgreens Store Trigger Event (as defined below) has occurred and is continuing, in connection with a sale to a bona-fide third party in an arms-length transaction or a sale to an affiliate of the Walgreens Pool 7 Borrower and (iii) the Walgreens Pool 7 Borrower prepays or defeases the Walgreens Pool 7 Mortgage Loan in an amount equal to the greater of (a) 115% of the initial loan amount allocated to the individual mortgaged property being released, and (b) with respect to the remaining individual mortgaged properties, the amount that results in (1) the loan-to-value ratio not exceeding 70.0% and (2) the debt service coverage ratio being greater than or equal to 1.30x.

A “Walgreens Store Trigger Event” means, with respect to each individual mortgaged property, (i) Walgreens being in default under its lease beyond applicable notice and cure periods, (ii) Walgreens failing to be in actual, physical possession of all or any portion of the premises and/or “going dark”, (iii) Walgreens giving notice of its intent to vacate and/or vacating all or any portion of its premises or (iv) Walgreens giving notice of its intent to terminate or cancel the applicable lease and/or any termination or cancellation of the applicable lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the applicable lease failing to otherwise be in full force and effect.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Le Meridien Tampa

Mortgage Loan No. 15 – Le Meridien Tampa

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$24,000,000			Location:	Tampa, FL 33602
Cut-off Date Balance:	$24,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	Development Services Group			Year Built/Renovated:	1905/2014
Mortgage Rate:	6.0100%			Size:	130 Rooms
Note Date:	11/17/2016			Cut-off Date Balance per Room:	$184,615
First Payment Date:	1/1/2017			Maturity Date Balance per Room:	$156,910
Maturity Date:	12/1/2026			Property Manager:	MH Partners, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	0 months			UW NOI:	$2,830,755
Seasoning:	0 months			UW NOI Debt Yield:	11.8%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	13.9%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	1.41x
Additional Debt Type(1):	N/A			Most Recent NOI:	$2,956,252 (10/31/2016 TTM)
Additional Debt Balance(1):	N/A			2nd Most Recent NOI:	$1,928,092 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	$148,995 (12/31/2014)
Reserves				Most Recent Occupancy:	76.7% (10/31/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	76.4% (12/31/2015)
RE Tax:	$12,163	$12,163	N/A	3rd Most Recent Occupancy(4):	48.8% (12/31/2014)
Insurance:	$9,696	$9,696	N/A	Appraised Value (as of):	$38,500,000 (9/1/2016)
Recurring Replacements:	$0	$31,904	N/A	Cut-off Date LTV Ratio:	62.3%
Other(2):	$11,455,908	$9,167	N/A	Maturity Date LTV Ratio:	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,000,000	100.00%	Loan Payoff:	$11,554,370	48.1%
			Reserves(2):	$11,477,767	47.8%
			Closing Costs:	$898,816	3.8%
			Return of Equity:	$69,046	0.3%
Total Sources:	$24,000,000	100.0%	Total Uses:	$24,000,000	100.00%

(1)	See “The Borrower and the Sponsor” below for further discussion on additional debt.

(2)	Other Reserves includes $10,000,000 for the purchase of the interest of AAOF II—Tampa Hotel Partners, LLC in the sole member of the borrower by Memphis Tampa Hotel Investors, LLC, $1,446,741 for repayment of a loan to the sole member by AAOF and $9,167 for ground rent funds.

(3)	The underwriting is based on hotel rents; however, for so long as the Master Sublease is in place, the borrower is only entitled to receive rents under the Master Sublease. See footnote (3) to the “Cash Flow Analysis” table below for debt service coverage ratio and debt yield based on the Master Sublease rent for 2017.

(4)	The Le Meridien Tampa Property underwent renovation into a hotel in the first half of 2014 and opened in June 2014. 2014 figures reflect partial year operations.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Le Meridien Tampa Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,000,000, secured by a ground leasehold interest in a full service hospitality property located in Tampa, Florida (“the Le Meridien Tampa Property”), under the Starwood Hotel flag. The proceeds of the Le Meridien Tampa Mortgage Loan were used to refinance the prior $11,554,370 construction loan, fund reserves, pay closing costs and return equity to the Le Meridien Tampa Borrower.

The Borrower and the Sponsor. The borrower is Tampa Hotel Partners, LLC (the “Le Meridien Tampa Borrower”), a special-purpose Delaware limited liability company with one independent director. The Le Meridien Tampa Borrower is the owner of the ground leasehold interest under a ground lease with the City of Tampa which expires March 31, 2119, with the option for the lessee to terminate the ground leasehold after 60 years on March 31, 2073. The ground leasehold interest is in turn sublet under a master lease (the “Master Sublease”) to Tampa Hotel Partners Master Tenant, LLC (the “Le Meridien Tampa Master Tenant”) that expires on December 31, 2046. The Le Meridien Tampa Borrower is wholly owned by Tampa Hotel Holding, LLC (the “Le Meridien Tampa Sole Member”), which is 50% owned by Memphis Tampa Hotel Investors, LLC (“Investors”) and 50% owned by AAOF II—Tampa Hotel Partners, LLC (“AAOF”). AAOF’s investors include foreign investors seeking United States visas through the EB 5 visa program. Tampa Hotel Partners Master Tenant, LLC is 99.99% owned by US Bancorp Community Development Corporation (“USBCDC”) and 0.01% by Investors, which is the managing member of the Le Meridien Tampa Master Tenant. Investors is 85% owned by Gary Prosterman, CEO and president of Memphis-based Development Services Group (“DSG”), 10% by LKG Trust, and 5% by DSG vice-president Michael Goforth.

The non-recourse carveout guarantor of the Le Meridien Tampa Mortgage Loan is Gary Prosterman, CEO and president of DSG. DSG has developed real estate across multiple asset classes, including more than 20 hotels under the Marriott, Hilton and Starwood franchises.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Le Meridien Tampa

AAOF, the 50% member of the Le Meridien Tampa Sole Member, has made a $5,500,000 loan (the “Member Loan”) to the Le Meridien Sole Member, which is secured by the membership interests of Investors, the other 50% member, in the Sole Member. It is anticipated that Investors may purchase AAOF’s interest in the Le Meridien Tampa Sole Member, excluding a 1.0% interest that is anticipated to continue to be held by AAOF. It is anticipated that such purchase will occur prior to the end of 2016; however, Investors is not required to effect such purchase under the Le Meridien Tampa Mortgage Loan. At the time of such purchase, if any, it is anticipated that Investors will also repay the Member Loan in an amount up to $2,000,000. At closing, $10,000,000 of the loan proceeds were reserved for purchase of AAOF’s interest in the Le Meridien Tampa Sole Member and $1,446,740.95 was reserved for repayment of the Member Loan. There can be no assurance as to whether or not any such purchase or repayment will occur. In addition, the Le Meridien Tampa Master Tenant made an unsecured loan in the original principal amount of $3,034,144 to the Le Meridien Tampa Borrower (the “Master Tenant Loan”). Each of the Member Loan and the Master Tenant Loan is subject to a subordination and standstill agreement with the mortgage lender.

The Property. The Le Meridien Tampa Property is a five-story, full service hotel located in the central business district of Tampa, Florida. The improvements were originally constructed in 1905, served as a U.S. Federal Courthouse and Postal Station and were listed on the National Register of Historic Places in 1974. The Le Meridien Tampa Property, which is fronted with columns and a grand staircase entry, underwent a $25.3 million renovation in 2014 that preserved many of the original architectural elements, including the marble and terrazzo lobby as well as its oak door frames and crown moulding. The Le Meridien Tampa Property offers 130 contemporary guestrooms, Bizou Brasserie Restaurant and Lounge, Longitude Bar, and approximately 4,820 SF of meeting and event space. Other amenities include an outdoor pool, 24-hour fitness center and modern business center that features a historic judge’s bench as the primary work station. The Le Meridien Tampa Property is operated as a Le Meridien hotel pursuant to a franchise agreement from Starwood International, Inc. that expires June 16, 2034.

The Le Meridien Tampa Property is comprised of the Le Meridien Tampa Borrower’s interest in a ground lease from the City of Tampa that expires March 31, 2119 with the option for the lessee to terminate the ground leasehold after 60 years on March 31, 2073. The ground lease provides for an initial payment of $1 per annum for the first two years, $10,000 per annum for years three through 30, $15,000 per annum for years 31 through 60 and $25,000 per annum for the remaining 46-years. The ground lease is currently in its fourth year. As an inducement for the recent rehabilitation of the Le Meridien Tampa Property, the Le Meridien Tampa Borrower benefits from exemptions from portions of the county and city real estate tax liabilities. The exemptions began January 1, 2015 and continue through 2024. The 2016 estimated tax liability set forth in the appraisal is $202,644 and the estimated tax liability set forth in the appraisal upon the expiration of the exemption in 2025 is $413,866, and assumes no sale or transfer of ownership. There can be no assurance that actual tax liabilities will not exceed such estimates. The Master Sublease was executed to facilitate pass-through to the Le Meridien Tampa Master Tenant of income tax credit equal to 20% of the qualified rehabilitation expenditures (QRE) incurred during conversion of the designated historic property.

The Le Meridien Tampa Master Tenant is required to make rent payments that include fixed rent and supplemental rent to the Le Meridien Tampa Borrower. The master lease rent includes base rent of $300,000 plus supplemental rent of $2,304,750 in 2017, both of which increase annually, with base rent equaling $381,261 and supplemental rent equaling $3,172,890 in 2026. The Le Meridien Master Tenant is also required to pay operating expenses. Upon a foreclosure of or other realization upon the Le Meridien Tampa Mortgage Loan, the lender is not permitted to terminate the master lease prior to June 12, 2019.

The fee interest in the Le Meridien Tampa Property was deeded from the United States of America to the City of Tampa. The related deed contains a right of reverter in favor of the United States in the event of a violation of any of the covenants of the City of Tampa contained in the deed or violations of the Program of Preservation and Utilization (“PPU”). At loan origination, the City of Tampa delivered to the lender an estoppel representing that there are no defaults or non-compliance by the City with any of the terms, restrictions, reservations and/or conditions of the Deed or the PPU and the City has not received any notice of any violation of any of such terms, restrictions, reservations and/or conditions or any notice of exercise of the right of reverter by the United States. Such right of reverter is senior to the mortgage securing the Le Meridien Tampa Mortgage Loan, and if exercised could cause the issuing entity to lose its interest in the Le Meridien Tampa Property. See “Description of the Mortgage Pool—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Le Meridien Tampa(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(3)	72.0%	$136.96	$98.63	48.8%	$153.05	$74.61	67.7%	111.7%	75.7%
2015	73.5%	$145.56	$106.95	76.4%	$164.39	$125.56	104.0%	112.9%	117.4%
10/31/2016 TTM(4)	76.6%	$153.91	$117.90	76.7%	$174.12	$133.52	100.1%	113.1%	113.2%

Source: Industry report and underwritten operating statements.

(1)	The competitive set includes Crowne Plaza Tampa Westshore, Hilton Tampa Downtown, InterContinental Tampa, The Westin Tampa Harbour Island, Renaissance Tampa International Plaza Hotel and Autograph Collection Epicurean Hotel.

(2)	Based on the underwritten operating statements.

(3)	2014 reflects partial year operations as the Le Meridien Tampa Property underwent renovation into a hotel in 2014.

(4)	Occupancy, ADR, and RevPAR for the competitive set is as of the September 30, 2016 TTM, and as of October 31, 2016 TTM for the Le Meridien Tampa Property.

The Market. The Le Meridien Tampa Property is situated on a 1.01-acre site in Tampa, Florida, approximately 7.8 miles from the Tampa International Airport and occupies an entire city block off of North Florida Avenue within Tampa’s central business district, bordered by East Zack, East Twiggs and North Marion Streets. The Tampa, Florida central business district is served by Interstate 275, located one half-mile to the north and Selmon Expressway, located approximately one half-mile south of the Le Meridien Tampa Property, both major arterials providing regional access to St. Petersburg, Florida to the west and Lakeland, Florida to the east. The immediate area surrounding the Le Meridien Tampa Property consists of a mix of office, retail and entertainment uses, including the Tampa Convention Center, Amalie Arena, Channelside Bay Plaza, Port Tampa Bay, Tampa Museum of Art, and the Tampa Riverwalk, all of which are located less than one mile from the Le Meridien Tampa Property. Located just across the Hillsborough River are the Tampa General Hospital, the University of Tampa and Henry Plant Museum. Employment sectors in the Tampa MSA include professional and business services, education and health services, retail trade, and government. Major employers include MacDill Air Force Base, Verizon Communications, University of South Florida, Tampa General Hospital, JPMorgan Chase & Co., and St. Joseph’s Hospital. Multiple office towers, including the Rivergate Tower, BB&T Tower, Bank of America Plaza, SunTrust Financial Centre and Wells Fargo Center, are located within the Tampa, Florida central business district.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Le Meridien Tampa

Competitive properties to the Le Meridien Tampa Property are shown in the tables below:

Competitive Hotel Supply – Occupancy and Average Rate Comparison (Estimated)
Property	Year Built	Rooms	2014 Occ.	2014 Average ADR	2014 RevPAR	2015 Occ.	2015 Average ADR	2015 RevPAR	% Change Occ.	% Change Average ADR	% Change RevPAR
Le Meridien Tampa(1)(2)	1905	130	49%	$153.05	$74.61	76%	$164.39	$125.56	55.9%	7.4%	68.3%
Sheraton Tampa Riverwalk Hotel	1968	277	74%	$138.00	$102.12	73%	$148.00	$108.04	-1.4%	7.2%	5.8%
Embassy Suites by Hilton Tampa Downtown Convention Center	2006	360	77%	$150.00	$115.50	77%	$160.00	$123.20	0.0%	6.7%	6.7%
The Westin Tampa Harbour Island	1985	299	74%	$140.00	$103.60	74%	$152.00	$112.48	0.0%	8.6%	8.6%
Courtyard Tampa Downtown	1998	141	75%	$132.00	$99.00	75%	$145.00	$108.75	0.0%	9.8%	9.8%
Crowne Plaza Tampa Westshore	1970	222	73%	$105.00	$76.65	73%	$111.00	$81.03	0.0%	5.7%	5.7%
Renaissance Tampa International Plaza Hotel	2004	293	70%	$168.00	$117.60	70%	$180.00	$126.00	0.0%	7.1%	7.1%
Total/Wtd. Avg.(3)			72%	$142.35	$102.19	74%	$152.87	$112.93

Source: Appraisal and underwritten operating statements.

(1)	The Le Meridien Tampa Property underwent renovation into a hotel in 2014. 2015 reflects the first full year of operations.

(2)	Occ., ADR, and RevPAR for the Le Meridien Tampa Property are based on the underwritten operating statements.

(3)	Total/Wtd. Avg. include the Le Meridien Tampa Property

Competitive Hotel Supply – Demand Segments
Property Name	Commercial Demand %	Meeting & Group %	Leisure Demand %
Le Meridien Tampa	19%	27%	54%
Sheraton Tampa Riverwalk Hotel	25%	35%	40%
Embassy Suites by Hilton Tampa Downtown Convention Center	20%	50%	30%
The Westin Tampa Harbour Island	25%	40%	35%
Courtyard Tampa Downtown	40%	20%	40%
Crowne Plaza Tampa Westshore	20%	35%	45%
Renaissance Tampa International Plaza Hotel	30%	40%	30%

Source: Appraisal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32	Le Meridien Tampa

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Le Meridien Tampa Property.

Cash Flow Analysis(1)
	2015	10/31/2016 TTM	UW	UW per Room
Occupancy	76.4%	76.7%	76.7%
ADR	$164.39	$174.12	$174.12
RevPAR	$125.56	$133.52	$133.52

Rooms Revenue	$5,515,046	$6,353,007	$6,335,649	$48,736
Food & Beverage	$2,396,714	$2,618,429	$2,611,275	$20,087
Other Income(2)	$618,567	$709,096	$707,159	$5,440
Total Revenue(3)	$8,530,327	$9,680,532	$9,654,083	$74,262
Total Expenses(4)	$6,602,235	$6,724,280	$6,823,328	$52,487
Net Op. Income	$1,928,092	$2,956,252	$2,830,755	$21,775
FF&E	$341,213	$387,221	$386,163	$2,970
Net Cash Flow	$1,586,879	$2,569,031	$2,444,592	$18,805

NOI DSCR	1.12x	1.71x	1.64x
NCF DSCR	0.92x	1.49x	1.41x
NOI Debt Yield	8.0%	12.3%	11.8%
NCF Debt Yield	6.6%	10.7%	10.2%

(1)	The Le Meridien Tampa Property underwent renovation into a hotel in 2014. 2015 reflects the first full year of operations.

(2)	Other Income includes guest dry cleaning, service charges, gift shop, vending machine, cancellation fees and pet fees.

(3)	Underwritten Total Revenue reflects the operating revenue from the operations of the hotel located at the Le Meridien Tampa Property. The Le Meridien Tampa Borrower is entitled to receive the rents under the Master Sublease, and is not entitled to receive hotel revenues while the Master Sublease is in effect. The debt service coverage ratio and debt yield based on the Master Sublease base rent of $300,000 plus supplemental rent of $2,304,750 for the year 2017 is 1.51x and 10.9%, respectively.

(4)	The Le Meridien Tampa Property is subject to a tax exemption from the tax liability for Hillsborough County and the City of Tampa, which began on January 1, 2015, and will continue until December 31, 2024. Underwritten Total Expenses include the average of the estimated real estate tax liability over the next 15-year period. The 2016 estimated tax liability set forth in the appraisal is $202,644 and the estimated tax liability set forth in the appraisal upon the expiration of the exemption in 2025 is $413,866, and assumes no sale or transfer of ownership. There can be no assurance that actual tax liabilities will not exceed such estimates.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2016-C32

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following (or an affiliate thereof): Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), KeyBanc Capital Markets Inc. (together with its affiliates, “KeyBanc”), CIBC World Markets Corp. (together with its affiliates, “CIBCWM”), or Drexel Hamilton, LLC (together with its affiliates, “Drexel” and, collectively with BofA Merrill Lynch, Morgan Stanley, CIBCWM and KeyBanc, the “Underwriters”). This Term Sheet was not produced by an Underwriter’s research analyst, although it may refer to and Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This Term Sheet may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk of any Underwriter may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk Term Sheets are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this Term Sheet is subject to change, completion or amendment from time to time, and the information in this Term Sheet supersedes information in any other communication other than in any other Free Writing Prospectus relating to the securities referred to in this Term Sheet. This Term Sheet is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this Term Sheet may not be suitable for all investors. This Term Sheet has been prepared for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this Term Sheet. This Term Sheet does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this Term Sheet as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by one or more Underwriters that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

In the United Kingdom, this Term Sheet is only being distributed to, and is directed only at, persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals in accordance with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”)), or (ii) are high net worth companies, unincorporated associations, partnerships or trustees in accordance with Article 49(2) of the Order (all such persons together being referred to as “relevant persons”). This Term Sheet must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Term Sheet relates is available only to relevant persons and will be engaged in only with relevant persons.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, MORGAN STANLEY & CO. LLC, CIBC WORLD MARKETS CORP. AND DREXEL HAMILTON, LLC HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.